   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 15, 2007
                                                       Registration No. 811-9689
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                ---------------
                                   FORM N-1A
AMENDMENT NO. 38

TO THE REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940     [x]
                                ---------------
                            WELLS FARGO MASTER TRUST
                    (FORMERLY NAMED WELLS FARGO CORE TRUST)
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                               525 MARKET STREET
                            SAN FRANCISCO, CA 94105
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                                ---------------
       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (800) 643-9691
                                C. DAVID MESSMAN
                       WELLS FARGO FUNDS MANAGEMENT, LLC
                         525 MARKET STREET, 12TH FLOOR
                            SAN FRANCISCO, CA 94105
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                WITH A COPY TO:

                             MARCO E. ADELFIO, ESQ.
                            MORRISON & FOERSTER LLP
                          2000 PENNSYLVANIA AVE., N.W.
                             WASHINGTON, D.C. 20006

Explanatory Note: This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended, in order to make certain non-material changes to the portfolio manager section and make certain other changes to the Registration Statement. Beneficial interests in the Registrant have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[GRAPHIC APPEARS HERE]

                               FEBRUARY 15, 2007

                              Part A - Prospectus

WELLS FARGO ADVANTAGE FUNDS/SM/ -  WELLS FARGO MASTER TRUST

C&B Large Cap Value Portfolio

Disciplined Growth Portfolio

Diversified Fixed Income Portfolio

Diversified Stock Portfolio

Emerging Growth Portfolio

Equity Income Portfolio

Equity Value Portfolio

Index Portfolio

Inflation-Protected Bond Portfolio

International Core Portfolio

International Growth Portfolio

International Index Portfolio

International Value Portfolio

Large Cap Appreciation Portfolio

Large Company Growth Portfolio

Managed Fixed Income Portfolio

Money Market Portfolio

Small Cap Index Portfolio

Small Company Growth Portfolio

Small Company Value Portfolio

Stable Income Portfolio

Strategic Small Cap Value Portfolio

Total Return Bond Portfolio

NOTE: RESPONSES TO FORM N-1A ITEMS 1, 2, 3 AND 8 HAVE BEEN OMITTED PURSUANT TO PARAGRAPH (B)(2)(B) OF THE GENERAL INSTRUCTIONS TO FORM N-1A.

TABLE OF CONTENTS
--------------------------------------------------------------------------------

Overview of Wells Fargo Master Trust        2


--------------------------------------------------------------------------------

ITEM 4: INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS AND DISCLOSURE OF PORTFOLIO HOLDINGS

C&B Large Cap Value Portfolio                4
Disciplined Growth Portfolio                 6
Diversified Fixed Income Portfolio           7
Diversified Stock Portfolio                  8
Emerging Growth Portfolio                    9
Equity Income Portfolio                     11
Equity Value Portfolio                      13
Index Portfolio                             14
Inflation-Protected Bond Portfolio          15
International Core Portfolio                17
International Growth Portfolio              19
International Index Portfolio               21
International Value Portfolio               23
Large Cap Appreciation Portfolio            25
Large Company Growth Portfolio              26
Managed Fixed Income Portfolio              28
Money Market Portfolio                      30
Small Cap Index Portfolio                   31
Small Company Growth Portfolio              32
Small Company Value Portfolio               33
Stable Income Portfolio                     35
Strategic Small Cap Value Portfolio         36
Total Return Bond Portfolio                 38
Description of Principal Investment Risks   40

--------------------------------------------------------------------------------

ITEM 5: MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

About Wells Fargo Master Trust            46
The Investment Adviser                    46
The Sub-Advisers and Portfolio Managers   49

--------------------------------------------------------------------------------

ITEM 6: INTERESTHOLDER INFORMATION AND
ITEM 7: DISTRIBUTION ARRANGEMENTS

Pricing Portfolio Interests                     60
Purchasing Portfolio Interests                  62
Redeeming or Repurchasing Portfolio Interests   63
Distributions                                   64
Taxes                                           65

OVERVIEW OF WELLS FARGO MASTER TRUST
--------------------------------------------------------------------------------

Wells Fargo Master Trust (the Trust) is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the 1940 Act). The Trust is currently comprised of twenty-three separate series of portfolios (each a "Portfolio" and collectively the "Portfolios"), sixteen of which have a fiscal year-end of September 30 (September Portfolios), four of which have a fiscal year-end of May 31 (May Portfolios) and three of which have a fiscal year-end of February 28 (or February 29 as the case may be) (February Portfolios) as shown in the table below:

 FISCAL YEAR END                     PORTFOLIO
 SEPTEMBER 30                        C&B Large Cap Value Portfolio
                                     Disciplined Growth Portfolio
                                     Emerging Growth Portfolio
                                     Equity Income Portfolio
                                     Equity Value Portfolio
                                     Index Portfolio
                                     International Core Portfolio
                                     International Growth Portfolio
                                     International Index Portfolio
                                     International Value Portfolio
                                     Large Cap Appreciation Portfolio
                                     Large Company Growth Portfolio
                                     Small Cap Index Portfolio
                                     Small Company Growth Portfolio
                                     Small Company Value Portfolio
                                     Strategic Small Cap Value Portfolio

--------------------------------    -------------------------------------
 MAY 31                              Inflation-Protected Bond Portfolio
                                     Managed Fixed Income Portfolio
                                     Stable Income Portfolio
                                     Total Return Bond Portfolio

--------------------------------    -------------------------------------
 FEBRUARY 28 (OR FEBRUARY 29 AS      Diversified Fixed Income Portfolio
 THE CASE MAY BE)
                                     Diversified Stock Portfolio
                                     Money Market Portfolio

The Trust's Amended and Restated Declaration of Trust authorizes the Board of Trustees (the Board) to issue an unlimited number of beneficial interests (Interests) and to establish and designate such Interests into one or more Portfolios. Wells Fargo Funds Management, LLC ("Funds Management" or the "Adviser") serves as the investment adviser to each of the Portfolios. The Portfolios' Adviser is responsible for implementing the investment policies and guidelines for the Portfolios, and for supervising the sub-advisers who are responsible for the day-to-day portfolio management of the Portfolios. References to the Adviser also may be considered to be references to the individual sub-advisers who have day-to-day portfolio management responsibilities for the Portfolios, as applicable.

 2 OVERVIEW OF WELLS FARGO MASTER TRUST

ITEM 4: INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS AND DISCLOSURE OF PORTFOLIO HOLDINGS
--------------------------------------------------------------------------------

The investment objective of each Portfolio is non-fundamental, and may be changed by a vote of the Board. Percentages of the "Portfolio's net assets" are measured as percentages of net assets plus borrowings for investment purposes. The investment policy of the C&B Large Cap Value Portfolio, Diversified Fixed Income Portfolio, Diversified Stock Portfolio, Equity Income Portfolio, Equity Value Portfolio, Index Portfolio, Inflation-Protected Bond Portfolio, International Core Portfolio, International Index Portfolio, International Value Portfolio, Large Cap Appreciation Portfolio, Large Company Growth Portfolio, Managed Fixed Income Portfolio, Small Cap Index Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Stable Income Portfolio, Strategic Small Cap Value Portfolio and Total Return Bond Portfolio concerning "80% of the Portfolio's net assets" may be changed by the Board without interestholder approval, but interestholders would be given 60 days notice. The following pages contain the investment objectives, principal investment strategies, and related risks for each of the Portfolios.

                                                                        ITEM 4 3

C&B LARGE CAP VALUE PORTFOLIO
--------------------------------------------------------------------------------

INVESTMENT ADVISER
Wells Fargo Funds Management, LLC

SUB-ADVISER
Cooke & Bieler, L.P.

PORTFOLIO MANAGERS
Kermit S. Eck, CFA
Daren C. Heitman, CFA
Michael M. Meyer, CFA
James R. Norris
Edward W. O'Connor, CFA
R. James O'Neil, CFA
Mehul Trivedi, CFA

INVESTMENT OBJECTIVE
The C&B Large Cap Value Portfolio seeks maximum long-term total return (current income and capital appreciation), consistent with minimizing risk to principal.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENTS
Under normal circumstances, the Adviser invests:

o at least 80% of the Portfolio's net assets in equity securities of large-capitalization companies.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENT STRATEGIES
The Portfolio invests principally in equity securities of large-capitalization companies, which the Adviser defines as companies with market capitalizations of $3 billion or more. The Adviser manages a relatively focused portfolio of 30 to 50 companies that enables the Adviser to provide adequate diversification while allowing the composition and performance of the portfolio to behave differently than the market. Furthermore, the Adviser may use futures, options or swap agreements, as well as other derivatives, to manage risk or to enhance return.

The Adviser selects securities for the portfolio based on an analysis of a company's financial characteristics and an assessment of the quality of a company's management. In selecting a company, the Adviser considers criteria such as return on equity, balance sheet strength, industry leadership position and cash flow projections. The Adviser further narrows the universe of acceptable investments by undertaking intensive research including interviews with a company's top management, customers and suppliers. The Adviser believes its assessment of business quality and emphasis on valuation will protect the portfolio's assets in down markets, while its insistence on strength in leadership, financial condition and cash flow position will produce competitive results in all but the most speculative markets. The Adviser regularly reviews the investments of the portfolio and may sell a portfolio holding when it has achieved its valuation target, there is deterioration in the underlying fundamentals of the business, or the Adviser has identified a more attractive investment opportunity.

The Portfolio may hold some of its assets in cash or in money market instruments, including U.S. Government obligations, shares of other mutual funds and repurchase agreements, or make other short-term investments to either maintain liquidity or for short-term defensive purposes when the Adviser believes it is in the best interests of the shareholders to do so. During these periods, the Portfolio may not achieve its objective.

 4 C&B LARGE CAP VALUE PORTFOLIO

--------------------------------------------------------------------------------
PRINCIPAL RISK FACTORS
The Portfolio is primarily subject to the risks mentioned below.

   o Counter-Party Risk
   o Derivatives Risk
   o Issuer Risk
   o Leverage Risk
   o Liquidity Risk

   o Management Risk
   o Market Risk
   o Regulatory Risk
   o Value Style Investment Risk

These and other risks could cause you to lose money in your investment in the Portfolio and could adversely affect the Portfolio's net asset value , yield and total return. These risks are described in the "Description of Principal Investment Risks" section.

                                                 C&B LARGE CAP VALUE PORTFOLIO 5

DISCIPLINED GROWTH PORTFOLIO
--------------------------------------------------------------------------------

INVESTMENT ADVISER
Wells Fargo Funds Management, LLC

SUB-ADVISER
Smith Asset Group Management, LP

PORTFOLIO MANAGER
Stephen S. Smith, CFA

INVESTMENT OBJECTIVE
The Disciplined Growth Portfolio seeks long-term capital appreciation.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENTS
Under normal circumstances, the Adviser invests:

o at least 65% of the Portfolio's total assets in equity securities of large-capitalization companies.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENT STRATEGIES
The Portfolio invests primarily in the common stock of larger companies that, in the Adviser's view, possesses above-average potential for growth. The Adviser invests in a portfolio of securities with an average market capitalization greater than $5 billion. Furthermore, the Adviser may use futures, options or swap agreements, as well as other derivatives, to manage risk or to enhance return.

The Adviser seeks to identify growth companies that will report a level of corporate earnings that exceeds the level expected by investors. In seeking these companies, the Adviser uses both quantitative and fundamental analysis. The Adviser may consider, among other factors, changes of earnings estimates by investment analysts, the recent trend of company earnings reports, and an analysis of the fundamental business outlook for the company. The Adviser uses a variety of valuation measures to determine whether or not the share price already reflects any positive fundamentals that it has identified. The Adviser attempts to constrain the variability of the investment returns by employing risk control screens for price volatility, financial quality, and valuation. The Adviser may choose to sell a stock when a company exhibits deteriorating fundamentals or when the Adviser wishes to take advantage of a better opportunity. The Adviser's sell discipline dictates that a holding must be sold if a negative earnings surprise is forecasted, company officials guide investor opinion downward, a stock becomes overvalued, or a buyout is announced. Upon the sale of any security, all of the proceeds are fully reinvested in the single most attractive company not already in the portfolio, as determined by the Adviser's stock selection process.

The Portfolio may hold some of its assets in cash or in money market instruments, including U.S. Government obligations, shares of other mutual funds and repurchase agreements, or make other short-term investments to either maintain liquidity or for short-term defensive purposes when the Adviser believes it is in the best interests of the shareholders to do so. During these periods, the Portfolio may not achieve its objective.

--------------------------------------------------------------------------------
PRINCIPAL RISK FACTORS
The Portfolio is primarily subject to the risks mentioned below.

   o  Counter-Party Risk
   o  Derivatives Risk
   o  Growth Style Investment Risk
   o  Issuer Risk
   o  Leverage Risk

   o  Liquidity Risk
   o  Management Risk
   o  Market Risk
   o  Regulatory Risk

These and other risks could cause you to lose money in your investment in the Portfolio and could adversely affect the Portfolio's net asset value , yield and total return. These risks are described in the "Description of Principal Investment Risks" section.

 6 DISCIPLINED GROWTH PORTFOLIO

DIVERSIFIED FIXED INCOME PORTFOLIO
--------------------------------------------------------------------------------

INVESTMENT ADVISER
Wells Fargo Funds Management, LLC

SUB-ADVISER
SSgA Funds Management, Inc.

PORTFOLIO MANAGERS
Michael J. Brunell
Elya Schwartzman

INVESTMENT OBJECTIVE
The Diversified Fixed Income Portfolio seeks to approximate the total return of the fixed income portion of the Dow Jones Target Date Indexes.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENTS
Under normal circumstances, the Adviser invests:

o  at least 80% of the Portfolio's net assets in fixed income securities.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENT STRATEGIES
The Portfolio invests principally in securities comprising the fixed income portion of the Dow Jones Target Date Indexes. The Adviser attempts to achieve a correlation of at least 95% between the performance of the fixed income portion of the Dow Jones Target Date Indexes and the Portfolio's investment results, before expenses.

The Portfolio seeks to approximate, before expenses, the total return of the fixed income portion of the Dow Jones Target Date Indexes by investing in the securities that comprise the sub-indexes representing the fixed income asset class. The Portfolio uses an optimization process, which seeks to balance the replication of index performance and security transaction costs. Using a statistical sampling technique, the Portfolio purchases the most liquid securities in the index, in approximately the same proportion as the index. To replicate the performance of the less liquid securities, the Portfolio attempts to match the industry and risk characteristics of those securities, without incurring the transaction costs associated with purchasing every security in the index. This approach attempts to balance the goal of maximizing the replication of index performance, against the goal of trying to manage transaction costs.

The Portfolio may hold some of its assets in cash or in money market instruments, including U.S. Government obligations, shares of other mutual funds and repurchase agreements, or make other short-term investments to either maintain liquidity or for short-term defensive purposes when the Adviser believes it is in the best interests of the shareholders to do so. During these periods, the Portfolio may not achieve its objective.

--------------------------------------------------------------------------------
PRINCIPAL RISK FACTORS
The Portfolio is primarily subject to the risks mentioned below.

   o  Counter-Party Risk
   o  Currency Risk
   o  Debt Securities Risk
   o  Derivatives Risk
   o  Foreign Investment Risk
   o  Issuer Risk
   o  Leverage Risk

   o  Liquidity Risk
   o  Management Risk
   o  Market Risk
   o  Mortgage- and Asset-Backed Securities Risk
   o  Regulatory Risk
   o  U.S. Government Obligations Risk

These and other risks could cause you to lose money in your investment in the Portfolio and could adversely affect the Portfolio's net asset value , yield and total return. These risks are described in the "Description of Principal Investment Risks" section.

                                            DIVERSIFIED FIXED INCOME PORTFOLIO 7

DIVERSIFIED STOCK PORTFOLIO
--------------------------------------------------------------------------------

INVESTMENT ADVISER
Wells Fargo Funds Management, LLC

SUB-ADVISER
SSgA Funds Management, Inc.

PORTFOLIO MANAGERS
Lynn Blake, CFA
Dwayne Hancock, CFA

INVESTMENT OBJECTIVE
The Diversified Stock Portfolio seeks to approximate the total return of the equity portion of the Dow Jones Target Date Indexes.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENTS
Under normal circumstances, the Adviser invests:

o  at least 80% of the Portfolio's net assets in equity securities.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENT STRATEGIES
The Portfolio invests principally in securities comprising the equity portion of the Dow Jones Target Date Indexes. The Adviser attempts to achieve a correlation of at least 95% between the performance of the equity portion of the Dow Jones Target Date Indexes and the Portfolio's investment results, before expenses.

The Portfolio seeks to approximate, before expenses, the total return of the equity portion of the Dow Jones Target Date Indexes by investing in the securities that comprise the sub-indexes representing the equity asset class. The Portfolio uses an optimization process, which seeks to balance the replication of index performance and security transaction costs. Using a statistical sampling technique, the Portfolio purchases the most liquid securities in the index, in approximately the same proportion as the index. To replicate the performance of the less liquid securities, the Portfolio attempts to match the industry and risk characteristics of those securities, without incurring the transaction costs associated with purchasing every security in the index. This approach attempts to balance the goal of maximizing the replication of index performance, against the goal of trying to manage transaction costs.

The Portfolio may hold some of its assets in cash or in money market instruments, including U.S. Government obligations, shares of other mutual funds and repurchase agreements, or make other short-term investments to either maintain liquidity or for short-term defensive purposes when the Adviser believes it is in the best interests of the shareholders to do so. During these periods, the Portfolio may not achieve its objective.

--------------------------------------------------------------------------------
PRINCIPAL RISK FACTORS
The Portfolio is primarily subject to the risks mentioned below.

   o  Counter-Party Risk
   o  Emerging Markets Risk
   o  Foreign Investment Risk
   o  Issuer Risk
   o  Leverage Risk

   o  Liquidity Risk
   o  Management Risk
   o  Market Risk
   o  Regulatory Risk
   o  Small Company Securities Risk

These and other risks could cause you to lose money in your investment in the Portfolio and could adversely affect the Portfolio's net asset value , yield and total return. These risks are described in the "Description of Principal Investment Risks" section.

 8 DIVERSIFIED STOCK PORTFOLIO

EMERGING GROWTH PORTFOLIO
--------------------------------------------------------------------------------

INVESTMENT ADVISER
Wells Fargo Funds Management, LLC

SUB-ADVISER
Wells Capital Management Incorporated

PORTFOLIO MANAGERS
Brandon M. Nelson, CFA
Thomas C. Ognar, CFA
Bruce C. Olson, CFA

INVESTMENT OBJECTIVE
The Emerging Growth Portfolio seeks long-term capital appreciation.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENTS
Under normal circumstances, the Adviser invests:

o at least 80% of the Fund's total assets in equity securities of small-capitalization companies; and

o up to 25% of the Fund's total assets in equity securities of foreign issuers through ADRs and similar investments.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENT STRATEGIES
The Portfolio invests principally in equity securities of small-capitalization companies that the Adviser believes have prospects for robust and sustainable growth of revenues and earnings. The Adviser defines small-capitalization companies as those with market capitalizations of $3 billion or less. The Adviser may also invest in equity securities of foreign issuers through ADRs and similar investments. Furthermore, the Adviser may use futures, options or swap agreements, as well as other derivatives, to manage risk or to enhance return.

The Adviser seeks small-capitalization companies that are in an emerging phase of their life cycle. We believe these companies have prospects for robust and sustainable growth in earnings and revenue and their stock may benefit from positive revisions to earnings and revenue forecasts made by Wall Street analysts. Positive revisions are important because the Adviser believes identifying and successfully anticipating those revisions can lead to stock outperformance. To find growth and anticipate positive revisions, the Adviser uses bottom-up research, emphasizing companies whose management teams have histories of successfully executing their strategies and whose business models have sufficient profit potential. The Adviser combines that fundamental analysis with its assessment of the market's sentiment toward the stocks of these companies to form an investment decision. The Adviser may invest in any sector, and at times, the Adviser may emphasize one or more particular sectors. The Adviser may sell a company's stock when it sees deterioration in fundamentals that causes it to become suspicious of a company's prospective growth profile or when it sees a lack of positive revisions to revenue and earnings. Depending on the circumstances, the Adviser may also sell or trim a portfolio position when it sees market sentiment turn negative on a stock held in the portfolio. The Adviser considers its sell discipline a critical and value-added part of its process. The Adviser may actively trade portfolio securities.

The Portfolio may hold some of its assets in cash or in money market instruments, including U.S. Government obligations, shares of other mutual funds and repurchase agreements, or make other short-term investments to either maintain liquidity or for short-term defensive purposes when the Adviser believes it is in the best interests of the shareholders to do so. During these periods, the Portfolio may not achieve its objective.

                                                     EMERGING GROWTH PORTFOLIO 9

--------------------------------------------------------------------------------
PRINCIPAL RISK FACTORS
The Portfolio is primarily subject to the risks mentioned below.

   o Active Trading Risk
   o Counter-Party Risk
   o Derivatives Risk
   o Foreign Investment Risk
   o Growth Style Investment Risk
   o Issuer Risk

   o Leverage Risk
   o Liquidity Risk
   o Management Risk
   o Market Risk
   o Regulatory Risk
   o Small Company Securities Risk

These and other risks could cause you to lose money in your investment in the Portfolio and could adversely affect the Portfolio's net asset value , yield and total return. These risks are described in the "Description of Principal Investment Risks" section.

 10 EMERGING GROWTH PORTFOLIO

EQUITY INCOME PORTFOLIO
--------------------------------------------------------------------------------

INVESTMENT ADVISER
Wells Fargo Funds Management, LLC

SUB-ADVISER
Wells Capital Management Incorporated

PORTFOLIO MANAGERS
Gary J. Dunn, CFA
Robert M. Thornburg

INVESTMENT OBJECTIVE
The Equity Income Portfolio seeks long-term capital appreciation and dividend income.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENTS
Under normal circumstances, the Adviser invests:

o at least 80% of the Portfolio's net assets in income-producing equity securities of large-capitalization companies.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENT STRATEGIES
The Portfolio invests principally in equity securities of large-capitalization companies, which the Adviser defines as companies with market capitalizations of $3 billion or more. Furthermore, the Adviser may use futures, options or swap agreements, as well as other derivatives, to manage risk or to enhance return.

The Adviser focuses on identifying companies that the Adviser believes has exceptional valuations, above-market earnings growth, as well as consistency of dividend income and growth of the dividend. The Adviser's screening process to identify such premier companies involves a search by market capitalization, dividend income, and stability of earnings to refine its selection universe. Additionally, the Adviser screens for valuation by utilizing a comparative valuation tool that ranks a company's stock against a universe of other companies. This process helps the Adviser identify undervalued stocks and allows it to focus its fundamental research on stocks that appear to offer exceptional investment opportunities. The Adviser's fundamental research includes in-depth financial statement analysis that includes looking at a company's operating characteristics such as earnings and cash flow prospects, profit margin trends, and consistency of revenue growth. Other standard valuation measures are applied to this select group of stocks, such as price to earnings, price to book, price to sales and price to cash flow ratios, both on an absolute and on a relative basis. The Adviser believes that its focus on valuation, capitalization size, consistency, and dividend yield all combine to produce a diversified portfolio of high quality stocks. Because few companies meet the Adviser's select screening criteria, the Adviser generally follows a low turnover approach and typically will only sell a stock if it no longer fits its criteria for a premier company.

The Portfolio may hold some of its assets in cash or in money market instruments, including U.S. Government obligations, shares of other mutual funds and repurchase agreements, or make other short-term investments to either maintain liquidity or for short-term defensive purposes when the Adviser believes it is in the best interests of the shareholders to do so. During these periods, the Portfolio may not achieve its objective.

                                                      EQUITY INCOME PORTFOLIO 11

--------------------------------------------------------------------------------
PRINCIPAL RISK FACTORS
The Portfolio is primarily subject to the risks mentioned below.

   o Counter-Party Risk
   o Derivatives Risk
   o Issuer Risk
   o Leverage Risk
   o Liquidity Risk

   o Management Risk
   o Market Risk
   o Regulatory Risk
   o Value Style Investment Risk

These and other risks could cause you to lose money in your investment in the Portfolio and could adversely affect the Portfolio's net asset value , yield and total return. These risks are described in the "Description of Principal Investment Risks" section.

 12 EQUITY INCOME PORTFOLIO

EQUITY VALUE PORTFOLIO
--------------------------------------------------------------------------------

INVESTMENT ADVISER
Wells Fargo Funds Management, LLC

SUB-ADVISER
Systematic Financial Management, LP

PORTFOLIO MANAGERS
D. Kevin McCreesh, CFA
Ronald M. Mushock, CFA

INVESTMENT OBJECTIVE
The Equity Value Portfolio seeks long-term capital appreciation.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENTS
Under normal circumstances, the Adviser invests:

o at least 80% of the Portfolio's net assets in equity securities of large-capitalization companies.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENT STRATEGIES
The Adviser invests principally in equity securities of large-capitalization companies, which the Adviser defines as companies with market capitalizations of $3 billion or more. Furthermore, the Adviser may use futures, options or swap agreements, as well as other derivatives, to manage risk or to enhance return.

In making investment decisions for the Portfolio, the Adviser applies a fundamentals-driven, company-specific analysis. As part of the analysis, the Adviser evaluates criteria such as price to earnings, price to book, and price to sales ratios, and cash flow. The Adviser also evaluates the companies' sales and expense trends, changes in earnings estimates and market position, as well as the industry outlook. The Adviser looks for catalysts that could positively, or negatively, affect prices of current and potential companies for the Portfolio. Additionally, the Adviser seeks confirmation of earnings potential before investing in a security. The Adviser also applies a rigorous screening process to manage the Portfolio's overall risk profile. The Adviser generally considers selling a stock when it has achieved its valuation target, when the issuer's business fundamentals have deteriorated, or if the potential for positive change is no longer evident. The Adviser may actively trade portfolio securities.

The Portfolio may hold some of its assets in cash or in money market instruments, including U.S. Government obligations, shares of other mutual funds and repurchase agreements, or make other short-term investments to either maintain liquidity or for short-term defensive purposes when the Adviser believe it is in the best interests of the shareholders to do so. During these periods, the Portfolio may not achieve its objective.

--------------------------------------------------------------------------------
PRINCIPAL RISK FACTORS
The Portfolio is primarily subject to the risks mentioned below.

   o  Active Trading Risk
   o  Counter-Party Risk
   o  Derivatives Risk
   o  Issuer Risk
   o  Leverage Risk

   o  Liquidity Risk
   o  Management Risk
   o  Market Risk
   o  Regulatory Risk
   o  Value Style Investment Risk

These and other risks could cause you to lose money in your investment in the Portfolio and could adversely affect the Portfolio's net asset value , yield and total return. These risks are described in the "Description of Principal Investment Risks" section.

                                                       EQUITY VALUE PORTFOLIO 13

INDEX PORTFOLIO
--------------------------------------------------------------------------------

INVESTMENT ADVISER
Wells Fargo Funds Management, LLC

SUB-ADVISER
Wells Capital Management Incorporated

PORTFOLIO MANAGER
Gregory T. Genung, CFA

INVESTMENT OBJECTIVE
The Index Portfolio seeks to replicate the total return of the Standard & Poor's 500 Composite Stock Index (the "S&P 500 Index"), before expenses.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENTS
Under normal circumstances, the Adviser invests:

o at least 80% of the Portfolio's net assets in a diversified portfolio of equity securities designed to replicate the holdings and weightings of the stocks comprising the S&P 500 Index.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENT STRATEGIES
The Portfolio invests in substantially all of the common stocks comprising the S&P 500 Index and attempts to achieve at least a 95% correlation between the performance of the S&P 500 Index and the Portfolio's investment results, before expenses. This correlation is sought regardless of market conditions.

A precise duplication of the performance of the S&P 500 Index would mean that the net asset value ("NAV") of Interests, including dividends and capital gains, would increase or decrease in exact proportion to changes in the S&P 500 Index. Such a 100% correlation is not feasible. The Adviser's ability to track the performance of the S&P 500 Index may be affected by, among other things, transaction costs and shareholder purchases and redemptions. The Adviser continuously monitors the performance and composition of the S&P 500 Index and adjusts the Portfolio's securities as necessary to reflect any changes to the S&P 500 Index and to maintain a 95% or better performance correlation, before expenses.

Furthermore, the Adviser may use futures, options or swap agreements, as well as other derivatives, to manage risk or to enhance return.

The Portfolio may hold some of its assets in cash or in money market instruments, including U.S. Government obligations, shares of other mutual funds and repurchase agreements, or make other short-term investments to either maintain liquidity or for short-term defensive purposes when the Adviser believe it is in the best interests of the shareholders to do so. During these periods, the Portfolio may not achieve its objective.

--------------------------------------------------------------------------------
PRINCIPAL RISK FACTORS
The Portfolio is primarily subject to the risks mentioned below.

   o  Counter-Party Risk
   o  Derivatives Risk
   o  Index Tracking Risk
   o  Issuer Risk
   o  Leverage Risk

   o  Liquidity Risk
   o  Management Risk
   o  Market Risk
   o  Regulatory Risk

These and other risks could cause you to lose money in your investment in the Portfolio and could adversely affect the Portfolio's net asset value , yield and total return. These risks are described in the "Description of Principal Investment Risks" section.

 14 INDEX PORTFOLIO

INFLATION-PROTECTED BOND PORTFOLIO
--------------------------------------------------------------------------------

INVESTMENT ADVISER
Wells Fargo Funds Management, LLC

SUB-ADVISER
Wells Capital Management, Inc.

PORTFOLIO MANAGERS
Michael J. Bray, CFA
Jay N. Mueller, CFA

INVESTMENT OBJECTIVE
The Inflation-Protected Bond Portfolio seeks total return, consisting of income and capital appreciation, while providing protection against inflation.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENTS
Under normal circumstances, the Adviser invests:

o at least 80% of the Portfolio's net assets in inflation-protected debt securities issued or guaranteed by the U.S. Treasury, U.S. Government agencies or government-sponsored entities; and

o up to 20% of the Portfolio's net assets in adjustable or variable rate debt securities, including mortgage- and asset-backed securities.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENT STRATEGIES
The Portfolio invests principally in inflation-protected debt securities issued or guaranteed by the U.S. Treasury, U.S. Government agencies or government-sponsored entities. The Adviser will purchase only securities that are rated, at the time of purchase, within the two highest rating categories assigned by a Nationally Recognized Statistical Ratings Organization, or are deemed by us to be of comparable quality. The Adviser may also use futures, options or swap agreements, as well as other derivatives, to manage risk or to enhance return.

The Adviser generally will purchase securities that the Adviser believes have strong relative value based on an analysis of a security's characteristics (such as its principal value, coupon rate, maturity, duration and yield) in light of the current market environment. The Adviser may sell a security due to changes in our outlook, as well as changes in portfolio strategy or cash flow needs. A security may also be sold and replaced with one that presents a better value or risk/reward profile. The Adviser may actively trade portfolio securities.

The Portfolio may hold some of its assets in cash or in money market instruments, including U.S. Government obligations, shares of other mutual funds and repurchase agreements, or make other short-term investments to either maintain liquidity or for short-term defensive purposes when the Adviser believes it is in the best interests of the shareholders to do so. During these periods, the Portfolio may not achieve its objective.

                                           INFLATION-PROTECTED BOND PORTFOLIO 15

--------------------------------------------------------------------------------
PRINCIPAL RISK FACTORS
The Portfolio is primarily subject to the risks mentioned below.

   o Active Trading Risk
   o Counter-Party Risk
   o Debt Securities Risk
   o Derivatives Risk
   o Inflation-Protected Debt Securities Risk
   o Issuer Risk
   o Leverage Risk

   o Liquidity Risk
   o Management Risk
   o Market Risk
   o Mortgage- and Asset-Backed Securities Risk
   o Regulatory Risk
   o U.S. Government Obligations Risk

These and other risks could cause you to lose money in your investment in the Portfolio and could adversely affect the Portfolio's net asset value , yield and total return. These risks are described in the "Description of Principal Investment Risks" section.

 16 INFLATION-PROTECTED BOND PORTFOLIO

INTERNATIONAL CORE PORTFOLIO
--------------------------------------------------------------------------------

INVESTMENT ADVISER
Wells Fargo Funds Management, LLC

SUB-ADVISER
New Star Institutional Managers Limited

PORTFOLIO MANAGERS
Mark Beale
Brian Coffey
Richard Lewis

INVESTMENT OBJECTIVE
The International Core Portfolio seeks long-term capital appreciation.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENTS
Under normal circumstances, the Adviser invests:

o  at least 80% of the Portfolio's net assets in equity securities; and

o up to 20% of the Portfolio's total assets in emerging markets equity securities.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENT STRATEGIES
The Adviser invests principally in equity securities of non-U.S companies with strong growth potential and that offer good relative values. These companies typically have distinct competitive advantages, high or improving returns on invested capital, and a potential for positive earnings surprises. The Adviser invests primarily in developed countries, but may invest in emerging markets. Furthermore, the Adviser may use futures, options or swap agreements, as well as other derivatives, to manage risk or to enhance return.

The Adviser follows a two-phase investment process. In the first phase, the Adviser conducts bottom-up research on international growth and value stocks using a combination of company visits, broker research, analyst meetings and financial databases. All stocks considered for purchase are analyzed using an "Economic Value Added" (EVA) methodology, which seeks to identify the factors driving company profitability, such as cost of capital and net operating margin. EVA is a performance measure that provides an estimate of the economic profit of a company by measuring the amount by which earnings exceed or fall short of the required minimum rate of return that could be generated by investing in other securities of comparable risk. In the second phase of the investment process, investment recommendations are combined with sector and country considerations for final stock selections. After a review of fundamentals of all stocks owned, the Adviser may choose to sell a holding when it no longer offers favorable growth prospects or to take advantage of a better investment opportunity. The Adviser reserves the right to hedge the Portfolio's foreign currency exposure by purchasing or selling currency futures and foreign currency forward contracts. However, under normal circumstances, the Adviser will not engage in extensive foreign currency hedging.

The Portfolio may hold some of its assets in cash or in money market instruments, including U.S. Government obligations, shares of other mutual funds and repurchase agreements, or make other short-term investments to either maintain liquidity or for short-term defensive purposes when the Adviser believes it is in the best interests of the shareholders to do so. During these periods, the Portfolio may not achieve its objective.

                                                 INTERNATIONAL CORE PORTFOLIO 17

--------------------------------------------------------------------------------
PRINCIPAL RISK FACTORS
The Portfolio is primarily subject to the risks mentioned below.

   o Counter-Party Risk
   o Currency Risk
   o Derivatives Risk
   o Emerging Markets Risk
   o Issuer Risk
   o Leverage Risk

   o Liquidity Risk
   o Management Risk
   o Market Risk
   o Non-U.S. Securities Risk
   o Regulatory Risk
   o Small Company Securities Risk

These and other risks could cause you to lose money in your investment in the Portfolio and could adversely affect the Portfolio's net asset value , yield and total return. These risks are described in the "Description of Principal Investment Risks" section.

 18 INTERNATIONAL CORE PORTFOLIO

INTERNATIONAL GROWTH PORTFOLIO
--------------------------------------------------------------------------------

INVESTMENT ADVISER
Wells Fargo Funds Management, LLC

SUB-ADVISER
Artisan Partners Limited Partnership

PORTFOLIO MANAGER
Mark L. Yockey, CFA

INVESTMENT OBJECTIVE
The International Growth Portfolio seeks long-term capital appreciation.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENTS
Under normal circumstances, the Adviser invests:

o at least 80% of the Portfolio's total assets in equity securities of non-U.S. companies; and

o  up to 20% of the Fund's total assets in emerging markets equity securities.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENT STRATEGIES
The Adviser invests primarily in developed countries, but may invest in emerging markets. Furthermore, the Adviser may use futures, options or swap agreements, as well as other derivatives, to manage risk or to enhance return.

The Adviser uses a bottom-up investment process described below to construct a portfolio of international growth companies, focusing on industries or themes that the Adviser believes present accelerating growth prospects. Company visits are a key component of the Adviser's investment process, providing an opportunity to develop an understanding of a company, its management and its current and future strategic plans. Company visits also provide an opportunity to identify, validate or disprove an investment theme. Particular emphasis is placed on researching well-managed companies with dominant or increasing market shares that the Adviser believes may lead to sustained earnings growth. The Adviser pays careful attention to valuation relative to a company's market or global industry in choosing investments. Securities purchased are generally those believed to offer the most compelling potential earnings growth relative to their valuation. The Adviser may choose to sell a stock when a company exhibits deteriorating fundamentals, changing circumstances affect the original reasons for its purchase, or the Adviser chooses to take advantage of a better opportunity. The Adviser reserves the right to hedge the Portfolio's foreign currency exposure by purchasing or selling currency futures and foreign currency forward contracts. However, under normal circumstances, the Adviser will not engage in extensive foreign currency hedging..

The Portfolio may hold some of its assets in cash or in money market instruments, including U.S. Government obligations, shares of other mutual funds and repurchase agreements, or make other short-term investments to either maintain liquidity or for short-term defensive purposes when the Adviser believe it is in the best interests of the shareholders to do so. During these periods, the Portfolio may not achieve its objective.

                                               INTERNATIONAL GROWTH PORTFOLIO 19

--------------------------------------------------------------------------------
PRINCIPAL RISK FACTORS
The Portfolio is primarily subject to the risks mentioned below.

   o Counter-Party Risk
   o Currency Risk
   o Derivatives Risk
   o Emerging Markets Risk
   o Growth Style Investment Risk
   o Issuer Risk
   o Leverage Risk

   o Liquidity Risk
   o Management Risk
   o Market Risk
   o Non-U.S. Securities Risk
   o Regulatory Risk
   o Value Style Investment Risk

These and other risks could cause you to lose money in your investment in the Portfolio and could adversely affect the Portfolio's net asset value , yield and total return. These risks are described in the "Description of Principal Investment Risks" section.

 20 INTERNATIONAL GROWTH PORTFOLIO

INTERNATIONAL INDEX PORTFOLIO
--------------------------------------------------------------------------------

INVESTMENT ADVISER
Wells Fargo Funds Management, LLC

SUB-ADVISER
SSgA Funds Management Inc.

PORTFOLIO MANAGERS
Lynn Blake, CFA
Dwayne Hancock, CFA

INVESTMENT OBJECTIVE
The International Index Portfolio seeks to approximate the total return of an international portfolio of common stocks represented by the Morgan Stanley Capital International Europe, Australia, Far East Index (the "MSCI EAFE Index," or the "Index") before expenses.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENTS
Under normal circumstances, the Adviser invests:

o at least 80% of the Portfolio's net assets in equity securities comprising the MSCI EAFE Index.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENT STRATEGIES
The Adviser considers investments that provide substantially similar exposure to securities comprising the MSCI EAFE Index. Furthermore, the Adviser may use futures, options or swap agreements, as well as other derivatives, to manage risk or to enhance return. The Adviser attempts to achieve a correlation of at least 95% between the performance of the MSCI EAFE Index and the Adviser's investment results, before expenses. This correlation is sought regardless of market conditions.

A precise duplication of the performance of the MSCI EAFE Index would mean that the net asset value ("NAV") of Interests, including dividends and capital gains would increase and decrease in exact proportion to changes in the MSCI EAFE Index. Such a 100% correlation is not feasible. The Adviser's ability to track the performance of the MSCI EAFE Index may be affected by, among other things: the Portfolio's expenses; the amount of cash and cash equivalents held by the Portfolio; the manner in which the performance of the MSCI EAFE Index is calculated; the size of the Portfolio's investment portfolio; and the timing, frequency and size of interestholder purchases and redemptions. The Adviser uses cash flows from interestholder purchase and redemption activity to maintain, to the extent feasible, the similarity of its performance to that of the MSCI EAFE Index. The Adviser regularly monitors the Portfolio's correlation to the MSCI EAFE Index and adjusts the Portfolio's investments to the extent necessary to pursue a performance correlation of at least 95% with the Index. Inclusion of a security in the MSCI EAFE Index in no way implies an opinion by Morgan Stanley as to its attractiveness as an investment. The Adviser reserves the right to hedge the Portfolio's foreign currency exposure by purchasing or selling currency futures and foreign currency forward contracts. However, under normal circumstances, the Adviser will not engage in extensive foreign currency hedging.

The Portfolio may hold some of its assets in cash or in money market instruments, including U.S. Government obligations, shares of other mutual funds and repurchase agreements, or make other short-term investments to maintain liquidity when the Adviser believes it is in the best interests of the shareholders to do so. During these periods, the Portfolio may not achieve its objective.

                                                INTERNATIONAL INDEX PORTFOLIO 21

--------------------------------------------------------------------------------
PRINCIPAL RISK FACTORS
The Portfolio is primarily subject to the risks mentioned below.

   o Counter-Party Risk
   o Currency Risk
   o Derivatives Risk
   o Emerging Markets Risk
   o Index Tracking Risk
   o Issuer Risk

   o Leverage Risk
   o Liquidity Risk
   o Management Risk
   o Market Risk
   o Non-U.S. Securities Risk
   o Regulatory Risk

These and other risks could cause you to lose money in your investment in the Portfolio and could adversely affect the Portfolio's net asset value , yield and total return. These risks are described in the "Description of Principal Investment Risks" section.

 22 INTERNATIONAL INDEX PORTFOLIO

INTERNATIONAL VALUE PORTFOLIO
--------------------------------------------------------------------------------

INVESTMENT ADVISER
Wells Fargo Funds Management, LLC

SUB-ADVISER
LSV Asset Management

PORTFOLIO MANAGERS
Josef Lakonishok
Puneet Mansharamani
Menno Vermeulen, CFA
Robert W. Vishny

INVESTMENT OBJECTIVE
The International Value Portfolio seeks long-term capital appreciation.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENTS
Under normal circumstances, the Adviser invests:

o at least 80% of the Portfolio's net assets in equity securities of non-U.S. companies.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENT STRATEGIES
The Adviser invests principally in the equity securities of non-U.S. companies. The Adviser may use futures, options or swap agreements, as well as other derivatives, to manage risk or to enhance return.

The Adviser invests in equity securities of non-U.S. companies which the Adviser believes are undervalued in the marketplace at the time of purchase and show recent positive signals, such as an appreciation in prices and increase in earnings. Factors the Adviser considers in determining undervaluation include dividend yield, earnings relative to price, cash flow relative to price and book value relative to market value. The Adviser believes that these securities have the potential to produce future returns if their future growth exceeds the market's low expectations. The Adviser uses a quantitative investment model to make investment decisions for the Portfolio. The investment model is designed to take advantage of judgmental biases that influence the decisions of many investors, such as the tendency to develop a "mindset" about a company or to wrongly equate a good company with a good investment irrespective of price. The investment model ranks securities based on fundamental measures of value (such as the dividend yield) and indicators of near-term recovery (such as recent price appreciation). This investment strategy seeks to control overall portfolio risk while maximizing the expected return. A stock is typically sold if the model indicates a decline in its ranking or if a stock's relative portfolio weight has appreciated significantly (relative to the benchmark). The Adviser reserves the right to hedge the Portfolio's foreign currency exposure by purchasing or selling currency futures and foreign currency forward contracts. However, under normal circumstances, the Adviser will not engage in extensive foreign currency hedging.

The Portfolio may hold some of its assets in cash or in money market instruments, including U.S. Government obligations, shares of other mutual funds and repurchase agreements, or make other short-term investments to either maintain liquidity or for short-term defensive purposes when the Adviser believes it is in the best interests of the shareholders to do so. During these periods, the Portfolio may not achieve its objective.

                                                INTERNATIONAL VALUE PORTFOLIO 23

--------------------------------------------------------------------------------
PRINCIPAL RISK FACTORS
The Portfolio is primarily subject to the risks mentioned below.

   o Counter-Party Risk
   o Currency Risk
   o Derivatives Risk
   o Issuer Risk
   o Leverage Risk
   o Liquidity Risk

   o Management Risk
   o Market Risk
   o Non-U.S. Securities Risk
   o Regulatory Risk
   o Small Company Securities Risk
   o Value Style Investment Risk

These and other risks could cause you to lose money in your investment in the Portfolio and could adversely affect the Portfolio's net asset value , yield and total return. These risks are described in the "Description of Principal Investment Risks" section.

 24 INTERNATIONAL VALUE PORTFOLIO

LARGE CAP APPRECIATION PORTFOLIO
--------------------------------------------------------------------------------

INVESTMENT ADVISER
Wells Fargo Funds Management, LLC

SUB-ADVISER
Cadence Capital Management LLC

PORTFOLIO MANAGERS
William B. Bannick, CFA
Robert L. Fitzpatrick, CFA
Michael J. Skillman

INVESTMENT OBJECTIVE
The Large Cap Appreciation Portfolio seeks long-term capital appreciation.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENTS
Under normal circumstances, the Adviser invests:

o at least 80% of the Portfolio's net assets in equity securities of large-capitalization companies.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENT STRATEGIES
The Adviser invests principally in equity securities of large-capitalization companies, which the Adviser defines as companies with market capitalizations of $3 billion or more. Furthermore, the Adviser may use futures, options or swap agreements, as well as other derivatives, to manage risk or to enhance return.

In making investment decisions for the Portfolio, the Adviser considers companies in the Russell 1000 Index and the S&P 500 Index. The Adviser ranks the stocks in this universe based upon a number of growth criteria, such as the change in consensus earnings estimates over time, the company's history of meeting earnings targets and improvements in return on equity. Stocks are also evaluated based on certain valuation criteria, such as earnings quality and price to earnings ratios. The most competitively ranked stocks are then subjected to an analysis of company fundamentals, such as management strength, competitive industry position, business prospects, and financial statement data, such as earnings, cash flows and profitability. The Adviser re-ranks the universe frequently in an effort to consistently achieve a favorable balance of growth and valuation characteristics for the Portfolio. The Adviser may sell a stock when company or industry fundamentals deteriorate, when a company has negative earnings surprises, or when company management lowers expectations for sales or earnings. As a risk control measure, the Adviser may reduce its allocation to a particular stock if the Adviser sees that its weighting in the Portfolio has become excessive in its view. The Adviser may actively trade portfolio securities.

The Portfolio may hold some of its assets in cash or in money market instruments, including U.S. Government obligations, shares of other mutual funds and repurchase agreements, or make other short-term investments to either maintain liquidity or for short-term defensive purposes when the Adviser believes it is in the best interests of the shareholders to do so. During these periods, the Portfolio may not achieve its objective.

--------------------------------------------------------------------------------
PRINCIPAL RISK FACTORS
The Portfolio is primarily subject to the risks mentioned below.

   o  Active Trading Risk
   o  Counter-Party Risk
   o  Derivatives Risk
   o  Growth Style Investment Risk
   o  Issuer Risk

   o  Leverage Risk
   o  Liquidity Risk
   o  Management Risk
   o  Market Risk
   o  Regulatory Risk

These and other risks could cause you to lose money in your investment in the Portfolio and could adversely affect the Portfolio's net asset value , yield and total return. These risks are described in the "Description of Principal Investment Risks" section.

                                             LARGE CAP APPRECIATION PORTFOLIO 25

LARGE COMPANY GROWTH PORTFOLIO
--------------------------------------------------------------------------------

INVESTMENT ADVISER
Wells Fargo Funds Management, LLC

SUB-ADVISER
Peregrine Capital Management, Inc.

PORTFOLIO MANAGERS
John S. Dale, CFA
Gary E. Nussbaum, CFA

INVESTMENT OBJECTIVE
The Large Company Growth Portfolio seeks long-term capital appreciation.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENTS
Under normal circumstances, the Adviser invests:

o at least 80% of the Portfolio's net assets in equity securities of large-capitalization companies; and

o up to 20% of the Portfolio's total assets in equity securities of foreign issuers through ADRs and similar investments.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENT STRATEGIES
The Adviser invests principally in equity securities, focusing on approximately 30 to 50 large-capitalization companies that the Adviser believes have favorable growth potential. However, the Adviser normally does not invest more than 10% of the Portfolio's total assets in the securities of a single issuer. The Adviser defines large-capitalization companies as those with market capitalizations of $3 billion or more. The Adviser may also invest in foreign securities through ADRs and similar investments. Furthermore, the Adviser may use futures, options or swap agreements, as well as other derivatives, to manage risk or to enhance return.

In selecting securities for the Portfolio, the Adviser seeks companies that the Adviser believes are able to sustain rapid earnings growth and high profitability over a long time horizon. The Adviser seeks companies that have high quality fundamental characteristics, including: dominance in their niche or industry; low cost producers; low levels of leverage; potential for high and defensible returns on capital;and management and a culture committed to sustained growth. The Adviser utilizes a bottom-up approach to identify companies that are growing sustainable earnings at least 50% faster than the average of the companies comprising the S&P 500 Index. The Adviser may sell a holding if the Adviser believes it no longer will produce anticipated growth and profitability, or if the security is no longer favorably valued.

The Portfolio may hold some of its assets in cash or in money market instruments, including U.S. Government obligations, shares of other mutual funds and repurchase agreements, or make other short-term investments to either maintain liquidity or for short-term defensive purposes when the Adviser believes it is in the best interests of the shareholders to do so. During these periods, the Portfolio may not achieve its objective.

 26 LARGE COMPANY GROWTH PORTFOLIO

--------------------------------------------------------------------------------
PRINCIPAL RISK FACTORS
The Portfolio is primarily subject to the risks mentioned below.

   o Counter-Party Risk
   o Derivatives Risk
   o Foreign Investment Risk
   o Growth Style Investment Risk
   o Issuer Risk

   o Leverage Risk
   o Liquidity Risk
   o Management Risk
   o Market Risk
   o Regulatory Risk

These and other risks could cause you to lose money in your investment in the Portfolio and could adversely affect the Portfolio's net asset value , yield and total return. These risks are described in the "Description of Principal Investment Risks" section.

                                               LARGE COMPANY GROWTH PORTFOLIO 27

MANAGED FIXED INCOME PORTFOLIO
--------------------------------------------------------------------------------

INVESTMENT ADVISER
Wells Fargo Funds Management, LLC

SUB-ADVISER
Galliard Capital Management, Inc.

PORTFOLIO MANAGERS
Richard Merriam, CFA
Ajay Mirza, CFA

INVESTMENT OBJECTIVE
The Managed Fixed Income Portfolio seeks consistent fixed-income returns.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENTS
Under normal circumstances, the Adviser invests:

o  at least 80% of the Portfolio's net assets in fixed income securities.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENT STRATEGIES
The Adviser invests in a diversified portfolio of fixed- and variable-rate U.S. dollar denominated, fixed-income securities of a broad spectrum of U.S. and foreign issuers, including securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or its instrumentalities (U.S. Government obligations), and the debt securities of financial institutions, corporations and others. The Adviser emphasizes the use of intermediate maturity securities to lessen duration and employs lower risk yield enhancement techniques to enhance return over a complete economic or interest rate cycle. The Adviser considers intermediate-term securities to be those with maturities of between 2 and 20 years.

The Portfolio will limit its investment in mortgage-backed securities to not more than 65% of total assets and its investment in other asset-backed securities to not more than 25% of total assets. In addition, the Portfolio may not invest more than 30% of total assets in securities issued or guaranteed by any single agency or instrumentality of the U.S. Government, except the U.S. Treasury. The Portfolio normally will have a dollar-weighted average effective maturity of between 3 and 12 years and a duration of between 2 and 6 years.

While not a principal strategy, the Adviser also may invest up to 10% of the Portfolio's total assets in securities issued or guaranteed by foreign governments the Adviser deems stable, or their subdivisions, agencies, or instrumentalities; in loan or security participations; in securities of supranational organizations; and in municipal securities.

The Portfolio may hold some of its assets in cash or in money market instruments, including U.S. Government obligations, shares of other mutual funds and repurchase agreements, or make other short-term investments to either maintain liquidity or for short-term defensive purposes when the Adviser believes it is in the best interests of the shareholders to do so. During these periods, the Portfolio may not achieve its objective.

 28 MANAGED FIXED INCOME PORTFOLIO

--------------------------------------------------------------------------------
PRINCIPAL RISK FACTORS
The Portfolio is primarily subject to the risks mentioned below.

   o Counter-Party Risk
   o Debt Securities Risk
   o Foreign Investment Risk
   o Issuer Risk
   o Leverage Risk
   o Liquidity Risk

   o Management Risk
   o Market Risk
   o Mortgage- and Asset-Backed Securities Risk
   o Regulatory Risk
   o U.S. Government Obligations Risk

These and other risks could cause you to lose money in your investment in the Portfolio and could adversely affect the Portfolio's net asset value , yield and total return. These risks are described in the "Description of Principal Investment Risks" section.

                                               MANAGED FIXED INCOME PORTFOLIO 29

MONEY MARKET PORTFOLIO
--------------------------------------------------------------------------------

INVESTMENT ADVISER
Wells Fargo Funds Management, LLC

SUB-ADVISER
Wells Capital Management Incorporated

INVESTMENT OBJECTIVE
The Money Market Portfolio seeks current income while preserving capital and liquidity.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENT STRATEGIES
Under normal circumstances, the Portfolio invests 100% of its total assets in high-quality, short-term money market instruments. The Portfolio may invest, without limitation, in high-quality, short-term U.S. dollar-denominated obligations of foreign issuers.

--------------------------------------------------------------------------------
PRINCIPAL RISK FACTORS
The Portfolio is primarily subject to the risks mentioned below.

   o  Counter-Party Risk
   o  Debt Securities Risk
   o  Issuer Risk
   o  Leverage Risk

   o  Management Risk
   o  Market Risk
   o  Regulatory Risk

These and other risks could cause you to lose money in your investment in the Portfolio and could adversely affect the Portfolio's net asset value , yield and total return. These risks are described in the "Description of Principal Investment Risks" section.

 30 MONEY MARKET PORTFOLIO

SMALL CAP INDEX PORTFOLIO
--------------------------------------------------------------------------------

INVESTMENT ADVISER
Wells Fargo Funds Management, LLC

SUB-ADVISER
Wells Capital Management Incorporated

PORTFOLIO MANAGER
Gregory T. Genung, CFA

INVESTMENT OBJECTIVE
The Small Cap Index Portfolio seeks to replicate the total return of the Standard & Poor's Small Cap 600 Composite Stock Price Index ("S&P 600 Small Cap Index"), before expenses.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENTS
Under normal circumstances, the Adviser invests:

o at least 80% of the Portfolio's net assets in equity securities representing the capitalization-weighted market value and composition of the S&P 600 Small Cap Index.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENT STRATEGIES
The Adviser generally executes portfolio transactions only to replicate the composition of the S&P 600 Small Cap Index with minimum tracking error and to minimize transaction costs. The Adviser invests cash received from portfolio security dividends or investments in the Portfolio, and raises cash to fund redemptions. The Portfolio may hold cash or cash equivalents to facilitate payment of the Portfolio's expenses or redemptions. For these and other reasons, the Portfolio's performance can be expected to approximate but not equal that of the S&P 600 Small Cap Index, before expenses. Furthermore, the Adviser may use futures, options or swap agreements, as well as other derivatives, to manage risk or to enhance return.

The Portfolio may hold some of its assets in cash or in money market instruments, including U.S. Government obligations, shares of other mutual funds and repurchase agreements, or make other short-term investments to either maintain liquidity or for short-term defensive purposes when the Adviser believes it is in the best interests of the shareholders to do so. During these periods, the Portfolio may not achieve its objective.

--------------------------------------------------------------------------------
PRINCIPAL RISK FACTORS
The Portfolio is primarily subject to the risks mentioned below.

   o  Counter-Party Risk
   o  Derivatives Risk
   o  Index Tracking Risk
   o  Issuer Risk
   o  Leverage Risk

   o  Liquidity Risk
   o  Management Risk
   o  Market Risk
   o  Regulatory Risk
   o  Small Company Securities Risk

These and other risks could cause you to lose money in your investment in the Portfolio and could adversely affect the Portfolio's net asset value , yield and total return. These risks are described in the "Description of Principal Investment Risks" section.

                                                    SMALL CAP INDEX PORTFOLIO 31

SMALL COMPANY GROWTH PORTFOLIO
--------------------------------------------------------------------------------

INVESTMENT ADVISER
Wells Fargo Funds Management, LLC

SUB-ADVISER
Peregrine Capital Management, Inc.

PORTFOLIO MANAGERS
William A. Grierson
Daniel J. Hagen, CFA
Robert B. Mersky, CFA
James P. Ross, CFA
Paul E. von Kuster, CFA

INVESTMENT OBJECTIVE
The Small Company Growth Portfolio seeks long-term capital appreciation.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENTS
Under normal circumstances, the Adviser invests:

o at least 80% of the Portfolio's net assets in equity securities of small-capitalization companies.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENT STRATEGIES
The Adviser invests principally in equity securities of small-capitalization companies, which the Adviser defines as companies with market capitalizations of $3 billion or less. The Adviser may also invest in equity securities of foreign issuers through ADRs and similar investments. Furthermore, the Adviser may use futures, options or swap agreements, as well as other derivatives, to manage risk or to enhance return.

In selecting securities for the Portfolio, the Adviser conducts rigorous research to identify companies where the prospects for rapid earnings growth (Discovery phase) or significant change (Overlooked phase) have yet to be well understood, and are therefore not reflected in the current stock price. This research includes meeting with the management of several hundred companies each year and conducting independent external research. Companies that fit into the Discovery phase are those with rapid or long-term (3-5 year) earnings growth prospects. Companies that fit into the Overlooked phase, are those that have the prospect for sharply accelerating near-term earnings (next 12-18 months), or companies selling at a meaningful discount to their underlying asset value. The Adviser may decrease certain stock holdings when its positions rise relative to the overall portfolio. The Adviser may sell a stock in its entirety when it reaches its sell target price, which is set at the time of purchase. The Adviser may also sell stocks that experience adverse fundamental news, or have significant short-term price declines. The Adviser may actively trade portfolio securities.

The Portfolio may hold some of its assets in cash or in money market instruments, including U.S. Government obligations, shares of other mutual funds and repurchase agreements, or make other short-term investments to either maintain liquidity or for short-term defensive purposes when the Adviser believes it is in the best interests of the shareholders to do so. During these periods, the Portfolio may not achieve its objective.

--------------------------------------------------------------------------------
PRINCIPAL RISK FACTORS
The Portfolio is primarily subject to the risks mentioned below.

   o  Active Trading Risk
   o  Counter-Party Risk
   o  Derivatives Risk
   o  Foreign Investment Risk
   o  Growth Style Investment Risk
   o  Issuer Risk

   o  Leverage Risk
   o  Liquidity Risk
   o  Management Risk
   o  Market Risk
   o  Regulatory Risk
   o  Small Company Securities Risk

These and other risks could cause you to lose money in your investment in the Portfolio and could adversely affect the Portfolio's net asset value , yield and total return. These risks are described in the "Description of Principal Investment Risks" section.

 32 SMALL COMPANY GROWTH PORTFOLIO

SMALL COMPANY VALUE PORTFOLIO
--------------------------------------------------------------------------------

INVESTMENT ADVISER
Wells Fargo Funds Management, LLC

SUB-ADVISER
Peregrine Capital Management, Inc.

PORTFOLIO MANAGERS
Jason R. Ballsrud, CFA
Tasso H. Coin, Jr., CFA
Douglas G. Pugh, CFA

INVESTMENT OBJECTIVE
The Small Company Value Portfolio seeks long-term capital appreciation.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENTS
Under normal circumstances, the Adviser invests:

o at least 80% of the Portfolio's net assets in equity securities of small-capitalization companies.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENT STRATEGIES
The Adviser invests principally in equity securities of small-capitalization companies, which the Adviser defines as companies with market capitalizations within the range of the Russell 2000 Index. The market capitalization range of the Russell 2000 Index was $400 million to $2.5 billion, as of September 30, 2006, and is expected to change frequently. Furthermore, the Adviser may use futures, options or swap agreements, as well as other derivatives, to manage risk or to enhance return.

The Adviser seeks to identify the least expensive small cap stocks across different sectors. To narrow the universe of possible candidates, the Adviser uses a proprietary, quantitative screening process to emphasize companies exhibiting traditional value characteristics and to rank stocks within each sector based on these criteria. This valuation analysis allows the Adviser to focus its fundamental research efforts on the stocks that the Adviser believes are the most undervalued relative to their respective small cap peer group. The Adviser analyzes each company's fundamental operating characteristics (such as price to earnings ratios, cash flows, company operations, including company prospects and profitability) to identify those companies that are the most promising within their peer group based on factors that have historically determined subsequent outperformance for a given sector. Fundamental research is primarily conducted through financial statement analysis and meetings with company management, however, third-party research is also used for due diligence purposes. The Adviser may sell a stock when it becomes fairly valued or when signs of fundamental deterioration appear.

The Portfolio may hold some of its assets in cash or in money market instruments, including U.S. Government obligations, shares of other mutual funds and repurchase agreements, or make other short-term investments to either maintain liquidity or for short-term defensive purposes when the Adviser believes it is in the best interests of the shareholders to do so. During these periods, the Portfolio may not achieve its objective.

                                                SMALL COMPANY VALUE PORTFOLIO 33

--------------------------------------------------------------------------------
PRINCIPAL RISK FACTORS
The Portfolio is primarily subject to the risks mentioned below.

   o Counter-Party Risk
   o Derivatives Risk
   o Issuer Risk
   o Leverage Risk
   o Liquidity Risk

   o Management Risk
   o Market Risk
   o Regulatory Risk
   o Small Company Securities Risk
   o Value Style Investment Risk

These and other risks could cause you to lose money in your investment in the Portfolio and could adversely affect the Portfolio's net asset value , yield and total return. These risks are described in the "Description of Principal Investment Risks" section.

 34 SMALL COMPANY VALUE PORTFOLIO

STABLE INCOME PORTFOLIO
--------------------------------------------------------------------------------

INVESTMENT ADVISER
Wells Fargo Funds Management, LLC

SUB-ADVISER
Galliard Capital Management, Inc.

PORTFOLIO MANAGERS
Richard Merriam, CFA
Ajay Mirza, CFA

INVESTMENT OBJECTIVE
The Stable Income Portfolio seeks current income consistent with capital preservation.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENTS
Under normal circumstances, the Adviser invests:

o at least 80% of the Portfolio's net assets in income-producing debt securities; and


o up to 20% of the Portfolio's total assets in U.S. dollar-denominated debt securities of foreign issuers.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENT STRATEGIES
The Portfolio invests principally in income-producing debt securities. The Adviser may invest in a variety of debt securities, including corporate, mortgage- and asset-backed securities, and U.S. Government obligations. These securities may have fixed, floating or variable rates and may include U.S. dollar-denominated debt securities of foreign issuers. The Adviser only purchases investment-grade securities, though the Adviser may continue to hold a security that falls below investment-grade. The Adviser may use futures, options or swap agreements, as well as other derivatives, to manage risk or to enhance return. Under normal circumstances, the Adviser expects the Portfolio's dollar-weighted average effective duration to be between 0.7 to 1.2 years.

The Adviser emphasizes investments in the debt securities market with higher yield and return expectations than U.S. Treasury securities. Our security selection process is based on a disciplined valuation process that considers cash flow, liquidity, quality and general economic sentiment. The Adviser then purchases those securities that the Adviser believes offer the best relative value. The Adviser tends to buy and hold these securities, which results in a relatively lower turnover strategy. The Adviser will sell securities based on deteriorating credit, over-valuation or to replace them with more attractively valued issues.

The Portfolio may hold some of its assets in cash or in money market instruments, including U.S. Government obligations, shares of other mutual funds and repurchase agreements, or make other short-term investments to either maintain liquidity or for short-term defensive purposes when the Adviser believes it is in the best interests of the shareholders to do so. During these periods, the Portfolio may not achieve its objective.

--------------------------------------------------------------------------------
PRINCIPAL RISK FACTORS
The Portfolio is primarily subject to the risks mentioned below.

   o  Counter-Party Risk
   o  Debt Securities Risk
   o  Derivatives Risk
   o  Foreign Investment Risk
   o  Issuer Risk
   o  Leverage Risk
   o  Liquidity Risk

   o  Management Risk
   o  Market Risk
   o  Mortgage- and Asset-Backed Securities Risk
   o  Regulatory Risk
   o  U.S. Government Obligations Risk

These and other risks could cause you to lose money in your investment in the Portfolio and could adversely affect the Portfolio's net asset value , yield and total return. These risks are described in the "Description of Principal Investment Risks" section.

                                                      STABLE INCOME PORTFOLIO 35

STRATEGIC SMALL CAP VALUE PORTFOLIO
--------------------------------------------------------------------------------

INVESTMENT ADVISER
Wells Fargo Funds Management, LLC

SUB-ADVISER
Wells Capital Management Incorporated

PORTFOLIO MANAGERS
Dale E. Benson Ph.D., CFA
Mark D. Cooper, CFA
Robert J. Costomiris, CFA
Craig R. Pieringer, CFA
I. Charles Rinaldi

INVESTMENT OBJECTIVE
The Strategic Small Cap Value Portfolio seeks long-term capital appreciation by investing primarily in small capitalization securities.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENTS
Under normal circumstances, the Adviser invests:

o at least 80% of the Portfolio's net assets in securities of small-capitalization companies; and

o up to 25% of the Portfolio's total assets in equity securities of foreign issuers, including ADRs and similar investments.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENT STRATEGIES
The Adviser invests principally in equity securities of small-capitalization companies that the Adviser defines as companies with market capitalizations within the range of the Russell 2500 Index. The market capitalization range of the Russell 2500 Index was $400 million to $7.7 billion, as of September 30, 2006, and is expected to change frequently. The Adviser may invest in securities of foreign companies directly and through ADRs and similar investments. The Adviser may invest in any sector, and at times may emphasize one or more particular sectors. Furthermore, the Adviser may use futures, options or swap agreements, as well as other derivatives, to manage risk or to enhance return.

The Adviser utilizes several different "strategic" small cap value investment styles to pursue the Portfolio's objective.

A portion of the Portfolio's assets is invested by seeking to take advantage of opportunities in the market created by investors who primarily focus on the short-term prospects of companies. To identify these opportunities, the Adviser follows a bottom-up investment process that focuses on three key elements - right company, right price, and right time. First, the right companies are defined as those that have solid assets with manageable debt levels in good industries. Secondly, the Adviser seeks to buy these companies at the right price. To determine the right price, the Adviser carefully evaluates the potential upside reward as well as the potential downside risk in order to arrive at a reward/risk profile for every stock considered. Lastly, the Adviser seeks to buy these companies at the right time, which is typically when the prevailing market sentiment is low. The Adviser believes buying securities in a company when the prevailing sentiment with respect to such company is low allows it to limit the potential downside risk and allows it to participate in the potential upside price appreciation in the securities of such company should the business fundamentals of the company improve. The Adviser considers selling a security when it appreciates to its target price without changes to the fundamentals of the underlying company, when the fundamentals deteriorate, when the security is forced out of the Portfolio by a better idea, or when sentiment with respect to such company improves significantly.

 36 STRATEGIC SMALL CAP VALUE PORTFOLIO

Another portion of the Portfolio's assets is invested by employing a multi-faceted investment process that consists of quantitative idea generation and rigorous fundamental research. This process involves identifying companies that the Adviser believes exhibit attractive valuation characteristics and warrant further research. The Adviser then conducts fundamental research to find securities in small-capitalization companies with a positive dynamic for change that could move the price of such securities higher. The positive dynamic may include a change in management team, a new product or service, corporate restructuring, an improved business plan, a change in the regulatory environment, or the right time for the industry in its market cycle. The Adviser typically sells a security when its fundamentals deteriorate, its relative valuation versus the peer group and market becomes expensive, or for risk management considerations. The Adviser believes the combination of buying the securities of undervalued small-capitalization companies with positive dynamics for change limits the Adviser's downside risk while allowing the Adviser to potentially participate in significant upside appreciation in the price of such securities.

The final portion of the Portfolio's assets is invested in companies based on a disciplined adherence to fundamental analysis, with particular attention given to the cash flow generating capabilities of a company. Using this approach, the Adviser begins with quantitative screens that include a dividend discount model, a valuation model, as well as earnings strength and surprise models. The Adviser's initial screens are designed to develop a list of companies that appear to be undervalued relative to the market. The Adviser then performs its fundamental analysis that includes discussions with management, research analysts, and competitors to determine which companies it will purchase. Companies that the Adviser purchases generally belong to one of four categories-neglected, oversold, theme, and earnings turnaround. Neglected companies are solid performing companies that are largely ignored by the investment community. Oversold companies are companies that are oversold due to short-term earnings difficulties. Theme companies are companies poised to benefit from macroeconomic or industry wide trends. And lastly, earnings turnaround companies are companies on the verge of earnings turnaround. The Adviser will generally sell a stock if the Adviser's capitalization and valuation targets are met, if there is a negative fundamental shift in a company's dynamics, or if management has demonstrated that it cannot execute its business plan.

Because the Portfolio's assets are managed by multiple portfolio managers within the Portfolio using different investment styles as described above, the Portfolio could experience overlapping security transactions where certain portfolio managers purchase securities at the same time other portfolio managers are selling those securities. This could lead to higher costs compared to other funds using a single investment management style.

The Adviser may rebalance and reallocate assets across the portfolio strategies and may choose to further divide the Portfolio's assets to allow for additional portions to be managed using other investment approaches that meet the objective and investment parameters of the Portfolio.

The Portfolio may hold some of its assets in cash or in money market instruments, including U.S. Government obligations, shares of other mutual funds and repurchase agreements, or make other short-term investments to either maintain liquidity or for short-term defensive purposes when the Adviser believes it is in the best interests of the shareholders to do so. During these periods, the Portfolio may not achieve its objective.

--------------------------------------------------------------------------------
PRINCIPAL RISK FACTORS
The Portfolio is primarily subject to the risks mentioned below.

   o Counter-Party Risk
   o Currency Risk
   o Derivatives Risk
   o Foreign Investment Risk
   o Issuer Risk
   o Leverage Risk
   o Liquidity Risk

   o Management Risk
   o Market Risk
   o Multi-Style Management Risk
   o Regulatory Risk
   o Small Company Securities Risk
   o Value Style Investment Risk

These and other risks could cause you to lose money in your investment in the Portfolio and could adversely affect the Portfolio's net asset value , yield and total return. These risks are described in the "Description of Principal Investment Risks" section.

                                          STRATEGIC SMALL CAP VALUE PORTFOLIO 37

TOTAL RETURN BOND PORTFOLIO
--------------------------------------------------------------------------------

INVESTMENT ADVISER
Wells Fargo Funds Management, LLC

SUB-ADVISER TO
MASTER PORTFOLIO
Wells Capital Management Incorporated

PORTFOLIO MANAGERS
William Stevens
Thomas O'Connor, CFA

INVESTMENT OBJECTIVE
The Total Return Bond Portfolio seeks total return, consisting of income and capital appreciation.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENTS
Under normal circumstances, the Adviser invests:

o  at least 80% of the Portfolio's net assets in bonds;

o at least 80% of the Portfolio's total assets in investment-grade debt securities;

o up to 25% of the Portfolio's total assets in asset-backed securities, other than mortgage-backed securities; and

o up to 20% of the Portfolio's total assets in U.S. dollar-denominated debt securities of foreign issuers.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENT STRATEGIES

The Adviser invests principally in investment-grade debt securities, including U.S. Government obligations, corporate bonds and mortgage- and asset-backed securities. As part of our investment strategy, the Adviser may invest in stripped securities or enter into mortgage dollar rolls and reverse repurchase agreements, as well as invest in U.S. dollar-denominated debt securities of foreign issuers. The Adviser may also use futures, options or swap agreements, as well as other derivatives, to manage risk or to enhance return. Under normal circumstances, the Adviser expects to maintain an overall dollar-weighted average effective duration range between 4 and 51/2 years.

The Adviser invests in debt securities that the Adviser believes offer competitive returns and are undervalued, offering additional income and/or price appreciation potential relative to other debt securities of similar credit quality and interest rate sensitivity. From time to time, the Adviser may also invest in unrated bonds that the Adviser believes are comparable to investment-grade debt securities. The Adviser may sell a security that has achieved its desired return or if the Adviser believes the security or its sector has become overvalued. The Adviser may also sell a security if a more attractive opportunity becomes available or if the security is no longer attractive due to its risk profile or as a result of changes in the overall market environment. The Adviser may actively trade portfolio securities.

The Portfolio may hold some of its assets in cash or in money market instruments, including U.S. Government obligations, shares of other mutual funds and repurchase agreements, or make other short-term investments to either maintain liquidity or for short-term defensive purposes when the Adviser believes it is in the best interests of the shareholders to do so. During these periods, the Portfolio may not achieve its objective.

 38 TOTAL RETURN BOND PORTFOLIO

--------------------------------------------------------------------------------
PRINCIPAL RISK FACTORS
The Portfolio is primarily subject to the risks mentioned below.

   o Active Trading Risk
   o Counter-Party Risk
   o Debt Securities Risk
   o Derivatives Risk
   o Foreign Investment Risk
   o Issuer Risk
   o Leverage Risk

   o Liquidity Risk
   o Management Risk
   o Market Risk
   o Mortgage- and Asset-Backed Securities Risk
   o Regulatory Risk
   o Stripped Securities Risk
   o U.S. Government Obligations Risk

These and other risks could cause you to lose money in your investment in the Portfolio and could adversely affect the Portfolio's net asset value , yield and total return. These risks are described in the "Description of Principal Investment Risks" section.

                                                  TOTAL RETURN BOND PORTFOLIO 39

DESCRIPTION OF PRINCIPAL INVESTMENT RISKS
--------------------------------------------------------------------------------

Understanding the risks involved in mutual fund investing will help you make an informed decision that takes into account your risk tolerance and preferences. The factors that are most likely to have a material effect on a particular Portfolio as a whole are called "principal risks." The principal risks for each Portfolio are identified on the individual Portfolio page(s) and are described below. Additional information about the principal risks is included in the Statement of Additional Information. A description of the Portfolios' policies and procedures with respect to disclosure of the Portfolios' portfolio holdings is available in the Portfolios' Statement of Additional Information and on the Portfolios' Web site at www.wellsfargo.com/ advantagefunds.

ACTIVE TRADING RISK   Frequent trading will result in a higher-than-average portfolio turnover ratio and increased trading expenses, and may generate higher short-term capital gains.
COUNTER-PARTY RISK    When a Portfolio enters into a repurchase agreement, an agreement where it buys a security in which the seller agrees to repurchase the security at an agreed upon price and time, the
                      Portfolio is exposed to the risk that the other party will not fulfill its contract obligation.
                      Similarly, the Portfolio is exposed to the same risk if it engages in a reverse repurchase agreement where a broker-dealer agrees to buy securities and the Portfolio agrees to repurchase them at a later date.
CURRENCY RISK         An investment transacted in a foreign currency may lose value due to fluctuations in the rate of exchange. To manage currency exposure, a Fund may purchase currency futures or enter into forward currency contracts to "lock in" the U.S. dollar price of the security. A forward currency contract involves an agreement to purchase or sell a specified currency at a specified future price set at the time of the contract. Similar to a forward currency contract, currency futures contracts are standardized for the convenience of market participants and quoted on an exchange. To reduce the risk of one party to the contract defaulting, the accrued profit or loss from a futures contract is calculated and paid on a daily basis rather than on the maturity of the contract.
DEBT SECURITIES RISK  Debt securities, such as notes and bonds, are subject to credit risk and interest rate risk.
                      Credit risk is the possibility that an issuer of an instrument will be unable to make interest payments or repay principal when due. Changes in the financial strength of an issuer or changes in the credit rating of a security may affect its value. Interest rate risk is the risk that interest rates may increase, which tends to reduce the resale value of certain debt securities, including U.S. Government obligations. Debt securities with longer maturities are generally more sensitive to interest rate changes than those with shorter maturities. Changes in market interest rates do not affect the rate payable on an existing debt security, unless the instrument has adjustable or variable rate features, which can reduce its exposure to interest rate risk. Changes in market interest rates may also extend or shorten the duration of certain types of instruments, such as asset-backed securities, thereby affecting their value and the return on your investment.

 40 DESCRIPTION OF PRINCIPAL INVESTMENT RISKS

DERIVATIVES RISK         The term "derivatives" covers a broad range of investments, including futures, options and swap agreements. In general, a derivative refers to any financial instrument whose value is derived, at least in part, from the price of another security or a specified index, asset or rate.
                         For example, a swap agreement is a commitment to make or receive payments based on agreed upon terms, and whose value and payments are derived by changes in the value of an underlying financial instrument. The use of derivatives presents risks different from, and possibly greater than, the risks associated with investing directly in traditional securities. The use of derivatives can lead to losses because of adverse movements in the price or value of the underlying asset, index or rate, which may be magnified by certain features of the derivatives. These risks are heightened when the portfolio manager uses derivatives to enhance a Portfolio's return or as a substitute for a position or security, rather than solely to hedge (or offset) the risk of a position or security held by the Portfolio. The success of management's derivatives strategies will depend on its ability to assess and predict the impact of market or economic developments on the underlying asset, index or rate and the derivative itself, without the benefit of observing the performance of the derivative under all possible market conditions.
EMERGING MARKETS RISK    Emerging markets securities typically present even greater exposure to the risks described under "Foreign Investment Risk" and may be particularly sensitive to certain economic changes. For example, emerging market countries are more often dependent on international trade and are therefore often vulnerable to recessions in other countries.
                         Emerging markets may have obsolete financial systems and volatile currencies, and may be more sensitive than more mature markets to a variety of economic factors. Emerging market securities also may be less liquid than securities of more developed countries and could be difficult to sell, particularly during a market downturn.
FOREIGN INVESTMENT RISK  Foreign securities include American Depositary Receipts (ADRs) and similar investments, including European Depositary Receipts (EDRs) and Global Depositary Receipts (GDRs).
                         ADRs, EDRs and GDRs are depositary receipts for foreign company stocks issued by a bank and held in trust at that bank, and which entitle the owner of such depositary receipts to any capital gains or dividends from the foreign company stocks underlying the depositary receipts. ADRs are U.S. dollar denominated. EDRs and GDRs are typically U.S. dollar denominated but may be denominated in a foreign currency. Foreign securities, including
                         ADRs, EDRs and GDRs, are subject to more risks than U.S. domestic investments. These additional risks may potentially include lower liquidity, greater price volatility and risks related to adverse political, regulatory, market or economic developments. Foreign companies also may be subject to significantly higher levels of taxation than U.S. companies, including potentially confiscatory levels of taxation, thereby reducing the earnings potential of such foreign companies. In addition, amounts realized on sales of foreign securities may be subject to high and potentially confiscatory levels of foreign taxation and withholding when compared to comparable transactions in U.S. securities. Investments in foreign securities involve exposure to fluctuations in foreign currency exchange rates. Such fluctuations may reduce the value of the investment. Foreign investments are also subject to risks including potentially higher withholding and other taxes, trade settlement, custodial, and other operational risks and less stringent investor protection and disclosure standards in certain foreign markets. In addition, foreign markets can and often do perform differently from U.S. markets.

                                    DESCRIPTION OF PRINCIPAL INVESTMENT RISKS 41

GROWTH STYLE INVESTMENT RISK  Growth stocks can perform differently from the market as a whole and from other types of stocks. Growth stocks may be designated as such and purchased based on the premise that the market will eventually reward a given company's long-term earnings growth with a higher stock price when that company's earnings grow faster than both inflation and the economy in general. Thus a growth style investment strategy attempts to identify companies whose earnings may or are growing at a rate faster than inflation and the economy. While growth stocks may react differently to issuer, political, market and economic developments than the market as a whole and other types of stocks by rising in price in certain environments, growth stocks also tend to be sensitive to changes in the earnings of their underlying companies and more volatile than other types of stocks, particularly over the short term. Furthermore, growth stocks may be more expensive relative to their current earnings or assets compared to the values of other stocks, and if earnings growth expectations moderate, their valuations may return to more typical norms, causing their stock prices to fall. Finally, during periods of adverse economic and market conditions, the stock prices of growth stocks may fall despite favorable earnings trends.
INDEX TRACKING RISK           The risk that a Portfolio designed to replicate the performance of an index of securities will replicate the performance of the index during adverse market conditions because the portfolio manager is not permitted to take a temporary defensive position or otherwise vary the Portfolio's investments to respond to the adverse market conditions.
INFLATION-PROTECTED DEBT      Inflation-protected debt securities are structured to provide protection against the negative
SECURITIES RISK               effects of inflation. Inflation is a general rise in the prices of goods and services which can erode an investor's purchasing power. Unlike traditional debt securities whose return is based on the payment of interest on a fixed principal amount, the principal value of inflation-protected debt securities is periodically adjusted according to the rate of inflation and as a result, interest payments will vary. For example, if the index measuring the rate of inflation falls, the principal value of an inflation-protected debt security will fall and the amount of interest payable on such security will consequently be reduced. Conversely, if the index measuring the rate of inflation rises, the principal value on such securities will rise and the amount of interest payable will also increase. The value of inflation-protected debt securities is expected to change in response to changes in real interest rates. Generally, the value of an inflation-protected debt security will fall when real interest rates rise and inversely, rise when real interest rates fall.
INTEREST RATE RISK            Changes in interest rates can reduce the value of an existing security. Generally, when interest rates increase, the value of a debt security decreases. The effect is usually more pronounced for securities with longer dates to maturity.
ISSUER RISK                   The value of a security may decline for a number of reasons, which directly relate to the issuer, such as management performance, financial leverage, and reduced demand for the issuer's goods and services.
LEVERAGE RISK                 Certain transactions may give rise to a form of leverage. Such transactions may include, among others, reverse repurchase agreements, loans of portfolios securities, and the use of when-issued, delayed delivery or forward commitment transactions. The use of derivatives may also create a leveraging risk. The use of leverage may cause a Portfolio to liquidate portfolio positions when it may not be advantageous to do so. Leveraging, including borrowing, may cause a Portfolio to be more volatile than if the Portfolio had not been leveraged. This is because leverage tends to increase a Portfolio's exposure to market risk, interest rate risk or other risks by, in effect, increasing assets available for investment.
LIQUIDITY RISK                A security may not be sold at the time desired or without adversely affecting the price.

 42 DESCRIPTION OF PRINCIPAL INVESTMENT RISKS

MANAGEMENT RISK              We cannot guarantee that a Portfolio will meet its investment objective. We do not guarantee the performance of a Portfolio, nor can we assure you that the market value of your investment will not decline. We will not "make good" on any investment loss you may suffer, nor can anyone we contract with to provide services, such as selling agents or investment advisers, offer or promise to make good on any such losses.
MARKET RISK                  The market price of securities owned by a Fund may go up or down, sometimes rapidly or unpredictably. Securities may decline in value due to factors affecting securities markets generally or particular industries represented in the securities markets. The value of a security may decline due to general market conditions which are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or adverse investor sentiment generally. They may also decline due to factors that affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. During a general downturn in the securities markets, multiple asset classes may decline in value simultaneously. Equity securities generally have greater price volatility than fixed income securities. Different parts of the market and different types of equity securities can react differently to these risks. For example, large cap stocks can react differently from small cap stocks, and "growth" stocks can react differently from "value" stocks.
MORTGAGE- AND ASSET-BACKED   Mortgage- and asset-backed securities represent interests in "pools" of mortgages or other
SECURITIES RISK              assets, including consumer loans or receivables held in trust. In addition, mortgage dollar rolls are transactions in which a Portfolio sells mortgage-backed securities to a dealer and simultaneously agrees to purchase similar securities in the future at a predetermined price.
                             Mortgage- and asset-backed securities, including mortgage dollar roll transactions, are subject to certain additional risks. Rising interest rates tend to extend the duration of these securities, making them more sensitive to changes in interest rates. As a result, in a period of rising interest rates, these securities may exhibit additional volatility. This is known as extension risk. In addition, these securities are subject to prepayment risk. When interest rates decline, borrowers may pay off their debts sooner than expected. This can reduce the returns of a Portfolio because the Portfolio will have to reinvest that money at the lower prevailing interest rates. This is known as contraction risk. These securities also are subject to risk of default on the underlying mortgage or assets, particularly during periods of economic downturn.
MULTI-STYLE MANAGEMENT RISK  Because certain portions of a Portfolio's assets are managed by different portfolio managers using different styles, a Portfolio could experience overlapping security transactions. Certain portfolio managers may be purchasing securities at the same time other portfolio managers may be selling those same securities. This may lead to higher transaction expenses and may generate higher short-term capital gains compared to a Portfolio using a single investment management style.

                                    DESCRIPTION OF PRINCIPAL INVESTMENT RISKS 43

NON-U.S. SECURITIES RISK  Non-U.S. securities are securities: (1) issued by companies with their principal place of business or principal office in a country other than the U.S.; (2) issued by companies for which the principal securities trading market is a country other than the U.S.; or (3) issued by companies, regardless of where their securities are traded, that derive at least 50% of their revenue or profits from goods produced or sold, investments made, or services performed in a country other than the U.S. or that have at least 50% of their assets in countries other than the U.S. Non-U.S. securities also include American Depositary Receipts (ADRs) and similar investments, including European Depositary Receipts (EDRs) and Global Depositary Receipts
                          (GDRs). ADRs, EDRs and GDRs are depositary receipts for foreign company stocks issued by a bank and held in trust at that bank, which entitle the owner to any capital gains or dividends.
                          ADRs are U.S. dollar denominated, and EDRs and GDRs are typically U.S. dollar denominated but may be denominated in a foreign currency. Non-U.S. securities, including ADRs, EDRs and
                          GDRs, are subject to more risks than U.S. domestic investments. These additional risks include potentially less liquidity and greater price volatility, as well as risks related to adverse political, regulatory, market or economic developments. Foreign companies also may be subject to significantly higher levels of taxation than U.S. companies, including potentially confiscatory levels of taxation, thereby reducing their earnings potential. In addition, amounts realized on foreign securities may be subject to high and potentially confiscatory levels of foreign taxation and withholding. Investments in non-U.S. securities also involves exposure to fluctuations in foreign currency exchange rates; withholding and other taxes;
                          trade settlement, custodial, and other operational risks; and the less stringent investor protection and disclosure standards of some foreign markets. In addition, foreign markets can and often do perform differently from U.S. markets.
REGULATORY RISK           Changes in government regulations may adversely affect the value of a security. An insufficiently regulated market might also permit inappropriate practices that adversely affect an investment.
SMALL COMPANY SECURITIES  Securities of small companies tend to be more volatile and less liquid than larger company
RISK                      stocks. Small companies may have no or relatively short operating histories, or be newly public companies. Some of these companies have aggressive capital structures, including high debt levels, or are involved in rapidly growing or changing industries and/or new technologies, which pose additional risks.
STRIPPED SECURITIES RISK  Stripped securities are the separate income or principal components of debt securities.
                          These securities are particularly sensitive to changes in interest rates, and therefore subject to greater fluctuations in price than typical interest bearing debt securities. For example, stripped mortgage-backed securities have greater interest rate risk than mortgage-backed securities with like maturities, and stripped treasury securities have greater interest rate risk than traditional government securities with identical credit ratings.

 44 DESCRIPTION OF PRINCIPAL INVESTMENT RISKS

U.S. GOVERNMENT OBLIGATIONS  Securities issued by U.S. Government agencies or government-sponsored entities may not
RISK                         be guaranteed by the U.S. Treasury. The Government National Mortgage Association (GNMA),
                             a wholly owned U.S. Government corporation, is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA and backed by pools of mortgages insured by the
                             Federal Housing Administration or the Department of Veterans Affairs. U.S. Government
                             agencies or government-sponsored entities (I.E., not backed by the full faith and credit of the
                             U.S. Government) include the Federal National Mortgage Association (FNMA) and the
                             Federal Home Loan Mortgage Corporation (FHLMC). Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U.S. Government. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but its participation certificates are not backed by the full faith and credit of the U.S. Government. If a government-sponsored entity is unable to meet its obligations, the performance of a Fund that holds securities of the entity will be adversely impacted. U.S. Government obligations are viewed as having minimal or no credit risk but are still subject to interest rate risk.
VALUE STYLE INVESTMENT RISK  Value stocks can perform differently from the market as a whole and from other types of stocks. Value stocks may be purchased based upon the belief that a given security may be out of favor. Value investing seeks to identify stocks that have depressed valuations, based upon a number of factors which are thought to be temporary in nature, and to sell them at superior profits when their prices rise in response to resolution of the issues which caused the valuation of the stock to be depressed. While certain value stocks may increase in value more quickly during periods of anticipated economic upturn, they may also lose value more quickly in periods of anticipated economic downturn. Furthermore, there is the risk that the factors which caused the depressed valuations are longer term or even permanent in nature, and that there will not be any rise in valuation. Finally, there is the increased risk in such situations that such companies may not have sufficient resources to continue as ongoing businesses, which would result in the stock of such companies potentially becoming worthless.

The Statement of Additional Information (Part B) contains a description of the Portfolios' policies and procedures with respect to the disclosure of the portfolio holdings of securities for each Portfolio.

                                    DESCRIPTION OF PRINCIPAL INVESTMENT RISKS 45

ITEM 5: MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE
--------------------------------------------------------------------------------

The following pages describe how the Trust is organized and provides detailed information about the entities and individuals responsible for managing the Portfolios.

ABOUT WELLS FARGO MASTER TRUST

The Trust was organized as a Delaware statutory trust on March 10, 1999. The Board supervises each Portfolio's activities, monitors its contractual arrangements with various service providers and decides upon matters of general policy.

THE INVESTMENT ADVISER
Wells Fargo Funds Management, LLC, located at 525 Market Street, San Francisco, CA 94105, serves as the investment adviser for the Portfolios. Funds Management, an indirect wholly-owned subsidiary of Wells Fargo & Company and an affiliate of Wells Fargo Bank, N.A. ("Wells Fargo Bank") was created in early 2001 to succeed to the mutual fund advisory and administrative responsibilities of Wells Fargo Bank. The Portfolios' Adviser is responsible for implementing the investment policies and guidelines for the Portfolios, and for supervising the sub-advisers who are responsible for the day-to-day portfolio management of the Portfolios. For providing investment advisory services, the Adviser is entitled to receive a monthly fee at the annual rates indicated below of each Portfolio's average daily net assets. A discussion regarding the basis for the Board's approval of the investment advisory and sub-advisory agreements for the September Portfolios is available in the September Portfolios' semi-annual reports for the fiscal half-year ended March 31, 2006; for the May Portfolios is available in the May Portfolios' annual report for the fiscal year ended May 31, 2006; and for the February Portfolios is available in the February Portfolios' semi-annual reports for the fiscal half-year ended August 31, 2006.

MASTER TRUST PORTFOLIOS                 FUNDS MANAGEMENT ADVISORY FEES
-------------------------------------   ------------------------------
 C&B Large Cap Value Portfolio             First $500M          0.75%
                                            Next $500M          0.70%
                                             Next $2B           0.65%
                                             Next $2B          0.625%
                                             Over $5B           0.60%
-------------------------------------   ------------------     -----
 Disciplined Growth Portfolio              First $500M          0.75%
                                            Next $500M          0.70%
                                             Next $2B           0.65%
                                             Next $2B          0.625%
                                             Over $5B           0.60%
-------------------------------------   ------------------     -----
 Diversified Fixed Income Portfolio         First $1B           0.30%
                                             Next $4B          0.275%
                                             Over $5B           0.25%
-------------------------------------   ------------------     -----
 Diversified Stock Portfolio                First $1B           0.35%
                                             Next $4B          0.325%
                                             Over $5B           0.30%
-------------------------------------   ------------------     -----
 Emerging Growth Portfolio                 First $500M          0.90%
                                            Next $500M          0.85%
                                             Next $2B           0.80%
                                             Next $2B          0.775%

 46 ITEM 5

MASTER TRUST PORTFOLIOS                 FUNDS MANAGEMENT ADVISORY FEES
-------------------------------------   ------------------------------
                                             Over $5B           0.75%
-------------------------------------   ------------------      ----
 Equity Income Portfolio                   First $500M          0.75%
                                            Next $500M          0.70%
                                             Next $2B           0.65%
                                             Next $2B          0.625%
                                             Over $5B           0.60%
-------------------------------------   ------------------     -----
 Equity Value Portfolio                    First $500M          0.75%
                                            Next $500M          0.70%
                                             Next $2B           0.65%
                                             Next $2B          0.625%
                                             Over $5B           0.60%
-------------------------------------   ------------------     -----
 Index Portfolio                           First $500M          0.10%
                                            Next $500M          0.10%
                                             Next $2B          0.075%
                                             Next $2B          0.075%
                                             Over $5B          0.050%
-------------------------------------   ------------------     -----
 Inflation-Protected Bond Portfolio        First $500M          0.45%
                                            Next $500M          0.40%
                                             Next $2B           0.35%
                                             Next $2B          0.325%
                                             Over $5B           0.30%
-------------------------------------   ------------------     -----
 International Core Portfolio              First $500M          0.95%
                                            Next $500M          0.90%
                                             Next $2B           0.85%
                                             Next $2B          0.825%
                                             Over $5B           0.80%
-------------------------------------   ------------------     -----
 International Growth Portfolio            First $500M          0.95%
                                            Next $500M          0.90%
                                             Next $2B           0.85%
                                             Next $2B          0.825%
                                             Over $5B           0.80%
-------------------------------------   ------------------     -----
 International Index Portfolio             First $500M          0.35%
                                            Next $500M          0.35%
                                             Next $2B          0.325%
                                             Next $2B          0.325%
                                             Over $5B           0.30%
-------------------------------------   ------------------     -----
 International Value Portfolio             First $500M          0.95%
                                            Next $500M          0.90%
                                             Next $2B           0.85%
                                             Next $2B          0.825%

                                                                       ITEM 5 47

MASTER TRUST PORTFOLIOS                 FUNDS MANAGEMENT ADVISORY FEES
-------------------------------------   ------------------------------
                                             Over $5B           0.80%
-------------------------------------   ------------------      ----
 Large Cap Appreciation Portfolio          First $500M          0.70%
                                            Next $500M          0.70%
                                             Next $2B           0.65%
                                             Next $2B          0.625%
                                             Over $5B           0.60%
-------------------------------------   ------------------     -----
 Large Company Growth Portfolio            First $500M          0.75%
                                            Next $500M          0.70%
                                             Next $2B           0.65%
                                             Next $2B          0.625%
                                             Over $5B           0.60%
-------------------------------------   ------------------     -----
 Managed Fixed Income Portfolio            First $500M          0.45%
                                            Next $500M          0.40%
                                             Next $2B           0.35%
                                             Next $2B          0.325%
                                             Over $5B           0.30%
-------------------------------------   ------------------     -----
 Money Market Portfolio                  All asset levels      0.10%
-------------------------------------   ------------------     -----
 Small Cap Index Portfolio                 First $500M          0.20%
                                            Next $500M          0.20%
                                             Next $2B          0.175%
                                             Next $2B          0.175%
                                             Over $5B           0.15%
-------------------------------------   ------------------     -----
 Small Company Growth Portfolio            First $500M          0.90%
                                            Next $500M          0.85%
                                             Next $2B           0.80%
                                             Next $2B          0.775%
                                             Over $5B           0.75%
-------------------------------------   ------------------     -----
 Small Company Value Portfolio             First $500M          0.90%
                                            Next $500M          0.85%
                                             Next $2B           0.80%
                                             Next $2B          0.775%
                                             Over $5B           0.75%
-------------------------------------   ------------------     -----
 Stable Income Portfolio                   First $500M          0.45%
                                            Next $500M          0.40%
                                             Next $2B           0.35%
                                             Next $2B          0.325%
                                             Over $5B           0.30%
-------------------------------------   ------------------     -----
 Strategic Small Cap Value Portfolio       First $500M          0.90%
                                            Next $500M          0.85%

 48 ITEM 5


MASTER TRUST PORTFOLIOS                 FUNDS MANAGEMENT ADVISORY FEES
-------------------------------------   ------------------------------
                                             Next $2B           0.80%
                                             Next $2B          0.775%
                                             Over $5B           0.75%
-------------------------------------   ------------------     -----
 Total Return Bond Portfolio               First $500M          0.45%
                                            Next $500M          0.40%
                                             Next $2B           0.35%
                                             Next $2B          0.325%
                                             Over $5B           0.30%
-------------------------------------   ------------------     -----

Wells Fargo & Company is a diversified financial services company providing banking, insurance, investments, mortgage and consumer finance services. The involvement of various subsidiaries of Wells Fargo & Company, including Funds Management, in the management and operation of the Portfolios and in providing other services or managing other accounts gives rise to certain actual and potential conflicts of interest.

For example, certain investments may be appropriate for a Portfolio and also for other clients advised by Funds Management and its affiliates, and there may be market or regulatory limits on the amount of investment, which may cause competition for limited positions. Also, various client and proprietary accounts may at times take positions that are adverse to a Portfolio. Funds Management applies various policies to address these situations, but a Portfolio may nonetheless incur losses or underperformance during periods when Wells Fargo & Company, its affiliates and their clients achieve profits or outperformance.

Wells Fargo & Company may have interests in or provide services to portfolio companies or Portfolio interestholders or intermediaries that may not be fully aligned with the interests of all investors. Funds Management and its affiliates serve in multiple roles, including as investment adviser and, for most Portfolios, sub-adviser, as well as principal underwriter, custodian and securities lending agent.

These are all considerations of which an investor should be aware and which may cause conflicts that could disadvantage a Portfolio. Funds Management has instituted business and compliance policies, procedures and disclosures that are designed to identify, monitor and mitigate conflicts of interest.

THE SUB-ADVISERS AND PORTFOLIO MANAGERS
The following sub-advisers and portfolio managers perform day-to-day investment management activities for the Portfolios. Each sub-adviser is compensated for its services by Funds Management from the fees Funds Management receives for its services as adviser to the Portfolios. The Statement of Additional Information provides additional information about the portfolio managers' compensation, other accounts managed by the portfolio managers and the portfolio managers' ownership of securities in the Portfolios.


================================================================================
WELLS CAPITAL MANAGEMENT INCORPORATED (Wells Capital Management), an affiliate of Funds Management, an indirect, wholly owned subsidiary of Wells Fargo &
Company, located at 525 Market Street, San Francisco, CA 94105, is the
sub-adviser for the Emerging Growth, Equity Income, Index, Inflation-Protected
Bond, Money Market, Small Cap Index, Strategic Small Cap Value and Total Return
Bond Portfolios. Accordingly, Wells Capital Management is responsible for the day-to-day investment management activities of the Portfolios. Wells Capital
Management is a registered investment adviser that provides investment advisory services for registered mutual funds, company retirement plans, foundations, endowments, trust companies, and high net-worth individuals.

                                                                       ITEM 5 49

DALE E. BENSON, PH.D., CFA  Mr. Benson is jointly responsible for managing the Strategic Small Cap Value Portfolio,
Strategic Small Cap         which he has managed since 2006. Mr. Benson joined Wells Capital Management in
Value Portfolio             2003 as a senior portfolio manager and is responsible for the day-to-day management of all investment funds for the Benson Value team. From 1997 until 2003, as co-founder of Benson Associates, LLC, he was a senior portfolio manager and chief investment officer of Benson Associates. Education: B.A., Pacific Lutheran University; Ph.D., History,
                            University of Maine.
MICHAEL J. BRAY, CFA        Mr. Bray is jointly responsible for managing the Inflation-Protected Bond Portfolio,
Inflation-Protected Bond    which he has managed since 2005. Mr. Bray joined Wells Capital Management in 2005
Portfolio                   as a portfolio manager on the Customized Fixed Income Team specializing in government, agency and mortgage- and asset-backed securities. Prior to joining Wells
                            Capital Management, Mr. Bray was a principal responsible for multi-currency yield curve arbitrage business at Windward Capital, LLC from 2004 to 2005. From 1996 to
                            2004, he was the managing director at State Street Research and Management, focusing on mutual fund and institutional account management. Education: B.S., Math and Actuarial Science, University of Connecticut, Storrs; M.B.A., Pennsylvania State
                            University.
MARK D. COOPER, CFA         Mr. Cooper is jointly responsible for managing the Strategic Small Cap Value Portfolio,
Strategic Small Cap Value   which he has managed since 2006. Mr. Cooper joined Wells Capital Management in
Portfolio                   2003 as a senior portfolio manager for the Benson Value team, and shares responsibility for the day-to-day management of the funds. From 1997 until 2003 Mr.
                            Cooper, co-founder of Benson Associates, LLC, was a senior portfolio manager and president of Benson Associates. Education: B.A., Economics and Political Science,
                            University of California, Los Angeles; M.B.A., Wharton School of Business, University of
                            Pennsylvania.
ROBERT J. COSTOMIRIS, CFA   Mr. Costomiris is jointly responsible for managing the Strategic Small Cap Value
Strategic Small Cap         Portfolio, which he has managed since 2006. Mr. Costomiris joined Wells Capital
Value Portfolio             Management in 2005 as a value portfolio manager. Prior to joining Wells Capital
                            Management, Mr. Costomiris was a portfolio manager with Strong Capital
                            Management, Inc. since 2001. Education: B.S., Chemical Engineering, University of
                            Pennsylvania; M.B.A., Finance and Accounting, University of Chicago Graduate School
                            of Business.
GARY J. DUNN, CFA           Mr. Dunn is jointly responsible for managing the Equity Income Portfolio, which he has
Equity Income Portfolio     managed since 1989. He joined Wells Capital Management in 1998 as Principal for its
                            Equity Income Team. Prior to that, he served as Director of Institutional Investments of
                            Norwest Investment Management, which combined investment advisory services with
                            Wells Capital Management in 1999. Education: B.A., Economics, Carroll College.
GREGORY T. GENUNG, CFA      Mr. Genung is responsible for managing the Index Portfolio, which he has managed
Index Portfolio             since 2002, and the Small Cap Index Portfolio. Mr. Genung joined Wells Capital
Small Cap Index Portfolio   Management in 2001, and also manages certain Wells Fargo index and quantitative mutual funds, private accounts and collective trust funds. Education: B.S., Finance and
                            Economics equivalency degree, University of Minnesota, Duluth.

 50 ITEM 5

JAY N. MUELLER, CFA           Mr. Mueller is jointly responsible for managing the Inflation-Protected Bond Portfolio,
Inflation-Protected Bond      which he has managed since 2005. Mr. Mueller joined Wells Capital Management in
Portfolio                     2005 as a portfolio manager specializing in macroeconomic analysis. Prior to joining
                              Wells Capital Management, he served as a portfolio manager with Strong Capital
                              Management, Inc. (SCM) since 1991. Additional responsibilities at SCM included, serving as director of fixed income from 2002 to 2004. Education: B.A., Economics,
                              University of Chicago.
BRANDON M. NELSON, CFA        Mr. Nelson is jointly responsible for managing the Emerging Growth Portfolio, which he
Emerging Growth Portfolio     has managed since 2007. Mr. Nelson joined Wells Capital Management in 2005 as a portfolio manager. Prior to that, he was with Strong Capital Management, Inc. since
                              1996 and since October 2000, he has managed equity accounts. Education: B.S.,
                              Business Administration; M.S., Finance, University of Wisconsin, Madison; Mr. Nelson
                              was selected to participate in the Applied Security Analysis Program.
THOMAS O'CONNOR, CFA          Mr. O'Connor is jointly responsible for managing the Total Return Bond Portfolio, which
Total Return Bond Portfolio   he has managed since 2003. Mr. O'Connor joined Wells Capital Management in 2003 as a portfolio manager and was promoted to senior portfolio manager in 2007. Mr.
                              O'Connor is responsible for identifying value in mortgages. Prior to joining Wells
                              Capital Management, Mr. O'Connor was a portfolio manager in the Fixed Income
                              Division of Montgomery Asset Management from 2000 to 2003. Education: B.A.,
                              Business Administration, University of Vermont.
THOMAS C. OGNAR, CFA          Mr. Ognar is jointly responsible for managing the Emerging Growth Portfolio, which he
Emerging Growth Portfolio     has managed since 2007. Mr. Ognar joined Wells Capital Management in 2005 as a portfolio manager. Prior to joining Wells Capital Management, Mr. Ognar was a portfolio manager with Strong Capital Management, Inc. since May 2002 and managed separate and Institutional accounts since 2001. Mr. Ognar joined Strong Capital
                              Management, Inc. in 1998, and served as a senior equity research analyst from 1998 to
                              2002. Education: B.S., Finance, Miami University; M.S., Finance, University of Wisconsin,
                              Madison.
BRUCE C. OLSON, CFA           Mr. Olson is jointly responsible for managing the Emerging Growth Portfolio, which he
Emerging Growth Portfolio     has managed since 2007. Mr. Olson joined Wells Capital Management in 2005 as a portfolio manager. Prior to joining Wells Capital Management, he was a portfolio manager with Strong Capital Management, Inc. and managed separate and institutional accounts since January 1998. Mr. Olson joined Strong Capital
                              Management, Inc. in 1994. Education: B.A., Finance and History, Gustavus Adolphus
                              College.
CRAIG R. PIERINGER, CFA       Mr. Pieringer is jointly responsible for managing the Strategic Small Cap Value Portfolio,
Strategic Small Cap           which he has managed since 2006. Mr. Pieringer joined Wells Capital Management in
Value Portfolio               2003 as a portfolio manager. Prior to joining Wells Capital Management, Mr. Pieringer was a portfolio manager for Benson Associates Value/Contrarian strategy from 1997 until 2003. Education: B.S., Economics, The United States Military Academy, West Point,
                              New York; M.S. degree, International Public Policy, The Johns Hopkins University,
                              Washington, DC; M.B.A., Amos Tuck School of Business, Dartmouth College.
I. CHARLES RINALDI            Mr. Rinaldi is jointly responsible for managing the Strategic Small Cap Value Portfolio,
Strategic Small Cap           which he has managed since 2006. Mr. Rinaldi joined Wells Capital Management in
Value Portfolio               2005 as senior portfolio manager responsible for day-to-day management of its small value and small/mid cap value strategies. Prior to joining Wells Capital Management, he was a portfolio manager with Strong Capital Management, Inc. since 1997.
                              Education: B.A., Biology, St. Michael's College; M.B.A., Finance, Babson College.

                                                                       ITEM 5 51

WILLIAM STEVENS               Mr. Stevens is jointly responsible for managing the Total Return Bond Portfolio, which
Total Return Bond Portfolio   he has managed since 1997. Mr. Stevens joined Wells Capital Management in 2003 as chief fixed income officer and senior managing director. He currently serves as senior portfolio manager and co-head of the Montgomery Fixed Income Investment
                              Strategies Team. Prior to joining Wells Capital Management, Mr. Stevens was president and chief investment officer of Montgomery Asset Management, with oversight responsibility for all investment related activities, as well as co-head and founder of
                              Montgomery's Fixed Income Division since 1992. Education: B.A., Economics, Wesleyan
                              University; M.B.A., Harvard Business School.
ROBERT M. THORNBURG           Mr. Thornburg is jointly responsible for managing the Equity Income Portfolio, which
Equity Income Portfolio       he has managed since 2006. Mr. Thornburg joined Wells Capital Management in 2000, where he has served as an analyst and is currently a portfolio manager for the Premier
                              Value team, providing investment management services for institutional clients, including retirement plans, foundations, endowments, and corporate portfolios.
                              Education: B.A., Finance, University of Montana.

================================================================================

ARTISAN PARTNERS LIMITED PARTNERSHIP (Artisan), located at 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202, is
a Milwaukee-based registered investment adviser. Artisan sub-advises the International Growth Portfolio. In this capacity, it is responsible for the day-to-day investment management of the Portfolio. Artisan provides investment management services to other mutual funds, corporate clients, endowments and foundations and multi-employer and public retirement plans.
MARK L. YOCKEY, CFA           Mr. Yockey is responsible for managing the International Growth Portfolio, which he
International Growth          has managed since 2004. Mr. Yockey joined Artisan in 1995 where he is Managing
  Portfolio                   Director and Portfolio Manager for Artisan's diversified international growth equity portfolios. Education: B.A., Finance, Michigan State University; M.B.A., Finance, Michigan
                              State University.


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
CADENCE CAPITAL MANAGEMENT, LLC (Cadence), located at 265 Franklin Street, Boston, MA 02110, is the investment sub-adviser for the Large Cap Appreciation Portfolio. Accordingly, Cadence is responsible for the day-to-day investment management activities of the Portfolio. Cadence is a registered investment adviser that provides investment management services to pension plans, endowments, mutual funds, and individual investors.
WILLIAM B. BANNICK, CFA       Mr Bannick is jointly responsible for managing the Large Cap Appreciation Portfolio,
Large Cap Appreciation        which he has managed since 2003. Mr. Bannick is chief investment officer at Cadence,
  Portfolio                   jointly responsible for managing all client portfolios. He joined Cadence in 1992 as a senior portfolio manager and was later promoted to managing director. Education:
                              B.S., Physics, University of Massachusetts; M.B.A., Finance, Boston University.
ROBERT L. FITZPATRICK, CFA    Mr. Fitzpatrick is jointly responsible for managing the Large Cap Appreciation Portfolio,
Large Cap Appreciation        which he has managed since 2004. Mr. Fitzpatrick joined Cadence in 1999 as a senior
  Portfolio                   analyst covering the computer hardware side of the technology industry. He was promoted in 2004 to portfolio manager jointly managing all client portfolios and was later promoted to managing director. Education: B.A., Psychology and Government,
                              Dartmouth College; M.B.A., Wharton School of Business.
MICHAEL J. SKILLMAN           Mr. Skillman is jointly responsible for managing the Large Cap Appreciation Portfolio,
Large Cap Appreciation        which he has managed since 2007. Mr. Skillman is chief executive officer at Cadence,
  Portfolio                   jointly responsible for managing all client portfolios. He joined Cadence in 1994 and was later promoted to managing director. Education: B.S., Business Administration-
                              Finance, California State University, Chico.

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

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
COOKE & BIELER, L.P. (Cooke & Bieler), a Pennsylvania limited partnership, is located at 1700 Market Street,
Philadelphia, PA 19103. Cooke & Bieler is the sub-adviser for the C&B Large Cap Value Portfolio and thereby is responsible for the day-to-day investment management responsibilities of the Portfolio. Cooke & Bieler's portfolio managers/research analysts work as a team in the management of the C&B Large Cap Value Portfolio. Individual stocks are selected by the analyst who has done the fundamental research to determine that the company meets Cooke & Bieler's quality and valuation parameters. If a portfolio manager/analyst is able to convince the group of the investment merits of the company, the stock is purchased. The analyst is responsible for the performance of the stock and monitors the on-going operations of the company to make buy and sell recommendations based on the valuation discipline. The impact of each analyst's investment decisions on the overall portfolio is closely monitored by all portfolio managers/analysts. Cooke &
Bieler is a registered investment adviser that provides investment management services to corporations, foundations, endowments, pension and profit sharing plans, trusts, estates and other institutions and individuals since 1951.
KERMIT S. ECK, CFA            Mr. Eck is jointly responsible for managing the C&B Large Cap Value Portfolio, which he
C&B Large Cap Value Portfolio has managed since 1997. Mr. Eck joined Cooke & Bieler in 1992 and has served as a partner, portfolio manager and research analyst since that time. Education: B.S.,
                              Computer Science, Montana State University; M.B.A., Stanford University.
DAREN C. HEITMAN, CFA         Mr. Heitman is jointly responsible for managing the C&B Large Cap Value Portfolio,
C&B Large Cap Value Portfolio which he has managed since 2005. Mr. Heitman joined Cooke & Bieler in 2005 as a portfolio manager. Before joining Cooke & Bieler, Mr. Heitman was with Schneider
                              Capital Management as a senior analyst from 2000 until 2005. Education: B.S., Finance,
                              Iowa State University; M.B.A., University of Chicago.
MICHAEL M. MEYER, CFA         Mr. Meyer is jointly responsible for managing the C&B Large Cap Value Portfolio, which
C&B Large Cap Value Portfolio he has managed since 1993. Mr. Meyer joined Cooke & Bieler in 1993 where he has served as a partner, portfolio manager and research analyst since that time. Education:
                              B.A., Economics, Davidson College; M.B.A., The Wharton School of Business.
JAMES R. NORRIS               Mr. Norris is jointly responsible for managing the C&B Large Cap Value Portfolio, which
C&B Large Cap Value Portfolio he has managed since 1998. Mr. Norris joined Cooke & Bieler in 1998 where he has been a partner, portfolio manager and research analyst since that time. Education: B.S.,
                              Management, Guilford College; M.B.A., University of North Carolina.
EDWARD W. O'CONNOR, CFA       Mr. O'Connor is jointly responsible for managing the C&B Large Cap Value Portfolio,
C&B Large Cap Value Portfolio which he has managed since 2002. Mr. O'Connor joined Cooke & Bieler in 2002 where he has been a portfolio manager and research analyst since that time and became a partner in 2006. Prior to joining Cooke & Bieler, Mr. O'Connor was with Cambiar
                              Investors where he served as an equity analyst and portfolio manager and participated in Cambiar's 2001 management buyout. Education: B.A., Economics and Philosophy,
                              Colgate University; M.B.A., University of Chicago.
R. JAMES O'NEIL, CFA          Mr. O'Neil is jointly responsible for managing the C&B Large Cap Value Portfolio, which
C&B Large Cap Value Portfolio he has managed since 1990. Mr. O'Neil joined Cooke & Bieler in 1988 where he has been a partner, portfolio manager and research analyst since that time. Education: B.A.,
                              Economics, Colby College; M.B.A., Harvard School of Business.
MEHUL TRIVEDI, CFA            Mr. Trivedi is jointly responsible for managing the C&B Large Cap Value Portfolio, which
C&B Large Cap Value Portfolio he has managed since 1998. He joined Cooke & Bieler in 1998 where he has been a partner, portfolio manager and research analyst since that time. Education: B.A.,
                              International Relations, University of Pennsylvania; B.S., Economics, Wharton School of
                              Business; M.B.A., Wharton School of Business.


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

                                                                       ITEM 5 53

GALLIARD CAPITAL MANAGEMENT, INC. (Galliard), an affiliate of Funds Management and indirect wholly owned subsidiary of
Wells Fargo & Company, located at 800 LaSalle Avenue, Suite 2060, Minneapolis, MN 55479, is the investment sub-adviser for the Managed Fixed Income Portfolio and the Stable Income Portfolio. In this capacity, Galliard is responsible for the day-to-day investment management of the Portfolios. Galliard is a registered investment adviser that provides investment advisory services to bank and thrift institutions, pension and profit sharing plans, trusts and charitable organizations and corporate and other business entities.
RICHARD MERRIAM, CFA          Mr. Merriam is jointly responsible for managing the Managed Fixed Income Portfolio
Managed Fixed Income          and the Stable Income Portfolio, both of which he has managed since 2004. Mr.
  Portfolio
Stable Income Portfolio       Merriam joined Galliard at the firm's inception in 1995 as a managing partner and has since been responsible for investment process and strategy. Education: B.A., Economics and English, University of Michigan; M.B.A., University of Minnesota.
AJAY MIRZA, CFA               Mr. Mirza is jointly responsible for managing the Managed Fixed Income Portfolio and
Managed Fixed Income          the Stable Income Portfolio, both of which he has managed since 2004. Mr. Mirza
  Portfolio
Stable Income Portfolio       joined Galliard at the firm's inception in 1995 and has since been serving as a portfolio manager and mortgage specialist. Education: B.E., Instrumentation, Birla Institute of
                              Technology (India), M.A., Economics, Tulane University; M.B.A., University of Minnesota.


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
LSV ASSET MANAGEMENT (LSV), located at 1 North Wacker Drive, Suite 4000, Chicago, IL 60606, is the investment sub-adviser for the International Value Portfolio. In this capacity, it is responsible for the day-to-day investment management of the Portfolio. LSV is a registered investment adviser that provides investment management services to other mutual funds, corporate clients, endowments and foundations in addition to multi-employer and public investment plans.
JOSEF LAKONISHOK              Dr. Lakonishok is jointly responsible for managing the International Value Portfolio,
International Value Portfolio which he has managed since 2003. Dr. Lakonishok has served as CEO, Partner and
                              Portfolio Manager for LSV since its founding in 1994. Education: B.A., Economics and
                              Statistics, Tel Aviv University; M.B.A., Tel Aviv University; M.S. and Ph.D., Business
                              Administration, Cornell University.
PUNEET MANSHARAMANI, CFA      Mr. Mansharamani is jointly responsible for managing the International Value Portfolio,
International Value Portfolio which he has managed since 2006. Mr. Mansharamani has served as a Partner and
                              Portfolio Manager of LSV since 2006 and as a Quantitative Analyst since 2000.
                              Education: B.S., Engineering, Delhi University, Delhi College of Engineering; M.S.,
                              Engineering, Case Western Reserve University, Case School of Engineering.
MENNO VERMEULEN, CFA          Mr. Vermeulen is jointly responsible for managing the International Value Portfolio,
International Value Portfolio which he has managed since 2003. Mr. Vermeulen has served as a Portfolio Manager and Senior Quantitative Analyst for LSV since 1995 and as a Partner for LSV since 1998.
                              Education: M.S., Econometrics, Erasmus University at Rotterdam.
ROBERT W. VISHNY              Dr. Vishny is jointly responsible for managing the International Value Portfolio, which
International Value Portfolio he has managed since 2003. Dr. Vishny has served as Partner and Portfolio Manager for
                              LSV since its founding in 1994. Education: B.A., Economics, Mathematics, and
                              Philosophy, University of Michigan; Ph.D., Economics, Massachusetts Institute of
                              Technology.


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
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 54 ITEM 5


NEW STAR INSTITUTIONAL MANAGERS LIMITED (New Star), located at 1 Knightsbridge Green, London, SW1X 7NE, England, is a
London-based U.S.-registered investment adviser. New Star sub-advises the International Core Portfolio. In this capacity, it is responsible for the day-to-day investment management activities of the Portfolio. New Star provides investment advisory services to foreign- and U.S.-based corporate, endowment and foundation clients.
MARK BEALE                    Mr. Beale is jointly responsible for managing the International Core Portfolio, which he
International Core Portfolio  has managed since 2004. Mr. Beale joined New Star in 1982 and is the lead portfolio manager for New Star's international equity product. He is a member of the Investment
                              Policy and Currency Group, and is responsible for New Star's research and stock selection within the U.S. market. Mr. Beale is Co-Head of Institutional Equity and has oversight of the New Star Team based approach. Education: B.A., Economic History,
                              University of Sussex, England.
BRIAN COFFEY                  Mr. Coffey is jointly responsible for managing the International Core Portfolio, which he
International Core Portfolio  has managed since 2006. Mr. Coffey joined New Star in 1988. He is the lead portfolio manager for the Emerging Market portfolios. He is a member of the Investment Policy
                              Group and leads the efforts for research and stock selection in Latin America.
                              Education: B.Sc., Financial Economics, University of London.
RICHARD LEWIS                 Mr. Lewis is jointly responsible for managing the International Core Portfolio, which he
International Core Portfolio  has managed since 2005. Mr. Lewis joined New Star in 1989. Mr. Lewis is a member of the Investment Policy and Currency Group, and has specific regional responsibility for
                              New Star's European Equity group. Mr. Lewis is Co-Head of Institutional Equity and has oversight of the New Star Team based approach. Education: B.S., Economics and
                              Statistics, Bristol University, England.


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
PEREGRINE CAPITAL MANAGEMENT, INC. (Peregrine), an affiliate of Funds Management and direct wholly owned subsidiary of Wells Fargo & Company, located at 800 LaSalle Avenue, Suite 1850, Minneapolis, MN 55402, is the investment sub-adviser for the Large Company Growth Portfolio, Small Company Growth Portfolio and Small Company Value
Portfolio. Accordingly, Peregrine is responsible for the day-to-day investment management activities of the Portfolios.
Peregrine is a registered investment adviser that provides investment advisory services to corporate and public pension plans, profit sharing plans, savings investment plans, 401(k) Plans, foundations and endowments.
JASON R. BALLSRUD, CFA        Mr. Ballsrud is jointly responsible for managing the Small Company Value Portfolio,
Small Company Value Portfolio which he has managed since 2005. Mr. Ballsrud is a portfolio manager for the Small Cap
                              Value style. He joined Peregrine in 1997 as a research analyst. Education: B.S., Finance,
                              University of Minnesota; M.B.A., Finance, University of Minnesota.
TASSO H. COIN, JR., CFA       Mr. Coin is jointly responsible for managing the Small Company Value Portfolio, which
Small Company Value Portfolio he has managed since 2002. Mr. Coin joined Peregrine in 1995 as a senior vice president. Education: B.A., Economics, Loyola University.
JOHN S. DALE, CFA             Mr. Dale is jointly responsible for managing the Large Company Growth Portfolio,
Large Company Growth          which he has managed since 1983. Mr. Dale joined Peregrine in 1987 as a senior vice
  Portfolio                   president and portfolio manager. He founded this strategy in 1983 and has managed large company growth portfolios since 1971. Education: B.A., Marketing, University of
                              Minnesota.
WILLIAM A. GRIERSON           Mr. Grierson is jointly responsible for managing the Small Company Growth Portfolio,
Small Company Growth          which he has managed since 2005. Mr. Grierson joined Peregrine in 2000 as a securities
  Portfolio                   analyst on the Small Cap Growth Equity team. In 2005, he became a member of the portfolio management team responsible for the Small Company Growth Portfolio.
                              Education: B.A., Lawrence University.

                                                                       ITEM 5 55

DANIEL J. HAGEN, CFA          Mr. Hagen is jointly responsible for managing the Small Company Growth Portfolio,
Small Company Growth          which he has managed since 2003. Mr. Hagen joined Peregrine in 1996 as a securities
  Portfolio                   analyst on the Small Cap Growth Equity team and became a member of the portfolio management team in 2001. Education: B.S., Finance, University of Minnesota.
PAUL E. VON KUSTER, CFA       Mr. von Kuster is jointly responsible for managing the Small Company Growth
Small Company Growth          Portfolio, which he has managed since 1984. Mr. von Kuster joined Peregrine in 1984 as
  Portfolio                   a senior vice president and portfolio manager. Education: B.A., Philosophy, Princeton
                              University.
ROBERT B. MERSKY, CFA         Mr. Mersky is jointly responsible for managing the Small Company Growth Portfolio,
Small Company Growth          which he has managed since 1984. Mr. Mersky is a founder, president and portfolio
  Portfolio                   manager at Peregrine. He co-manages Peregrine's Small Cap Growth Equity style and oversees the Small Company Growth Portfolio. Mr. Mersky has actively managed small cap stocks since 1973. Education: B.S., Accounting, University of Minnesota.
GARY E. NUSSBAUM, CFA         Mr. Nussbaum is jointly responsible for managing the Large Company Growth
Large Company Growth          Portfolio, which he has managed since 1990. Mr. Nussbaum joined Peregrine in 1990 as
  Portfolio                   a vice president and portfolio manager where he has managed large company growth portfolios. Education: B.A., Finance, University of Wisconsin; M.B.A., University of
                              Wisconsin.
DOUGLAS J. PUGH, CFA          Mr. Pugh is jointly responsible for managing the Small Company Value Portfolio, which
Small Company Value Portfolio he has managed since 2002. Mr. Pugh joined Peregrine in 1997 as a Senior Vice
                              President. Education: B.S.B.A., Drake University; M.B.A., University of Minnesota.
JAMES P. ROSS, CFA            Mr. Ross is jointly responsible for managing the Small Company Growth Portfolio,
Small Company Growth          which he has managed since 2005. Mr. Ross joined Peregrine in 1996 as a Senior
  Portfolio                   Portfolio Advisor on the Small Cap Growth Equity team, which is responsible for the
                              Small Company Growth Portfolio. Education: B.B.A., University of Iowa; M.B.A.,
                              University of Iowa.


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
SMITH ASSET MANAGEMENT GROUP, L.P. (Smith), an affiliate of Funds Management, located at 100 Crescent Court, Suite
1150, Dallas, TX 75201, is the investment sub-adviser for the Disciplined Growth Portfolio. In this capacity, it is responsible for the day-to-day investment management of the Portfolio. Smith is a registered investment adviser that provides investment management services to company retirement plans, foundations, endowments, trust companies, and high net-worth individuals using a disciplined equity style.
STEPHEN S. SMITH, CFA         Mr. Smith is responsible for managing the Disciplined Growth Portfolio. Mr. Smith is
Disciplined Growth Portfolio  Principal, Chief Executive Officer, and Chief Investment Officer of the Smith Group since
                              1995. Education: B.S., Industrial Engineering; M.B.A., University of Alabama.

 56 ITEM 5

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

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
SSGA FUNDS MANAGEMENT, INC. (SSgA), located at One Lincoln Street, Boston, MA 02110, is the investment sub-adviser for the Diversified Fixed Income Portfolio, Diversified Stock Portfolio and International Index Portfolio. In this capacity,
SSgA is responsible for the day-to-day investment management activities of the portfolio. SSgA is a registered investment adviser and currently provides advisory services only to registered investment management companies. SSgA is a subsidiary of State Street Corporation and an affiliate of State Street Bank and Trust Company.
LYNN BLAKE, CFA               Ms. Blake is jointly responsible for managing the Diversified Stock Portfolio and is a
Diversified Stock Portfolio   co-portfolio manager for the International Index Portfolio, both of which she has
International Index Portfolio managed since 2006. Ms. Blake is a dual employee of SSgA and SSgA FM. Ms. Blake is a
                              Managing Director of SSgA and the Head of the Non-US Markets in the Global
                              Structured Products Group. She is currently responsible for overseeing the management of all non-U.S. equity index strategies. In addition, Ms. Blake is responsible for new product development and research. She has been in the investment management field since she joined SSgA in 1987. Education: B.S., Carroll School of
                              Management at Boston College; M.B.A., Northeastern University. She also earned the
                              Chartered Financial Analyst designation and is a member of the Boston Security
                              Analysts Society.
MICHAEL J. BRUNELL            Mr. Brunell is a dual employee of SSgA and SSgA FM. He has been a member of the
Diversified Fixed Income      Passive Fixed Income Portfolio Management Group since January 2004 and. Previously,
Portfolio                     Mike was responsible for managing the U.S. Bond Operation group from January 2000 to December 2003. Prior to joining the Fixed Income group, Mike spent 3 years in the
                              Mutual Funds Custody division of State Street Corporation working on the accounting side of various domestic and international equity and bond portfolios. Mr. Brunell earned his B.S. degree in Business Administration from Saint Michael's College and his
                              M.S.F from Boston College in May of 2004. He is also a CFA Level II candidate.
DWAYNE HANCOCK, CFA           Mr. Hancock is jointly responsible for managing the Diversified Stock Portfolio, and is
Diversified Stock Portfolio   the lead portfolio manager of the International Index Portfolio, both of which he has
International Index Portfolio managed since 2006. Mr. Hancock is a dual employee of SSgA and SSgA FM. He is a Vice
                              President of SSgA and a Senior Portfolio Manager in the firm's Global Structured
                              Products Group. He is also a member of the SSgA Valuation Committee and is the GSPG product specialist for their Sector/Style funds. He has managed a broad array of funds whose portfolios have held securities from emerging markets and/or the US market. In addition to his direct fund responsibilities, Mr. Hancock has worked on the formulation of trading strategies for index change trades, Russell reconstitution and MSCI quarterly rebalancing and provisional trades. Mr. Hancock joined SSgA in 1996. Education: B.S.,
                              Business Administration, Framingham State College; M.B.A., Boston College. He also earned the Chartered Financial Analyst designation and is a member of the Boston
                              Security Analysts Society.
ELYA SCHWARTZMAN              Mr. Schwartzman is a dual employee of SSgA and SSgA FM. Mr. Schwartzman is a
Diversified Fixed Income      portfolio manager in the Passive Fixed Income Portfolio Management Group. Prior to
Portfolio                     assuming his current role, he spent ten years as an analyst and portfolio manager in the Active Credit group, covering a broad group of industry sectors in both Investment
                              Grade and Speculative Grade markets. Prior to joining SSgA in 1999, Mr. Schwartzman was a high yield analyst at Baring Asset Management. He also spent four years at
                              DRI/McGraw-Hill as a research economist, where he ran econometric models, performed econometric analysis and authored articles covering the U.S. economy and the U.S. steel industry. Mr. Schwartzman earned his B.A. degree in Economics from
                              Trinity College (CT) and his M.B.A. degree from the Sloan School of Management at
                              MIT, specializing in Quantitative Finance.


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
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                                                                       ITEM 5 57


SYSTEMATIC FINANCIAL MANAGEMENT, L.P. (Systematic), located at 300 Frank W. Burr Boulevard, Glenpointe East, Teaneck,
NJ 07666, is the investment sub-adviser for the Equity Value Portfolio. In this capacity, it is responsible for the day-to-day investment management of the Portfolio. Systematic is a registered investment adviser that provides investment management services to other mutual funds, corporate clients, endowments and foundations in addition to multi-employer and public investment plans.
D. KEVIN MCCREESH, CFA        Mr. McCreesh is jointly responsible for managing the Equity Value Portfolio, which he
Equity Value Portfolio        has managed since 2003. Mr. McCreesh joined Systematic in 1996. He is Systematic's chief investment officer and co-manages the firm's large and small/mid cap portfolios.
                              Education: B.S., Geology, University of Delaware; M.B.A., Drexel University. Mr. McCreesh
                              is a member of the Association for Investment Management and Research (AIMR) and
                              the New York Society of Security Analysts (NYSSA).
RONALD M. MUSHOCK, CFA        Mr. Mushock is jointly responsible for managing the Equity Value Portfolio, which he
Equity Value Portfolio        has managed since 2003. Mr. Mushock joined Systematic in 1997 as an equity analyst and was promoted to portfolio manager in 2000. He currently co-manages the firm's large cap portfolios and maintains portfolio management responsibility for all mid and small/mid cap portfolios. Education: B.S., Finance, Seton Hall University; M.B.A., New
                              York University. Mr. Mushock is a member of the AIMR and the NYSSA.

================================================================================

 58 ITEM 5

ITEM 6: INTERESTHOLDER INFORMATION AND
ITEM 7: DISTRIBUTION ARRANGEMENTS
--------------------------------------------------------------------------------

The following pages provide information regarding how Portfolio Interests are priced, how Interests can be purchased and redeemed and how distributions are paid from the Portfolios. Information is also provided explaining that Interests are sold without a sales load or other fees.

                                                                ITEMS 6 AND 7 59

PRICING PORTFOLIO INTERESTS
--------------------------------------------------------------------------------

The NAV of each Portfolio is determined as of 4:00 P.M., except the Money Market Portfolio is determined as of 5:00 P.M., Eastern Time (Valuation Time), on all weekdays that the New York Stock Exchange is open for business (Business Day), with the exception of Columbus Day and Veterans Day for the May Portfolios and the Diversified Fixed Income Portfolio. NAV Interest is calculated by dividing the aggregate value of the Portfolio's assets less all liabilities by the number of units of Interests outstanding.

Each Portfolio's investments, except the Money Market Portfolio, are generally valued at current market prices. Securities are generally valued based on the last sale price during the regular trading session if the security trades on an exchange ("closing price"). Securities that are not traded primarily on an exchange generally are valued using latest quoted bid prices obtained by an independent pricing service. Securities listed on the Nasdaq Stock Market, Inc., however, are valued at the Nasdaq Official Closing Price (NOCP), and if no NOCP is available, then at the last reported sales price.

The Portfolio is required to depart from these general valuation methods and use fair value pricing methods to determine the values of certain investments if it believes that the closing price or the latest quoted bid price of a security, including securities that trade primarily on a foreign exchange, does not accurately reflect its current value when the Portfolio calculates its NAV. In addition, we use fair value pricing to determine the value of investments in securities and other assets, including illiquid securities, for which current market quotations are not readily available. The closing price or the latest quoted bid price of a security may not reflect its current value if, among other things, a significant event occurs after the closing price or latest quoted bid price but before the Portfolio calculates its NAV that materially affects the value of the security. We use various criteria, including a systematic evaluation of U.S. market moves after the close of foreign markets, in deciding whether a foreign security's market price is still reliable and, if not, what fair market value to assign to the security. With respect to any portion of the Portfolio's assets that are invested in other mutual funds, the Portfolio's NAV is calculated based upon the net asset values of the other mutual funds in which the Portfolio invests, and the prospectuses for those companies explain the circumstances under which those companies will use fair value pricing and the effects of using fair value pricing. In light of the judgment involved in fair value decisions, there can be no assurance that a fair value assigned to a particular security is accurate or that it reflects the price that the Portfolio could obtain for that security if it were to sell the security as of the time of fair value pricing. Such fair value pricing may result in NAVs that are higher or lower than NAVs based on the closing price or latest quoted bid price.

The Money Market Portfolio uses the amortized cost method to determine the value of its portfolio securities pursuant to Rule 2a-7 under the 1940 Act. The amortized cost method involves valuing a security at its cost and amortizing any discount or premium over the period until maturity, regardless of the impact of fluctuating interest rates on the market value of the security. While this method provides certainty in valuation, it may result in periods during which the value, as determined by amortized cost, is higher or lower than the price that the Portfolio would receive if the security were sold. During these periods the yield to a interestholder may differ somewhat from that which could be obtained from a similar portfolio that uses a method of valuation based upon market prices. Thus, during periods of declining interest rates, if the use of the amortized cost method resulted in a lower value of the Portfolio's investment portfolio on a particular day, a prospective interestholder in the Portfolio would be able to obtain a somewhat higher yield than would result from investment in a portfolio using solely market values, and existing Portfolio interestholders would receive correspondingly less income. The converse would apply during periods of rising interest rates.

Rule 2a-7 provides that in order to value its portfolio using the amortized cost method, a Portfolio must maintain a dollar-weighted average portfolio maturity of 90 days or less, purchase securities having remaining maturities (as defined in Rule 2a-7) of thirteen months or less and invest only in those high-quality securities that are determined by the Board to present minimal credit risks. The maturity of an instrument is generally deemed to be the period remaining until the date when the principal amount thereof is due or the date on which the instrument is to be redeemed. However, Rule 2a-7 provides that the maturity of an instrument may be deemed shorter in the case of certain instruments, including certain variable- and floating-rate instruments subject to demand features. Pursuant to Rule 2a-7, the Board is required to establish procedures designed to stabilize, to the extent reasonably possible, a Portfolio's price per share as computed for the purpose of sales and redemptions at $1.00. Such procedures include review of the Portfolio's investment portfolio holdings by the Board, at such intervals as it may deem appropriate, to determine whether the Portfolio's NAV calculated by using available market quotations deviates

 60 PRICING PORTFOLIO INTERESTS
from $1.00 per share based on amortized cost. The extent of any deviation will be examined by the Board. If such deviation exceeds 1/2 of 1%, the Board will promptly consider what action, if any, will be initiated. In the event the Board determines that a deviation exists that may result in material dilution or other unfair results to investors or existing interestholders, the Board will take such corrective action as it regards as necessary and appropriate, including the sale of portfolio instruments prior to maturity to realize capital gains or losses or to shorten average portfolio maturity, withholding dividends or establishing a NAV per share by using available market quotations. It is the intention of the Portfolio to maintain a per share NAV of $1.00, but there can be no assurance that the Portfolio will do so.

Trading in securities on European, Far Eastern and other international securities exchanges and over-the-counter markets is normally completed well before the close of business on each Business Day. Trading in foreign securities, however, may not take place on all Business Days or may take place on days other than Business Days. The determination of the prices of foreign securities may be based on the latest market quotations for the securities markets. If events occur that affect the securities' value after the close of the markets on which they trade, the Portfolios may make adjustments to the value of the securities for purposes of determining NAV.

For purposes of determining NAV, the Portfolios convert all assets and liabilities denominated in foreign currencies into U.S. dollars at the mean of the bid and asked prices of such currencies against the U.S. dollar last quoted by a major bank prior to the time of conversion.

                                                  PRICING PORTFOLIO INTERESTS 61

PURCHASING PORTFOLIO INTERESTS
--------------------------------------------------------------------------------

Interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended ("1933 Act"). All investments in the Portfolios are made without a sales load, at the NAV next determined after an order is received by the Portfolio. Investments in the Portfolios may only be made by certain institutional investors, whether organized within or outside the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). An investor in a Portfolio must also be an "accredited investor," as that term is defined under Rule 501(a) of Regulation D under the 1933 Act.

The Trust reserves the right to reject purchase orders for any reason. At the Valuation Time on each Business Day, the value of each investor's interest in a Portfolio will be determined by multiplying the Portfolio's NAV by the percentage, effective for that day, that represents that investor's share of the aggregate Interests in the Portfolio. Any additions to or withdrawals of those Interests which are to be effected on that day will then be effected. Each investor's share of the aggregate Interests in the Portfolio then will be recomputed using the percentage equal to the fraction (1) the numerator of which is the value of the investor's investment in the Portfolio as of the Valuation Time on that day plus or minus, as the case may be, the amount of any additions to or withdrawals from such investment effected on that day and (2) the denominator of which is the Portfolio's aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors. The percentages so determined then will be applied to determine the value of each investor's respective interest in the Portfolio as of the Valuation Time on the following Business Day.

There is no minimum initial or subsequent investment amount in a Portfolio. However, since each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in federal funds (I.E., monies credited to the account of the Trust's custodian by a Federal Reserve Bank).

 62 PURCHASING PORTFOLIO INTERESTS

REDEEMING OR REPURCHASING PORTFOLIO INTERESTS
--------------------------------------------------------------------------------

An investor in a Portfolio may withdraw all or any portion of its investment in the Portfolio at the NAV next determined after a withdrawal request in proper form is furnished by the investor to the Trust. The proceeds of a withdrawal generally will be paid by the Portfolio in federal funds normally on the business day after the withdrawal is effected, but in any event within seven days. Investments in a Portfolio may not be transferred. The right of redemption may not be suspended nor the payment dates postponed for more than seven days except when the New York Stock Exchange is closed (or when trading thereon is restricted) for any reason other than its customary weekend or holiday closings or under any emergency or other circumstances as determined by the SEC.

Redemptions from a Portfolio may be made wholly or partially in portfolio securities. The Trust has filed an election with the SEC pursuant to which each Portfolio will only consider effecting a redemption in portfolio securities if the particular interestholder is redeeming more than the lesser of $250,000 or 1% of the Portfolio's NAV over a 90-day period.

Excessive trading by Portfolio interestholders can negatively impact a Portfolio and its long-term interestholders in several ways, including by disrupting Portfolio investment strategies, increasing transaction costs, decreasing tax efficiency and diluting the value of shares held by long-term interestholders. Excessive trading in Portfolio interests can negatively impact a Portfolio's long-term performance by requiring it to maintain more assets in cash or to liquidate portfolio holdings at a disadvantageous time. Certain Portfolios may be more susceptible than others to these negative effects. For example, Portfolios that have a greater percentage of their investments in non-U.S. securities may be more susceptible than other Portfolios to arbitrage opportunities resulting from pricing variations due to time zone differences across international financial markets. Similarly, Portfolios that have a greater percentage of their investments in small company securities may be more susceptible than other Portfolios to arbitrage opportunities due to the less liquid nature of small company securities. Both types of Portfolios also may incur higher transaction costs in liquidating portfolio holdings to meet excessive redemption levels. Fair value pricing may reduce these arbitrage opportunities, thereby reducing the additional risk of the negative effects of excessive trading.

The Portfolios, except the Money Market Portfolio, actively discourage the portfolio disruption and negative effects on long-term interestholders that can result from excessive trading activity by Portfolio interestholders. The Board has approved the Portfolios' policy and procedures, which provide, among other things, that Funds Management may deem trading activity to be excessive if it determines that such trading activity would likely be disruptive to a Portfolio by increasing expenses or lowering returns. The extent to which trading activity may be disruptive depends on a number of factors including, but not limited to, the number of trades, the size of the trades relative to the size of the Portfolio and the type of Portfolio involved. Although the policies adopted by the Portfolios do not prohibit frequent trading in a money market portfolio, Funds Management will seek to prevent an interestholder from utilizing the Money Market Portfolio to facilitate frequent purchases and redemptions of shares in non-money market portfolios.

                                REDEEMING OR REPURCHASING PORTFOLIO INTERESTS 63

DISTRIBUTIONS
--------------------------------------------------------------------------------

A Portfolio's net income consists of (1) all dividends, accrued interest (including earned discount, both original issue and market discount), and other income, including any net realized gains on the Portfolio's assets, less (2) all actual and accrued expenses of the Portfolio, amortization of any premium, and net realized losses on the Portfolio's assets, all as determined in accordance with generally accepted accounting principles. In general, all of a Portfolio's net income is allocated pro rata among the investors in the Portfolio. However, allocations of a Portfolio's taxable income, gain, loss and deduction as determined for federal income tax purposes shall be made in a different manner. A Portfolio's net income generally is not distributed to the investors in the Portfolio, except as determined by the Board from time to time, but instead is included in the NAV of the investors' respective Interests in the Portfolio.

 64 DISTRIBUTIONS

TAXES
--------------------------------------------------------------------------------

Each Portfolio has been and will continue to be operated in a manner so as to qualify it as a non-publicly traded partnership for federal income tax purposes. Provided that a Portfolio so qualifies, it will not be subject to any federal income tax on its income and gain (if any). However, each investor in the Portfolio will be taxable on its distributive share of the Portfolio's taxable income in determining its federal income tax liability. As a non-publicly traded partnership, the Portfolio will be deemed to have "passed through" to interestholders any interests, dividends, gains and losses. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. All Portfolios will have less than 100 investors. The Trust's taxable year-end for all Portfolios is the last day of May, except for the Diversified Fixed Income, Diversified Stock, and the Money Market Portfolios, each of which has a taxable year end on the last day of February. Although the Trust will not be subject to federal income tax, it will file all required federal income tax returns.

It is intended that each Portfolio's assets, income and distribution will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through a Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Portfolio (E.G., distributing at least 90% of the regulated investment company's "investment company taxable income" annually).

                                                                        TAXES 65

[GRAPHIC APPEARS HERE]

             NOT FDIC INSURED - NO BANK GUARANTEE - MAY LOSE VALUE
                       www.wellsfargo.com/advantagefunds

                  Part B - Statement of Additional Information


                            WELLS FARGO MASTER TRUST

                         C&B Large Cap Value Portfolio
                          Disciplined Growth Portfolio
                       Diversified Fixed Income Portfolio
                          Diversified Stock Portfolio
                           Emerging Growth Portfolio
                            Equity Income Portfolio
                             Equity Value Portfolio
                                Index Portfolio
                       Inflation-Protected Bond Portfolio
                          International Core Portfolio
                         International Growth Portfolio
                         International Index Portfolio
                         International Value Portfolio
                        Large Cap Appreciation Portfolio
                         Large Company Growth Portfolio
                         Managed Fixed Income Portfolio
                             Money Market Portfolio
                           Small Cap Index Portfolio
                         Small Company Growth Portfolio
                         Small Company Value Portfolio
                            Stable Income Portfolio
                      Strategic Small Cap Value Portfolio
                          Total Return Bond Portfolio


                               February 15, 2007


                   ITEM 9. COVER PAGE AND TABLE OF CONTENTS.


     This Part B is not a prospectus. It is intended to provide additional information regarding the twenty-three Portfolios of Wells Fargo Master Trust (the "Trust") and should be read in conjunction with the Trust's Part A dated February 15, 2007. All terms used in Part B that are defined in Part A will have the same meanings assigned in Part A. The audited financial statements for the Portfolios, which include the portfolios of investments and independent registered public accounting firm's report for each Portfolio with the fiscal year ended September 30, 2006, as shown in the table that follows ("September Portfolios"), and for each Portfolio with the fiscal year ended May 31, 2006, as shown in the table that follows ("May Portfolios"), are hereby incorporated by reference to the Annual Reports, respectively. The Diversified Fixed Income, Diversified Stock and Money Market Portfolios commenced operations on June 26, 2006, and the Emerging Growth Portfolio commenced operations on January 31, 2007, therefore no audited financial statements are available for these Portfolios. Copies of Part A, Annual Reports and Semi-Annual Reports may be obtained without charge by calling 1-800-222-8222 or writing to WELLS FARGO ADVANTAGE FUNDS/SM/, P.O. Box 8266, Boston, MA 02266-8266.

FISCAL YEAR END        PORTFOLIO NAME
 September 30          C&B Large Cap Value Portfolio
                       Disciplined Growth Portfolio
                       Emerging Growth Portfolio
                       Equity Income Portfolio
                       Equity Value Portfolio
                       Index Portfolio
                       International Core Portfolio
                       International Growth Portfolio
                       International Index Portfolio
                       International Value Portfolio
                       Large Cap Appreciation Portfolio
                       Large Company Growth Portfolio
                       Small Cap Index Portfolio
                       Small Company Growth Portfolio
                       Small Company Value Portfolio
                       Strategic Small Cap Value Portfolio
 May 31                Inflation-Protected Bond Portfolio
                       Managed Fixed Income Portfolio
                       Stable Income Portfolio
                       Total Return Bond Portfolio
 February 28           Diversified Fixed Income Portfolio
                       Diversified Stock Portfolio
                       Money Market Portfolio

License Information about the S&P 500 Index
-------------------------------------------


     The Trust (the "Licensee") has entered into a license agreement with S&P authorizing the use of various S&P trademarks and trade names in connection with the marketing and/or promotion of certain of the Portfolios (collectively referred to, herein, as the "Products").


     The Products are not sponsored, endorsed, sold, or promoted by S&P, a division of The McGraw-Hill Companies, Inc. S&P makes no representation or warranty, express or implied, to the owners of the Products or any member of the public regarding the advisability of investing in securities generally or in the Products particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to the Licensee is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index which is determined, composed, and calculated by S&P without regard to the Licensee or the Products. S&P has no obligation to take the needs of the Licensee or the owners of the Products into consideration in determining, composing, or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of this issuance or sale of the Products or in the determination or calculation of the equation by which the Products are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing, or trading of the Products.


     S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to results to be obtained by Licensee, owners of the product, or any other person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits).

                              TABLE OF CONTENTS


                                                                         PAGE
                                                                         -----
ITEM 10. TRUST HISTORY                                                      1
ITEM 11. DESCRIPTION OF THE TRUST, PORTFOLIOS, INVESTMENTS AND RISKS        1
 Fundamental Investment Policies                                            1
 Non-Fundamental Investment Policies                                        2
PERMITTED INVESTMENT ACTIVITIES AND ASSOCIATED RISKS                        3
ITEM 12. MANAGEMENT OF THE TRUST                                           22
 Trustees and Officers                                                     22
 Code of Ethics                                                            26
PROXY VOTING POLICIES AND PROCEDURES                                       27
POLICIES AND PROCEDURES FOR DISCLOSURE OF FUND PORTFOLIO HOLDINGS          28
ITEM 13. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES               29
ITEM 14. INVESTMENT ADVISORY AND OTHER SERVICES.                           31
 Investment Adviser                                                        31
 Investment Sub-Advisers                                                   33
 Unaffiliated Sub-Advisers                                                 35
 Administrator                                                             36
 Custodian                                                                 36
 Fund Accountant                                                           36
ITEM 15. PORTFOLIO MANAGERS                                                36
ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.                         47
ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.                               52
ITEM 18. PURCHASE, REDEMPTION, AND PRICING OF SHARES                       52
DETERMINATION OF NET ASSET VALUE                                           53
ITEM 19. TAXATION.                                                         54
ITEM 20. UNDERWRITERS.                                                     54
ITEM 21. CALCULATION OF PERFORMANCE DATA.                                  54
ITEM 22. FINANCIAL STATEMENTS.                                             55
APPENDIX                                                                  A-1

                             ITEM 10. TRUST HISTORY

     In November 1998, the parent holding company of Wells Fargo Bank, N.A. ("Wells Fargo Bank"), adviser to the Stagecoach funds, merged with the parent holding company of Norwest Investment Management, Inc. ("NIM"), the adviser to the Norwest Advantage funds. Management and shareholders of both the Stagecoach Funds Family and the Norwest Advantage Funds Family approved a merger of the existing funds from both fund families into successor funds that are series of three newly formed investment companies registered under the 1940 Act. The Trust was established to continue the operations of certain existing portfolios of Wells Fargo Core Trust (Delaware) ("CT" or the "Trust"). The Trust's Board of Trustees (the "Board" or "Trustees") approved the change of the name of the Trust from "Wells Fargo Core Trust" to "Wells Fargo Master Trust" on November 5, 2002. The Trustees established fourteen portfolios of the Trust, each having a direct correlation to one predecessor CT portfolio, not including the following Portfolios:



PORTFOLIO                                   DATE PORTFOLIO COMMENCED OPERATIONS
 Large Cap Appreciation Portfolio           August 31, 2001
 Equity Value Portfolio                     August 29, 2003
 International Value Portfolio              October 31, 2003
 International Index Portfolio              October 6, 2004
 International Growth Portfolio             October 6, 2004
 C&B Large Cap Value Portfolio              December 6, 2004
 Inflation-Protected Bond Portfolio         July 25, 2005
 Total Return Bond Portfolio                July 25, 2005
 Strategic Small Cap Value Portfolio        January 31, 2006
 Diversified Fixed Income Portfolio         June 26, 2006
 Diversified Stock Portfolio                June 26, 2006
 Money Market Portfolio                     June 26, 2006
 Emerging Growth Portfolio                  January 31, 2007

      ITEM 11. DESCRIPTION OF THE TRUST, PORTFOLIOS, INVESTMENTS AND RISKS


     The Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust was organized as a Delaware statutory trust. The Trust's Amended and Restated Declaration of Trust authorizes the Board to issue an unlimited number of beneficial interests ("Interests") and to establish and designate such Interests into one or more portfolios. Interests may be purchased only by institutional investors which are "accredited investors" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"), and may not be purchased by individuals, S corporations, partnerships or grantor trusts. The number of investors for each Portfolio may not exceed 100.


     The Trust is currently comprised of twenty-three separate series (each, a "Portfolio" and collectively, the "Portfolios"): C&B Large Cap Value Portfolio, Disciplined Growth Portfolio, Diversified Fixed Income Portfolio, Diversified Stock Portfolio, Emerging Growth Portfolio, Equity Income Portfolio, Equity Value Portfolio, (formerly named the Large Cap Value Portfolio), Index Portfolio, Inflation-Protected Bond Portfolio, International Core Portfolio (formerly named the International Equity Portfolio), International Growth Portfolio, International Index Portfolio, International Value Portfolio (formerly named the Overseas Portfolio), Large Cap Appreciation Portfolio, Large Company Growth Portfolio, Managed Fixed Income Portfolio, Money Market Portfolio, Small Cap Index Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Stable Income Portfolio, Strategic Small Cap Value Portfolio, and Total Return Bond Portfolio. Each Portfolio is "diversified" as defined under the 1940 Act.


Fundamental Investment Policies
--------------------------------


     Each Portfolio has adopted the following fundamental investment policies; that is, they may not be changed without approval by the holders of a majority (as defined under the 1940 Act) of the outstanding voting securities of such Portfolio.


     THE PORTFOLIOS MAY NOT:


     (1) purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of a Portfolio's investments in that industry would equal or exceed 25% of the current value of the Portfolio's total assets, provided that this restriction does not limit a Portfolio's investments in (i) securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, (ii) securities of other investment companies, (iii) municipal securities, or (iv) repurchase agreements, and provided further that
(v) the Index Portfolio reserves the right to concentrate in any industry in which the S&P 500 Index becomes concentrated to the same degree during the same period (vi) the International Index

Portfolio reserves the right to concentrate in any industry in which the MSCI EAFE Index becomes concentrated to approximately the same degree during the same period and (vii) the Small Cap Index Portfolio reserves the right to concentrate in any industry in which the S&P 500 Index becomes concentrated to the same degree during the same period;


     (2) purchase securities of any issuer if, as a result, with respect to 75% of a Portfolio's total assets, more than 5% of the value of its total assets would be invested in the securities of any one issuer or the Portfolio's ownership would be more than 10% of the outstanding voting securities of such issuer, provided that this restriction does not limit a Portfolio's investments in securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities, or investments in securities of other investment companies;


     (3) borrow money, except to the extent permitted under the 1940 Act, including the rules, regulations and any exemptive orders obtained thereunder;


     (4) issue senior securities, except to the extent permitted under the 1940 Act, including the rules, regulations and any exemptive orders obtained thereunder;


     (5) make loans to other parties if, as a result, the aggregate value of such loans would exceed one-third of a Portfolio's total assets. For the purposes of this limitation, entering into repurchase agreements, lending securities and acquiring any debt securities are not deemed to be the making of loans;


     (6) underwrite securities of other issuers, except to the extent that the purchase of permitted investments directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in accordance with a Portfolio's investment program may be deemed to be an underwriting;


     (7) purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this shall not prevent a Portfolio from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business); nor


     (8) purchase or sell commodities, provided that (i) currency will not be deemed to be a commodity for purposes of this restriction, (ii) this restriction does not limit the purchase or sale of futures contracts, forward contracts or options, and (iii) this restriction does not limit the purchase or sale of securities or other instruments backed by commodities or the purchase or sale of commodities acquired as a result of ownership of securities or other instruments.


Non-Fundamental Investment Policies
------------------------------------


     Each Portfolio has adopted the following non-fundamental policies; that is, they may be changed by the Trustees at any time without approval of such Portfolio's Interestholders.


     (1) Each Portfolio may invest in shares of other investment companies to the extent permitted under the 1940 Act, including the rules, regulations and any exemptive orders obtained thereunder, provided however, that no Portfolio that has knowledge that its Interests are purchased by another investment company investor pursuant to Section 12(d)(1)(G) of the 1940 Act will acquire any securities of registered open-end management investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act, and provided further that any Portfolio that has knowledge that its Interests are purchased by another investment company pursuant to an exemptive order relating to Section 12(d)(1) of the 1940 Act that precludes underlying portfolios from acquiring any securities of any other investment company in excess of the limits contained in Section 12(d)(1)(A) of the 1940 Act, except for securities received as a dividend or as a result of a plan of reorganization of any company, will limit its acquisition of securities of other investment companies accordingly.


     (2) Each Portfolio may not invest or hold more than 15% (10% for the Money Market Portfolio) of the Portfolio's net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.


     (3) Each Portfolio may invest in futures or options contracts regulated by the Commodity Futures Trading Commission ("CFTC") for (i) bona fide hedging purposes within the meaning of the rules of the CFTC, and (ii) other purposes if, as a result, no more than 5% of the Portfolio's net assets would be invested in initial margin and premiums (excluding amounts "in-the-money") required to establish the contracts.


     (4) Each Portfolio may lend securities from its portfolio to approved brokers, dealers and financial institutions, to the extent permitted under the 1940 Act, including the rules, regulations and exemptions thereunder, which currently limit such activities to one-third of the value of a Portfolio's total assets (including the value of the collateral received). Any such loans of portfolio securities will be fully collateralized based on values that are marked-to-market daily.

     (5) Each Portfolio may not make investments for the purpose of exercising control or management, provided that this restriction does not limit a Portfolio's investments in securities of other investment companies or investments in entities created under the laws of foreign countries to facilitate investment in securities of that country.


     (6) Each Portfolio may not purchase securities on margin (except for short-term credits necessary for the clearance of transactions).


     (7) Each Portfolio may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short (short sales "against the box"), and provided that transactions in futures contracts and options are not deemed to constitute selling securities short.


     (8) Each Portfolio that is subject to Rule 35d-1 (the "Names Rule") under the 1940 Act, and that has a non-fundamental policy or policies in place to comply with the Names Rule, has adopted the following policy:


     Interestholders will receive at least 60 days' notice of any change to a Portfolio's non-fundamental policy complying with the Names Rule. The notice will be provided in Plain English in a separate written document, and will contain the following prominent statement or similar statement in bold-face type: "Important Notice Regarding Change in Investment Policy." This statement will appear on both the notice and the envelope in which it is delivered, unless it is delivered separately from other communications to investors, in which case the statement will appear either on the notice or the envelope in which the notice is delivered.


General
-------


     Notwithstanding the foregoing policies, any other investment companies in which the Portfolios may invest have adopted their own investment policies, which may be more or less restrictive than those listed above, thereby allowing a Portfolio to participate in certain investment strategies indirectly that are prohibited under the fundamental and non-fundamental investment policies listed above.


             PERMITTED INVESTMENT ACTIVITIES AND ASSOCIATED RISKS


     Set forth below are descriptions of permitted investment activities for the Portfolios and their associated risks. The activities are organized into various categories. To the extent that an activity overlaps two or more categories, the activity is referenced only once in this section. The Portfolios are subject to the limitations as described in this section and elsewhere in this SAI and/or the accompanying prospectus. Not all of the Portfolios participate in all of the investment activities described below. For purposes of monitoring the investment policies and restrictions of the Portfolios (with the exception of the loans of portfolio securities policy described below), the amount of any securities lending collateral held by a Portfolio will be excluded in calculating total assets.


DEBT SECURITIES
---------------


Asset-Backed Securities
-----------------------


     Asset-backed securities may be secured by consumer loans or receivables, home equity loans, automobile loans or leases, or other types of receivables or assets. Payments of principal and interest on some asset-backed securities may be "passed through" on a monthly or other periodic basis to investors and are typically supported by some form of credit enhancement, such as a letter of credit, surety bond, limited guaranty, or subordination. The extent of credit enhancement varies, but usually amounts to only a fraction of the asset-backed security's par value until exhausted. Ultimately, asset-backed securities are dependent upon payment of the assets held by the issuer, and a Portfolio should expect no recourse from the entity that sold the assets to the issuer. The actual maturity and realized yield may vary based upon the prepayment experience of the underlying asset pool and prevailing interest rates at the time of prepayment.


     Asset-backed securities in which a Portfolio may invest may be commercial paper backed by the loans or accounts receivable of an entity, such as a bank or credit card company. The issuer intends to repay using the assets backing the securities (once collected). Therefore, repayment depends largely on the cash-flows generated by the assets backing the securities. Sometimes the credit support for these securities is limited to the underlying assets. In other cases, it may be provided by a third party through a letter of credit, an agreement to repurchase assets, or an insurance guarantee.


     Repayment of these securities is intended to be obtained from an identified pool of diversified assets, typically receivables related to a particular industry, such as asset-backed securities related to credit card receivables, automobile receivables, trade receivables or diversified financial assets. The credit quality of most asset-backed commercial paper depends primarily on the credit quality for the assets underlying the securities, how well the entity issuing the securities is insulated from the credit risk of the originator (or any other affiliated entities) and the amount and quality of any credit support provided to the securities.


     Asset-backed commercial paper is often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of failures by obligors on these underlying assets to make payment, the securities may contain elements of credit support. The credit support falls into two categories: liquidity protection and protection against ultimate default on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that scheduled payments on the underlying pool are made in a timely fashion. Protection against ultimate default ensures payment on at least a portion of the assets in the pool. This protection may be provided through guarantees, insurance policies or letters of credit obtained from third parties, through various means of structuring the transaction or through a combination of these approaches. The degree of credit support provided on each issue is based generally on historical information relating to the level of credit risk associated with the payments. Delinquency or loss that exceeds the anticipated amount could adversely impact the return on an investment in an asset-backed security.


Bank Obligations
-----------------


     Bank obligations include certificates of deposit, time deposits, bankers' acceptances and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions. With respect to such obligations issued by foreign branches of domestic banks, foreign subsidiaries of domestic banks, and domestic and foreign branches of foreign banks, a Portfolio may be subject to additional investment risks that are different in some respects from those incurred by a Portfolio that invests only in debt obligations of domestic issuers. Such risks include possible future political and economic developments, the possible imposition of foreign withholding and other taxes (at potentially confiscatory levels) on amounts realized on such obligations, the possible establishment of exchange controls or the adoption of other foreign governmental restrictions that might adversely affect the payment of principal and interest on these obligations and the possible seizure or nationalization of foreign deposits. In addition, foreign branches of U.S. banks and foreign banks may be subject to less stringent reserve requirements and to different accounting, auditing, reporting and recordkeeping standards than those applicable to domestic branches of U.S. banks.


     Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time.


     Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits that may be held by a Portfolio will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation ("FDIC"). Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations, bearing fixed, floating or variable interest rates.


Below Investment-Grade Debt Securities
--------------------------------------


     Certain Portfolios may invest in debt securities that are in low or below investment-grade categories, or are unrated or in default at the time of purchase (sometimes referred to as high yield securities or "junk bonds"). Such debt securities have a much greater risk of default (or in the case of bonds currently in default, of not returning principal) and are more volatile than higher-rated securities of similar maturity. The value of such debt securities will be affected by overall economic conditions, interest rates, and the creditworthiness of the individual issuers. Additionally, these lower-rated debt securities may be less liquid and more difficult to value than higher-rated securities.


Bonds
-----


     A bond is an interest-bearing security issued by a company or governmental unit. The issuer of a bond has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal (the bond's face value) periodically or on a specified maturity date. An issuer may have the right to redeem or "call" a bond before maturity, in which case the investor may have to reinvest the proceeds at lower market rates. The value of fixed-rate bonds will tend to fall when interest rates rise and rise when interest rates fall. The value of "floating-rate" or "variable-rate" bonds, on the other hand, fluctuate much less in response to market interest-rate movements than the value of fixed-rate bonds.


     Bonds may be senior or subordinated obligations. Senior obligations generally have the first claim on a corporation's earnings and assets and, in the event of liquidation, are paid before subordinated debt. Bonds may be unsecured (backed only by the issuer's general creditworthiness) or secured (also backed by specified collateral).


Collateralized Debt Obligations
-------------------------------


     Collateralized debt obligations ("CDOs") include collateralized bond obligations ("CBOs"), collateralized loan obligations ("CLOs") and other similarly structured securities. A CBO is a trust which is backed by a diversified pool of high risk, below investment grade fixed income securities. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. CDOs may charge management fees and administrative expenses.

     For both CBOs and CLOs, the cashflows from the trust are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the "equity" tranche which bears the bulk of defaults from the bonds or loans in the trust and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Since it is partially protected from defaults, a senior tranche from a CBO trust or CLO trust typically has higher ratings and lower yields than its underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, CBO or CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults, as well as aversion to CBO or CLO securities as a class.


     The risks of an investment in a CDO depend largely on the type of the collateral securities and the class of the CDO in which a Portfolio invests. Normally, CBOs, CLOs and other CDOs are privately offered and sold, and thus, are not registered under the securities laws. As a result, investments in CDOs may be characterized by the Portfolios as illiquid securities, however an active dealer market may exist for CDOs allowing a CDO to qualify for Rule 144A transactions. In addition to the normal risks associated with fixed income securities discussed elsewhere in this Statement of Additional Information and the Portfolios' Prospectus(es), CDOs carry additional risks including, but not limited to the possibility that (i) distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the Portfolios may invest in CDOs that are subordinate to other classes; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.


Commercial Paper
----------------


     Commercial paper (including variable amount master demand notes, see "Floating and Variable Rate Obligation" below), refers to short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and typically has a maturity at the time of issuance not exceeding nine months. Variable amount master demand notes are demand obligations which permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payee of such notes whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes. Investments by the Portfolios in commercial paper (including variable rate demand notes and variable rate master demand notes issued by domestic and foreign bank holding companies, corporations and financial institutions, as well as similar instruments issued by government agencies and instrumentalities) will consist of issues that are rated in one of the two highest rating categories by a Nationally Recognized Statistical Ratings Organization ("NRSRO"), except that the Portfolios may purchase unrated commercial paper if, in the opinion of the adviser, such obligations are of comparable quality to other rated investments that are permitted to be purchased by the Portfolios.


Convertible Securities
-----------------------


     A convertible security is generally a debt obligation or preferred stock that may be converted within a specified period of time into a certain amount of common stock of the same or a different issuer. A convertible security provides a fixed-income stream and the opportunity, through its conversion feature, to participate in the capital appreciation resulting from a market price advance in its underlying common stock. As with a straight fixed-income security, a convertible security tends to increase in market value when interest rates decline and decrease in value when interest rates rise. Like a common stock, the value of a convertible security also tends to increase as the market value of the underlying stock rises, and it tends to decrease as the market value of the underlying stock declines. Because its value can be influenced by both interest-rate and market movements, a convertible security is not as sensitive to interest rates as a similar fixed-income security, nor is it as sensitive to changes in share price as its underlying stock.


     The creditworthiness of the issuer of a convertible security may be important in determining the security's true value. This is because the holder of a convertible security will have recourse only to the issuer. In addition, a convertible security may be subject to redemption by the issuer, but only after a specified date and under circumstances established at the time the security is issued.


     While the Portfolios use the same criteria to rate a convertible debt security that they would use to rate a more conventional debt security, a convertible preferred stock is treated like a preferred stock for a Portfolio's financial reporting, credit rating, and investment limitation purposes. Preferred stock is subordinated to all debt obligations in the event of insolvency, and an issuer's failure to make a dividend payment is generally not an event of default entitling the preferred shareholder to take action. Preferred stock generally has no maturity date, so that its market value is dependent on the issuer's business prospects for an indefinite period of time. In addition, distributions on preferred stock generally are taxable as dividend income, rather than interest payments, for federal income tax purposes.


Custodial Receipts for Treasury Securities
------------------------------------------


     These securities are typically represented by participations in trusts that hold U.S. Treasury securities, such as Treasury Investors Growth Receipts ("TIGRs") and Certificates of Accrual on Treasury Securities ("CATS"), or other obligations where the trust participations evidence ownership in either the future interest payments or the future principal payments on the obligations.

These participations are normally issued at a discount to their "face value," and can exhibit greater price volatility than ordinary debt securities because of the way in which their principal and interest are returned to investors.


Corporate Debt Securities
-------------------------


     Certain of the debt instruments purchased by the Portfolios may be interest-bearing securities issued by a company, called corporate debt securities. The issuer of a corporate debt security has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal periodically or on a specified maturity date. An issuer may have the right to redeem or "call" a corporate debt security before maturity, in which case the investor may have to reinvest the proceeds at lower market rates. The value of fixed-rate corporate debt securities will tend to fall when interest rates rise and rise when interest rates fall. The value of "floating-rate" or "variable-rate" corporate debt securities, on the other hand, fluctuate much less in response to market interest rate movements than the value of fixed-rate securities. Corporate debt securities may be senior or subordinated obligations. Senior obligations generally have the first claim on a corporation's earnings and assets and, in the event of liquidation, are paid before subordinated debt. Corporate debt securities may be unsecured (backed only by the issuer's general creditworthiness) or secured (also backed by specified collateral).


     Investors should be aware that even though interest-bearing securities are investments which promise a stable stream of income, the prices of such securities are inversely affected by changes in interest rates and, therefore, are subject to the risk of market price fluctuations. Long-term securities are affected to a greater extent by interest rates than shorter-term securities. The values of fixed-income corporate debt securities also may be affected by changes in the credit rating or financial condition of the issuing entities. Once the rating of a portfolio security has been changed to a rating below investment-grade, the particular Portfolio considers all circumstances deemed relevant in determining whether to continue to hold the security. Certain corporate debt securities that may be purchased by the Portfolio, such as those rated "Baa" by Moody's Investors Service, Inc. ("Moody's") and "BBB" by Standard & Poor's Rating Group ("S&P") may be subject to such risk with respect to the issuing entity and to greater market fluctuations than certain lower yielding, higher-rated fixed-income securities. Corporate debt securities which are rated "Baa" by Moody's are considered medium grade obligations; they are neither highly protected nor poorly secured, and are considered by Moody's to have speculative characteristics. Securities rated "BBB" by S&P are regarded as having adequate capacity to pay interest and repay principal, and, while such debt securities ordinarily exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for securities in this category than in higher-rated categories. If a security held by a Portfolio is downgraded to a rating below investment-grade, such Portfolio may continue to hold the security until such time as the adviser determines it to be advantageous for the Portfolio to sell the security. The ratings of S&P, Fitch and Moody's are more fully described in the Appendix.


Dollar Roll Transactions
------------------------


     Dollar roll transactions are transactions wherein a Portfolio sells fixed-income securities, typically mortgage-backed securities, and makes a commitment to purchase similar, but not identical, securities at a later date from the same party. Like a forward commitment, during the roll period no payment is made for the securities purchased and no interest or principal payments on the security accrue to the purchaser, but the Portfolio assumes the risk of ownership. A Portfolio is compensated for entering into dollar roll transactions by the difference between the current sales price and the forward price for the future purchase, as well as by the interest earned on the cash proceeds of the initial sale. Like other when-issued securities or firm commitment agreements, dollar roll transactions involve the risk that the market value of the securities sold by a Portfolio may decline below the price at which the Portfolio is committed to purchase similar securities. In the event the buyer of securities from a Portfolio under a dollar roll transaction becomes insolvent, the Portfolio's use of the proceeds of the transaction may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Portfolio's obligation to repurchase the securities. The Portfolios will engage in dollar roll transactions for the purpose of acquiring securities for its portfolio and not for investment leverage.


Fixed-Income Securities
-----------------------


     Interest-bearing securities are investments which promise a stable stream of income; however, the prices of such securities are inversely affected by changes in interest rates and, therefore, are subject to the risk of market price fluctuations. Long-term securities are affected to a greater extent by interest rates than shorter-term securities. The values of fixed-income securities also may be affected by changes in the credit rating or financial condition of the issuing entities. Once the rating of a portfolio security has been changed to a rating below investment-grade, the particular Portfolio considers all circumstances deemed relevant in determining whether to continue to hold the security. Certain securities that may be purchased by the Portfolio, such as those rated "Baa" by Moody's Investors Service, Inc. ("Moody's") and "BBB" by Standard & Poor's Rating Group ("S&P") and Fitch Investors Service, Inc. ("Fitch") may be subject to such risk with respect to the issuing entity and to greater market fluctuations than certain lower yielding, higher-rated fixed-income securities. Securities which are rated "Baa" by Moody's are considered medium-grade obligations; they are neither highly protected nor poorly secured, and are considered by Moody's to have speculative characteristics. Securities rated "BBB" by S&P are regarded as having adequate capacity to pay interest and repay principal, and, while such debt securities ordinarily exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for securities in this category than in higher-rated categories. Securities rated "BBB" by Fitch are considered investment-grade and of satisfactory credit quality; however, adverse changes in economic conditions and circumstances are more likely to have an adverse impact on these securities and, therefore, impair timely payment. If a security held by a Portfolio is downgraded to a rating below investment-grade, such Portfolio may continue to hold the security until such time as the adviser determines it to be advantageous for the Portfolio to sell the security. The ratings of Fitch, Moody's and S&P are more fully described in the Appendix.


Floating- and Variable-Rate Obligations
---------------------------------------


     Floating- and variable-rate obligations include obligations such as demand notes and bonds , and they may also purchase certificates of participation in such instruments. Variable-rate demand notes include master demand notes that are obligations that permit a Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Portfolio, as lender, and the borrower. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank's prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. The issuer of such obligations ordinarily has a right, after a given period, to prepay at its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days notice to the holders of such obligations. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks.


     There generally is no established secondary market for these obligations because they are direct lending arrangements between the lender and borrower. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, a Portfolio's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and a Portfolio may invest in obligations which are not so rated only if the adviser determines that at the time of investment the obligations are of comparable quality to the other obligations in which such Portfolio may invest. The adviser, on behalf of a Portfolio, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in such Portfolio's portfolio. Floating- and variable-rate instruments are subject to interest-rate and credit risks.


     The floating- and variable-rate instruments that the Portfolios may purchase include certificates of participation in such instruments.


Funding Agreements
------------------


     A Portfolio may invest in funding agreements issued by domestic insurance companies. Funding agreements are short-term, privately placed, debt obligations of insurance companies that offer a fixed- or floating-rate of interest. These investments are not readily marketable and therefore are considered to be illiquid securities. (See the section entitled "Illiquid Securities").


Guaranteed Investment Contracts
-------------------------------


     Certain Portfolios may invest in guaranteed investment contracts ("GICs") issued by insurance companies. Pursuant to such contracts, a Portfolio makes cash contributions to a deposit fund of the insurance company's general account. The insurance company then credits to the deposit fund on a monthly basis guaranteed interest at a rate based on an index. The GICs provide that this guaranteed interest will not be less than a certain minimum rate. The insurance company may assess periodic charges against a GIC for expense and service costs allocable to it, and these charges will be deducted from the value of the deposit fund. A Portfolio will purchase a GIC only when the adviser has determined that the GIC presents minimal credit risks to the Portfolio and is of comparable quality to instruments in which the Portfolio may otherwise invest. Because a Portfolio may not receive the principal amount of a GIC from the insurance company on seven days' notice or less, a GIC may be considered an illiquid investment. The term of a GIC will be one year or less. The interest rate on a GIC may be tied to a specified market index and is guaranteed not to be less than a certain minimum rate.


High Yield Securities
----------------------


     High yield securities (also known as "junk bonds") are debt securities that are rated below investment-grade, are unrated and deemed by us to be below investment-grade, or in default at the time of purchase. These securities have a much greater risk of default (or in the case of bonds currently in default, of not returning principal) and may be more volatile than higher-rated securities of similar maturity. The value of these debt securities can be affected by overall economic conditions, interest rates, and the creditworthiness of the individual issuers. Additionally, these securities may be less liquid and more difficult to value than higher-rated securities.


     The market values of certain high yield and comparable unrated securities tend to be more sensitive to individual corporate developments and changes in economic conditions than investment-grade securities. In addition, issuers of high yield and comparable unrated securities often are highly leveraged and may not have more traditional methods of financing available to them so that their ability to service their debt obligations during an economic downturn or during sustained periods of rising interest rates may be impaired.


     The risk of loss due to default by such issuers is significantly greater because high yield and comparable unrated securities generally are unsecured and frequently are subordinated to senior indebtedness. The Portfolio may incur additional expenses to the extent that it is required to seek recovery upon a default in the payment of principal or interest on its portfolio holdings. The existence of limited markets for high yield and comparable unrated securities may diminish the Portfolio's ability to: (a) obtain accurate market quotations for purposes of valuing such securities and calculating its net asset value; and (b) sell the securities at fair value either to meet redemption requests or to respond to changes in the economy or in financial markets.


     Although the general market for high yield debt and comparable unrated securities is no longer new, the market for such securities has not yet weathered a major sustained economic recession. The effect that such a recession might have on such securities is not known. Any such recession, however, could disrupt severely the market for such securities and adversely affect the value of such securities. Any such economic downturn also could severely and adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon.


Inflation-Protected Debt Securities
------------------------------------


     The Inflation-Protected Bond Portfolio invests primarily in, and the Portfolios may invest in inflation-protected debt securities. Inflation-protected debt securities, which are instruments whose prices are indexed to a measure of inflation such as, for example, the Consumer Price Index. The value of these securities at maturity or their coupon rate is determined by reference to the specific measure of inflation to which they are linked.


     A Portfolio's yield will reflect both the inflation-adjusted interest income and the inflation adjustment to principal, which are features of inflation-protected debt securities. The current income generated by a Portfolio will vary with changes in the measure of inflation to which the inflation-protected securities held in the Portfolio's portfolio are linked and may be more or less than traditional debt securities.


     The value of inflation-protected debt securities is expected to change in response to changes in real interest rates. Unlike traditional debt securities whose return is based on nominal interest rates that include inflation expectations as a component, the return on these securities is based on real interest rates that already take into account the inflation expectations of the market. As a result, interest payments will vary as the security's principal is adjusted for inflation. Inflation-protected debt securities are subject to greater risk than traditional debt securities if interest rates rise in a low inflation environment. Generally, the value of an inflation-protected debt security will fall when real interest rates rise and inversely, rise when real interest rates fall.


     While these securities are expected to be protected from long term inflationary trends, short term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the debt securities' inflationary measure.


     For federal income tax purposes, both interest payments and the difference between original principal and the inflation-adjusted principal of inflation-protected debt securities will be treated as interest income subject to taxation. Interest payments are taxable when received or accrued. The inflation adjustment to principal is subject to tax in the year the adjustment is made, not at maturity of the security when the cash from the repayment of principal is received.


Loan Participations
-------------------


     Loan participations (sometimes called "bank loans") are purchases in loans or instruments in which the Portfolios may invest directly that are owned by banks or other institutions. A loan participation gives a Portfolio an undivided proportionate interest in a loan or instrument. Loan participations may carry a demand feature permitting the holder to tender the interests back to the bank or other institution. Loan participations, however, do not provide the Portfolio with any right to enforce compliance by the borrower, nor any rights of set-off against the borrower and the Portfolio may not directly benefit from any collateral supporting the loan in which it purchased a loan participation. As a result, the Portfolio will assume the credit risk of both the borrower and the lender that is selling the loan participation.


Money Market Instruments
------------------------


     Investments in the following types of high-quality money market instruments that have remaining maturities not exceeding one year are permitted: (i) U.S. Government obligations; (ii) negotiable certificates of deposit, bankers' acceptances and fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the FDIC; (iii) commercial paper rated at the date of purchase "Prime-1" by Moody's Investors Services, Inc. ("Moody's") or "A-1" or "A-1-" by Standard & Poor's Rating Group ("S&P"), or, if unrated, of comparable quality as determined by the adviser; and (iv) repurchase agreements. A Portfolio also may invest in short-term U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that at the time of investment: (i) have more than $10 billion, or the equivalent in other currencies, in total assets; and (ii) in the opinion of the adviser, are of comparable quality to obligations of U.S. banks which may be purchased by the Portfolio.


     LETTERS OF CREDIT. Certain of the debt obligations (including certificates of participation, commercial paper and other short-term obligations) which a Portfolio may purchase may be backed by an unconditional and irrevocable letter of credit of a bank, savings and loan association or insurance company which assumes the obligation for payment of principal and interest in the event of default by the issuer. Only banks, savings and loan associations and insurance companies which, in the opinion of the adviser, are of comparable quality to issuers of other permitted investments of the Portfolio, may be used for letter of credit-backed investments.


Mortgage-Related Securities
----------------------------


     Mortgage-related securities (also known as mortgage pass-through securities), represent interests in "pools" of mortgages in which payments of both interest and principal on the securities are made monthly, in effect "passing through" monthly payments made by the individual borrowers on the residential mortgage loans that underlie the securities (net of fees paid to the issuer or guarantor of the securities). The stated maturities of mortgage-related securities may be shortened by unscheduled prepayments of principal on the underlying mortgages, or extended in rising interest-rate environments. Therefore, it is not possible to predict accurately the average maturity of a particular mortgage-related security. Variations in the maturities of mortgage-related securities will affect the yield of the Portfolio. Rates of repayment of principal on mortgage pass-through securities that are higher or lower than expected may expose a Portfolio to a lower rate of return upon reinvestment of principal. Also, if a security subject to prepayment has been purchased at a premium, in the event of prepayment the value of the premium would be lost. Like other fixed-income securities, when interest rates rise, the value of a mortgage-related security generally will decline; however, when interest rates decline, the value of mortgage-related securities with prepayment features may not increase as much as other fixed-income securities. Payment of principal and interest on some mortgage-related securities issued by a government agency (but not the market value of the securities themselves) may be guaranteed by the full faith and credit of the U.S. Government or its agencies or instrumentalities. Mortgage-related securities created by private issuers (such as commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers) may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance, and letters of credit, which may be issued by governmental entities, private insurers or the mortgage poolers. Collateralized mortgage obligations, adjustable rate mortgages and mortgage participation certificates are the primary types of mortgage-related securities utilized by the Portfolios.


     COLLATERALIZED MORTGAGE OBLIGATIONS ("CMOS"). CMOs may be collateralized by whole mortgage loans but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by the Government National Mortgage Association ("GNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC") or Federal National Mortgage Association ("FNMA"). CMOs are structured into multiple classes, with each class bearing a different stated maturity. Payments of principal, including prepayments, are first returned to investors holding the shortest maturity class; investors holding longer maturity classes receive principal only after the first class has been retired. A longer duration or greater sensitivity to interest rate fluctuations generally increases the risk level of the CMO.


     COMMERCIAL MORTGAGE-BACKED SECURITIES ("CMBSS"). CMBSs include securities that reflect an interest in, and are secured by, mortgage loans on commercial real property. The market for CMBSs developed more recently and in terms of total outstanding principal amount of issues is relatively small compared to the market for residential single-family mortgage-backed securities. Many of the risks of investing in CMBSs reflect the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments, and the ability of a property to attract and retain tenants. CMBSs may be less liquid and exhibit greater price volatility than other types of mortgage- or asset-backed securities.


     ADJUSTABLE RATE MORTGAGES ("ARMS"). ARMs may be issued or guaranteed by a government agency such as the GNMA, FNMA or FHLMC, or by a private issuer. The full and timely payment of principal and interest on GNMA ARMs is guaranteed by GNMA and backed by the full faith and credit of the U.S. Government. FNMA also guarantees full and timely payment of both interest and principal, while FHLMC guarantees full and timely payment of interest and ultimate payment of principal. FNMA and FHLMC ARMs are not backed by the full faith and credit of the United States. However, because FNMA and FHLMC are government-sponsored enterprises, these securities are generally considered to be high-quality investments that present minimal credit risks. The mortgages underlying ARMs guaranteed by GNMA are typically insured or guaranteed by the Federal Housing Administration, the Veterans Administration or the Farmers Home Administration, whereas those underlying ARMs issued by FNMA or FHLMC are typically conventional residential mortgages which are not so insured or guaranteed, but which conform to specific underwriting, size and maturity standards. The yields provided by ARMs issued by a government agency have historically exceeded the yields on other types of U.S. Government securities with comparable maturities, although there can be no assurance that this historical performance will continue.


     ARMs are also offered by private issuers. These securities generally offer a higher rate of interest, but also involve greater credit and interest rate risk than U.S. Government agency issued ARMs because they offer no direct or indirect governmental guarantees. However, many private issuers or servicers of ARMs guarantee or provide insurance for timely payment of interest and principal. In addition, the Total Return Bond Portfolio may purchase some mortgage-related securities through private placements that are restricted as to further sale. The value of these securities may be more volatile than other mortgage-related securities.


     MORTGAGE PARTICIPATION CERTIFICATES. Mortgage participation certificates ("PCs") and guaranteed mortgage certificates ("GMCs"), are both issued by the FHLMC. PCs resemble GNMA certificates in that each PC represents a pro rata share of all interest and principal payments made and owed on the underlying pool of mortgages. GMCs also represent a pro rata interest in a pool of mortgages. These instruments, however, pay interest semi-annually and return principal once a year in guaranteed minimum payments. Mortgage participation certificates differ from bonds in that principal is paid back by the borrower over the length of the loan rather than returned in a lump sum at maturity.


     OTHER MORTGAGE-RELATED SECURITIES. As new types of mortgage-related securities are developed and offered to investors, the adviser will, consistent with each Portfolio's investment objective, policies and quality standards, consider making investments in such new types of mortgage-related securities.


     PREPAYMENT AND EXTENSION RISK. The stated maturities of mortgage-related securities may be shortened by unscheduled prepayments of principal on the underlying mortgages, or extended in rising interest rate environments. Therefore, it is not possible to predict accurately the average maturity of a particular mortgage-related security. Variations in the maturities of mortgage-related securities will affect the Portfolios' yields. Rates of repayment of principal on mortgage-related securities that are higher or lower than expected may also expose the Portfolios to a lower rate of return upon reinvestment of principal. Also, if a security subject to prepayment has been purchased at a premium, in the event of prepayment, the value of the premium would be lost. Like other fixed-income securities, when interest rates rise, the value of a mortgage-related security generally will decline; however, when interest rates decline, the value of mortgage-related securities with prepayment features may not increase as much as other fixed-income securities.


     INTEREST RATE RISK. The interest rates on the underlying mortgages of mortgage-related securities generally are readjusted at periodic intervals ranging from one year or less to several years in response to changes in a predetermined, commonly recognized interest rate index. The adjustable rate feature should reduce, but will not eliminate, price fluctuations in such securities, particularly when market interest rates fluctuate. The NAV of each Portfolio's shares may fluctuate to the extent interest rates on underlying mortgages differ from prevailing market interest rates during periods between interest rate reset dates. Accordingly, investors could experience some loss if they redeem their shares of the Portfolios or if the Portfolios sell these portfolio securities before the interest rates on the underlying mortgages are adjusted to reflect prevailing market interest rates.


Municipal Bonds
---------------


     The two principal classifications of municipal bonds are "general obligation" and "revenue" bonds. Municipal bonds are debt obligations issued to obtain funds for various public purposes. Industrial development bonds are a specific type of revenue bond backed by the credit and security of a private user. Certain types of industrial development bonds are issued by or on behalf of public authorities to obtain funds to provide privately operated facilities.



     Certain of the municipal obligations held by the Portfolio may be insured as to the timely payment of principal and interest. The insurance policies usually are obtained by the issuer of the municipal obligation at the time of its original issuance. In the event that the issuer defaults on interest or principal payment, the insurer will be notified and will be required to make payment to the bondholders. There is, however, no guarantee that the insurer will meet its obligations. In addition, such insurance does not protect against market fluctuations caused by changes in interest rates and other factors.


     From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on municipal obligations. For example, under federal tax legislation enacted in 1986, interest on certain private activity bonds must be included in a shareholder's federal alternative minimum taxable income. Moreover, a Portfolio cannot predict what legislation, if any, may be proposed in the state legislature regarding the state income tax status of interest on such obligations, or which proposals, if any, might be enacted. Such proposals, while pending or if enacted, might materially and adversely affect the availability of municipal obligations generally for investment by the Portfolio and the liquidity and value of the Portfolio's portfolio. In such an event, the Portfolio would re-evaluate its investment objective and policies and consider possible changes in its structure or possible dissolution.


     Taxable Municipal Obligations. There is another type of municipal obligation that is subject to federal income tax for a variety of reasons. These municipal obligations do not qualify for the federal income exemption because (a) they did not receive necessary authorization for tax-exempt treatment from state or local government authorities, (b) they exceed certain regulatory limitations on the cost of issuance for tax-exempt financing or (c) they finance public or private activities that do not qualify for the federal income tax exemption. These non-qualifying activities might include, for example, certain types of multi-family housing, certain professional and local sports facilities, refinancing of certain municipal debt, and borrowing to replenish a municipality's underfunded pension plan.


Municipal Notes
----------------


     Municipal notes include, but are not limited to, tax anticipation notes ("TANs"), bond anticipation notes ("BANs"), revenue anticipation notes ("RANs") and construction loan notes. Notes sold as interim financing in anticipation of collection of taxes, a bond sale or receipt of other revenues are usually general obligations of the issuer.


     TANS. An uncertainty in a municipal issuer's capacity to raise taxes as a result of such events as a decline in its tax base or a rise in delinquencies could adversely affect the issuer's ability to meet its obligations on outstanding TANs. Furthermore, some municipal issuers mix various tax proceeds into a general fund that is used to meet obligations other than those of the outstanding TANs. Use of such a general fund to meet various obligations could affect the likelihood of making payments on TANs.


     BANS. The ability of a municipal issuer to meet its obligations on its BANs is primarily dependent on the issuer's adequate access to the longer term municipal bond market and the likelihood that the proceeds of such bond sales will be used to pay the principal of, and interest on, BANs.


     RANS. A decline in the receipt of certain revenues, such as anticipated revenues from another level of government, could adversely affect an issuer's ability to meet its obligations on outstanding RANs. In addition, the possibility that the revenues would, when received, be used to meet other obligations could affect the ability of the issuer to pay the principal of, and interest on, RANs.


     The values of outstanding municipal securities will vary as a result of changing market evaluations of the ability of their issuers to meet the interest and principal payments (i.e., credit risk). Such values also will change in response to changes in the interest rates payable on new issues of municipal securities (i.e., market risk). Changes in the value of municipal securities held in a Portfolio's portfolio arising from these or other factors will cause changes in the NAV per share of the Portfolio.


Stripped Securities
--------------------


     Stripped securities include Treasury receipts, securities of government-sponsored enterprises ("GSEs"), stripped mortgage-backed securities ("SMBS"), and other "stripped" securities that evidence ownership in either the future interest payments or the future principal payments on U.S. Government and other obligations. The stripped securities purchased are issued by the U.S. Government (or a U.S. Government agency or instrumentality) or by private issuers such as banks, corporations and other institutions at a discount to their face value. These securities generally are structured to make a lump-sum payment at maturity and do not make periodic payments of principal or interest. Hence, the duration of these securities tends to be longer and they are therefore more sensitive to interest-rate fluctuations than similar securities that offer periodic payments over time. The stripped securities purchased are not subject to prepayment or extension risk. SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. SMBS that are structured to receive interest only are extremely sensitive to changes in the prevailing interest rates as well as the rate of principal payments (including prepayments) on the related underlying mortgage assets, and are therefore much more volatile than SMBS that receive principal only.


     Stripped securities may also include participations in trusts that hold U.S. Treasury securities such as TIGRs and CATS or other obligations where the trust participations evidence ownership in either the future interest payments or the future principal payments on the obligations. These participations are normally issued at a discount to their "face value," and can exhibit greater price volatility than ordinary debt securities because of the way in which their principal and interest are returned to investors.


Supranational Agency Securities
-------------------------------


     Debt security investments may include the debt securities of "supranational" entities if the adviser believes that the securities do not present risks inconsistent with a Portfolio's investment objective. Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the World Bank), the European Coal and Steel Community, the Asian Development Bank and the InterAmerican Development Bank.


Synthetic Convertible Securities
--------------------------------


     "Synthetic" convertible securities, are derivative positions composed of two or more different securities whose investment characteristics, taken together, resemble those of convertible securities. For example, a Portfolio may purchase a non-convertible debt security and a warrant or option, which enables a Portfolio to have a convertible-like position with respect to a company, group of companies or stock index. Synthetic convertible securities are typically offered by financial institutions and investment banks in private placement transactions. Upon conversion, a Portfolio generally receives an amount in cash equal to the difference between the conversion price and the then current value of the underlying security. Unlike a true convertible security, a synthetic convertible comprises two or more separate securities, each with its own market value. Therefore, the market value of a synthetic convertible is the sum of the values of its fixed-income component and its convertible component. For this reason, the values of a synthetic convertible and a true convertible security may respond differently to market fluctuations. A Portfolio only invests in synthetic convertibles with respect to companies whose corporate debt securities are rated "A" or higher by Moody's or S&P and will not invest more than 15% of its net assets in such synthetic securities and other illiquid securities.


Unrated Investments
-------------------


     A Portfolio may purchase instruments that are not rated if, in the opinion of the adviser, such obligations are of investment quality comparable to other rated investments that are permitted to be purchased by such Portfolio. After purchase by a Portfolio, a security may cease to be rated or its rating may be reduced below the minimum required for purchase by such Portfolio. Neither event will require a sale of such security by the Portfolio. To the extent the ratings given by Moody's, Fitch, or S&P may change as a result of changes in such organizations or their rating systems, a Portfolio will attempt to use comparable ratings as standards for investments in accordance with the investment policies contained in its Part A and in this Part B. The ratings of Moody's, Fitch and S&P are more fully described in the Appendix to this Part B.



U.S. Government Obligations
---------------------------


     Securities issued by U.S. Government agencies or government-sponsored entities may not be guaranteed by the U.S. Treasury. The Government National Mortgage Association ("GNMA"), a wholly owned U.S. Government corporation, is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA and backed by pools of mortgages insured by the Federal Housing Administration or the Department of Veterans Affairs. U.S. Government agencies or government-sponsored entities (I.E., not backed by the full faith and credit of the U.S. Government) include the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"). Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U.S. Government. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but its participation certificates are not backed by the full faith and credit of the U.S. Government. If a government-sponsored entity is unable to meet its obligations, the performance of a Portfolio that holds securities of the entity will be adversely impacted. U.S. Government obligations are viewed as having minimal or no credit risk but are still subject to interest rate risk.


Zero-Coupon, Step-Coupon, and Pay-in-Kind Securities
----------------------------------------------------


     These securities are debt securities that do not make regular cash interest payments. Zero-coupon securities are securities that make no periodic interest payments, but are instead sold at discounts from face value. Step-up coupon bonds are debt securities that typically do not pay interest for a specified period of time and then, after the initial period, pay interest at a series of different rates. Pay-in-kind securities pay bondholders in more bonds instead of cash interest. Because these securities do not pay current cash income, the market prices of these securities generally are more volatile and are likely to respond to a greater degree to changes in interest rates than the market prices of securities that pay cash interest periodically having similar maturities and credit qualities.


DERIVATIVES
-----------


Derivative Securities
---------------------


     Derivative securities are securities that derive their value, at least in part, from the price of another security or asset, or the level of an index or a rate, including structured notes, bonds or other instruments with interest rates that are determined by reference to changes in the value of other interest rates, indices or financial indicators ("References") or the relative change in two or more References. Futures contracts and options transactions are also considered types of derivative securities, and are described more fully under the heading "Futures and Options Contracts" below.


     An investment is often made in derivative securities as a "hedge" against fluctuations in the value of the other securities in a Portfolio's portfolio, although the Portfolio may also invest in certain derivative securities for investment purposes only. While derivative securities are useful for hedging and investment, they also carry additional risks. A hedging policy may fail if the correlation between the value of the derivative securities and the other investments in a Portfolio's portfolio does not follow the adviser's expectations. If the adviser's expectations are not met, it is possible that the hedging strategy will not only fail to protect the value of the Portfolio's investments, but the Portfolio may also lose money on the derivative security itself. In addition, some derivative securities represent relatively recent innovations in the bond markets, and the trading market for these instruments is less developed than the markets for traditional types of debt instruments. It is uncertain how these instruments will perform under different economic and interest-rate scenarios. Because certain of these instruments are leveraged, their market values may be more volatile than other types of bonds and may present greater potential for capital gain or loss. Derivative securities and their underlying instruments may experience periods of illiquidity, which could cause a Portfolio to hold a security it might otherwise sell or could force the Portfolio to sell a security at inopportune times or for prices that do not reflect current market value. The possibility of default by the issuer or the issuer's credit provider may be greater for these structured and derivative instruments than for other types of instruments. As new types of derivative securities are developed and offered to investors, the adviser will, consistent with a Portfolio's investment objective, policies and quality standards, consider making investments in such new types of derivative securities.


     Additional risks of derivative securities include: the risk of disruption of a Portfolio's ability to trade in derivative securities because of regulatory compliance problems or regulatory changes; credit risk of counterparties to derivative contracts, and market risk (i.e., exposure to adverse price changes).


     The adviser uses a variety of internal risk management procedures to ensure that derivatives use is consistent with a Portfolio's investment objective, does not expose a Portfolio to undue risk and is closely monitored. These procedures include providing periodic reports to the Board concerning the use of derivatives.


     A Portfolio's use of derivatives also is subject to broadly applicable investment policies. For example, a Portfolio may not invest more than a specified percentage of its assets in "illiquid securities," including those derivatives that do not have active secondary markets. Nor may a Portfolio use certain derivatives without establishing adequate "cover" in compliance with the SEC rules limiting the use of leverage.


     Derivatives, both equity and credit, include options, futures and options on futures, which may be used to hedge a Portfolio's portfolio, to increase returns or to maintain exposure to a market without buying individual securities. These investments may pose risks in addition to those associated with investing directly in securities or other investments. These risks may include illiquidity of the equity derivative, imperfect correlation with underlying investments or the Portfolio's other portfolio holdings, and lack of availability. Accordingly, there is the risk that such practices may fail to serve their intended purposes, and may reduce returns or increase volatility. These practices also entail transactional expenses.


     CREDIT DERIVATIVES. Credit derivatives are a form of derivative that are divided into two basic types, credit default swaps and total return swaps, and are usually governed by the standard ISDA Master Agreement terms and conditions. A credit default swap involves a protection buyer and a protection seller. The Portfolio may be either a protection buyer or seller. The protection buyer makes periodic premium payments to the protection seller during the swap term in exchange for the protection seller agreeing to make certain defined payments to the protection buyer in the event certain defined credit events occur with respect to a particular security, issuer or basket of securities. A total return swap involves a total return receiver and a total return payor. The Portfolio may either be a total return receiver or payor. Generally, the total return payor sells to the total return receiver an amount equal to all cash flows and price appreciation on a defined security or asset payable at periodic times during the swap term (i.e., credit risk) in return for a periodic payment from the total return receiver based on designated index (e.g., LIBOR) and spread plus the amount of any price depreciation on the reference security or asset. The total return payor does not need to own the underlying security or asset to enter into a total return swap. The final payment at the end of the swap term includes final settlement of the current market price of the underlying reference security or asset, and payment by the applicable party for any appreciation or depreciation in value. Usually, collateral must be posted by the total return receiver to secure the periodic interest-based and market price depreciation payments depending on the credit quality of the underlying reference security and creditworthiness of the total return receiver, and the collateral amount is marked-to-market daily equal to the market price of the underlying reference security or asset between periodic payment dates. Another type of credit derivative is the credit-linked notes and other forms of debt obligations with an embedded credit default swap component. In this type of credit derivative, payments of principal and interest are linked to the performance of one or more reference debt securities or assets. In all of these credit derivative transactions, the same general risks of derivative transactions are present, but they offer greater risks of imperfect correlation between the performance and price of the underlying reference security or asset, and the general performance of the designated interest rate or index which is the basis for the periodic payment. If the Portfolio writes a credit default swap, it receives a premium up front but the Portfolio's exposure under the credit default swap is a form of leverage and will be subject to the restrictions on leveraged derivatives.


Derivative Securities: Futures and Options Contracts
----------------------------------------------------


     Certain Portfolios may invest in futures and options contracts. Futures and options contracts are types of "derivative securities," securities which derive their value, at least in part, from the price of another security or asset, or the level of an index or a rate. As is described in more detail below, a Portfolio often invests in these securities as a "hedge" against fluctuations in the value of the other securities that the Portfolio holds, although a Portfolio may also invest in certain derivative securities for investment purposes only.


     While derivative securities are useful for hedging and investment, they also carry additional risks. A hedging policy may fail if the correlation between the value of the derivative securities and the Portfolio's other investments does not follow the adviser's expectations. If the adviser's expectations are not met, it is possible that the hedging strategy will not only fail to protect the value of the Portfolio's investments, but the Portfolio may also lose money on the derivative security itself. Also, derivative securities are more likely to experience periods when they will not be readily tradable. If, as a result of such illiquidity, a Portfolio cannot settle a future or option contract at the time the adviser determines is optimal, the Portfolio may lose money on the investment. Additional risks of derivative securities include: the risk of the disruption of the Portfolios' ability to trade in derivative securities because of regulatory compliance problems or regulatory changes; credit risk of counterparties to derivative contracts; and market risk (i.e., exposure to adverse price changes).


     The adviser uses a variety of internal risk management procedures to ensure that derivatives use is consistent with a Portfolio's investment objectives, does not expose a Portfolio to undue risk and is closely monitored. These procedures include providing periodic reports to the Board concerning the use of derivatives.


     The use of derivatives by a Portfolio also is subject to broadly applicable investment policies. For example, a Portfolio may not invest more than a specified percentage of its assets in "illiquid securities," including those derivatives that do not have active secondary markets. Nor may a Portfolio use certain derivatives without establishing adequate "cover" in compliance with the U.S. Securities and Exchange Commission ("SEC") rules limiting the use of leverage.


     FUTURES CONTRACTS. Certain Portfolios may trade futures contracts and options on futures contracts. A futures transaction involves a firm agreement to buy or sell a commodity or financial instrument at a particular price on a specified future date. Futures contracts are standardized and exchange-traded, where the exchange serves as the ultimate counterparty for all contracts. Consequently, the only credit risk on futures contracts is the creditworthiness of the exchange.


     The purchaser or seller of a futures contract is not required to deliver or pay for the underlying instrument unless the contract is held until the delivery date. However, both the purchaser and seller are required to deposit "initial margin" with a futures broker when the parties enter into the contract. Initial margin deposits are typically equal to a percentage of the contract's value. If the value of either party's position declines, that party will be required to make additional "variation margin" payments to settle the change in value on a daily basis. The party that has a gain may be entitled to receive all or a portion of this amount. Initial and variation margin payments do not constitute purchasing securities on margin for purposes of a Portfolio's investment limitations. In the event of the bankruptcy of the broker that holds the margin on behalf of a Portfolio, the Portfolio may not receive a full refund of its margin.


     Although the Portfolios intend to purchase or sell futures contracts only if there is an active market for such contracts, a liquid market may not exist for a particular contract at a particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contracts prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subject a Portfolio to substantial losses. If it is not possible, or a Portfolio determines not to close a futures position in anticipation of adverse price movements, the Portfolio may be required to pay additional variation margin until the position is closed.


     Pursuant to a notice of eligibility claiming exclusion from the definition of Commodity Pool Operator filed with the National Futures Association on behalf of the Portfolios, neither the Trust nor any of the individual Portfolios is deemed to be a "commodity pool operator" under the Commodity Exchange Act ("CEA"), and , accordingly, they are not subject to registration or regulation as such under the CEA.


     Certain Portfolios may also purchase options on futures contracts. See "Options Trading" below.


     FOREIGN CURRENCY FUTURES CONTRACTS AND FOREIGN CURRENCY TRANSACTIONS. Certain Portfolios can invest in foreign currency futures contracts and foreign currency transactions which entail the same risks as other futures contracts as described above, but have the additional risks associated with international investing. Similar to other futures contracts, a foreign currency futures contract is an agreement for the future delivery of a specified currency at a specified time and at a specified price, will be secured by margin deposits, are regulated by the CFTC and are traded on designated exchanges. A Portfolio will incur brokerage fees when it purchases and sells futures contracts.


     Foreign currency transactions, such as forward foreign currency exchange contracts, are also contracts for the future delivery of a specified currency at a specified time and at a specified price. These transactions differ from futures contracts in that they are usually conducted on a principal basis instead of through an exchange, and therefore there are no brokerage fees, margin deposits are negotiated between the parties, and the contracts are settled through different procedures. The adviser considers on an ongoing basis the creditworthiness of the institutions with which the Portfolio enters into foreign currency transactions. Despite these differences, however, foreign currency futures contracts and foreign currency transactions (together, "Currency Futures") entail largely the same risks, and therefore the remainder of this section will describe the two types of securities together.


     Because certain Portfolios may invest in securities denominated in currencies other than the U.S. dollar and may temporarily hold Portfolios in bank deposits or other money market investments denominated in foreign currencies, they may be affected favorably or unfavorably by exchange control regulations or changes in the exchange rate between such currencies and the dollar. Changes in foreign currency exchange rates influence values within the Portfolio from the perspective of U.S. investors. The rate of exchange between the U.S. dollar and other currencies is determined by the forces of supply and demand in the foreign exchange markets. The international balance of payments and other economic and financial conditions, government intervention, speculation and other factors affect these forces.


     A Portfolio will purchase and sell Currency Futures in order to hedge its portfolio and to protect it against possible variations in foreign exchange rates pending the settlement of securities transactions. If a fall in exchange rates for a particular currency is anticipated, a Portfolio may sell a Currency Future as a hedge. If it is anticipated that exchange rates will rise, a Portfolio may purchase a Currency Future to protect against an increase in the price of securities denominated in a particular currency the Portfolio intends to purchase. These Currency Futures will be used only as a hedge against anticipated currency rate changes. Although such contracts are intended to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time, they tend to limit any potential gain which might result should the value of such currency increase.


     The use of Currency Futures involves the risk of imperfect correlation between movements in futures prices and movements in the price of currencies which are the subject of the hedge. The successful use of Currency Futures strategies also depends on the ability of the adviser to correctly forecast interest rate movements, currency rate movements and general stock market price movements. There can be no assurance that the adviser's judgment will be accurate. The use of Currency Futures also exposes a Portfolio to the general risks of investing in futures contracts: the risk of an illiquid market for the Currency Futures, the risk of exchange-imposed trading limits, and the risk of adverse regulatory actions. Any of these events may cause a Portfolio to be unable to hedge its securities, and may cause a Portfolio to lose money on its Currency Futures investments.


     Certain Portfolios may also purchase options on Currency Futures. See "Options Trading" below.

     (i)   Options Trading. Certain Portfolios may purchase or sell options on
           ---------------
     individual securities or options on indices of securities. The purchaser of an option risks a total loss of the premium paid for the option if the price of the underlying security does not increase or decrease sufficiently to justify the exercise of such option. The seller of an option, on the other hand, will recognize the premium as income if the option expires unrecognized but foregoes any capital appreciation in excess of the exercise price in the case of a call option and may be required to pay a price in excess of current market value in the case of a put option.


     A call option for a particular security gives the purchaser of the option the right to buy, and a writer the obligation to sell, the underlying security at the stated exercise price at any time prior to the expiration of the option, regardless of the market price of the security. The premium paid to the writer is in consideration for undertaking the obligation under the option contract. A put option for a particular security gives the purchaser the right to sell, and the writer the option to buy, the security at the stated exercise price at any time prior to the expiration date of the option, regardless of the market price of the security.


     The Portfolios will write call options only if they are "covered." In the case of a call option on a security or currency, the option is "covered" if a Portfolio owns the instrument underlying the call or has an absolute and immediate right to acquire that instrument without additional cash consideration (or, if additional cash consideration is required, cash, U.S. Government obligations or other liquid high grade debt obligations, in such amount are held in a segregated account by the Portfolio's custodian) upon conversion or exchange of other securities held by it. For a call option on an index, the option is covered if a Portfolio maintains with its custodian a diversified portfolio of securities comprising the index or liquid assets equal to the contract value. A call option is also covered if a Portfolio holds an offsetting call on the same instrument or index as the call written. The Portfolios will write put options only if they are "secured" by liquid assets maintained in a segregated account by the Portfolios' custodian in an amount not less than the exercise price of the option at all times during the option period.


     Each Portfolio may buy put and call options and write covered call and secured put options. Options trading is a highly specialized activity which entails greater than ordinary investment risk. Options may be more volatile than the underlying instruments, and therefore, on a percentage basis, an investment in options may be subject to greater fluctuation than an investment in the underlying instruments themselves. Purchasing options is a specialized investment technique that entails a substantial risk of a complete loss of the amounts paid as premiums to the writer of the option. If the adviser is incorrect in its forecast of market value or other factors when writing options, the Portfolio would be in a worse position than it would have been had if it had not written the option. If a Portfolio wishes to sell an underlying instrument (in the case of a covered call option) or liquidate assets in a segregated account (in the case of a secured put option), the Portfolio must purchase an offsetting option if available, thereby incurring additional transactions costs.


     Below is a description of some of the types of options in which a Portfolio may invest.


     A stock index option is an option contract whose value is based on the value of a stock index at some future point in time. Stock indexes fluctuate with changes in the market values of the stocks included in the index. The effectiveness of purchasing or writing stock index options will depend upon the extent to which price movements in a Portfolio's investment portfolio correlate with price movements of the stock index selected. Accordingly, successful use by a Portfolio of options on stock indexes will be subject to the adviser's ability to correctly analyze movements in the direction of the stock market generally or of particular industry or market segments. When a Portfolio writes an option on a stock index, the Portfolio will place in a segregated account with the Portfolio's custodian cash or liquid securities in an amount at least equal to the market value of the underlying stock index and will maintain the account while the option is open or otherwise will cover the transaction.


     The Portfolios may invest in stock index futures contracts and options on stock index futures contracts. A stock index futures contract is an agreement in which one party agrees to deliver to the other an amount of cash equal to a specific dollar amount multiplied by the difference between the value of a specific stock index at the close of the last trading day of the contract and the price at which the agreement is made. Stock index futures contracts may be purchased to protect a Portfolio against an increase in the prices of stocks that a Portfolio intends to purchase. The purchase of options on stock index futures contracts are similar to other options contracts as described above, where a Portfolio pays a premium for the option to purchase or sell a stock index futures contract for a specified price at a specified date. With options on stock index futures contracts, a Portfolio risks the loss of the premium paid for the option. The Portfolios may also invest in interest-rate futures contracts and options on interest-rate futures contracts. These securities are similar to stock index futures contracts and options on stock index futures contracts, except they derive their price from an underlying interest rate rather than a stock index.


     Interest-rate and index swaps involve the exchange by a Portfolio with another party of their respective commitments to pay or receive interest (for example, an exchange of floating-rate payments for fixed-rate payments). Index swaps involve the exchange by a Portfolio with another party of cash flows based upon the performance of an index of securities. Interest-rate swaps involve the exchange by a Portfolio with another party of cash flows based upon the performance of a specified interest rate. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. The Portfolios will usually enter into swaps on a net basis. In so doing, the two payment streams are netted out, with a Portfolio receiving or paying, as the case may be, only the net amount of the two payments. If a Portfolio enters into a swap, it will maintain a segregated account on a gross basis, unless the contract provides for a segregated account on a net basis. The risk of loss with respect to swaps generally is limited to the net amount of payments that a Portfolio is contractually obligated to make. There is also a risk of a default by the other party to a swap, in which case a Portfolio may not receive net amount of payments that the Portfolio contractually is entitled to receive.


     FUTURE DEVELOPMENTS. Certain Portfolios may take advantage of opportunities in the areas of options and futures contracts and options on futures contracts and any other derivative investments which are not presently contemplated for use by the Portfolios or which are not currently available but which may be developed, to the extent such opportunities are both consistent with the Portfolios' investment objective and legally permissible for a Portfolio.


EQUITY SECURITIES
-----------------


     The following equity securities may be purchased by a Portfolio to the extent such purchase is permitted by its investment objective and strategies.


Common and Preferred Stocks
---------------------------


     Common stocks represent an equity (ownership) interest in a company. This ownership interest generally gives a Portfolio the right to vote on issues affecting the company's organization and operations. Preferred stock, unlike common stock, offers a stated dividend rate payable from a corporation's earnings. Preferred stock also generally has a preference over common stock on the distribution of a corporation's assets in the event of liquidation of the corporation, and may be "participating," which means that it may be entitled to a dividend exceeding the stated dividend in certain cases. The rights of preferred stocks on the distribution of a corporation's assets in the event of a liquidation are generally subordinate to the rights associated with a corporation's debt securities. Common and preferred stock are subject to equity market risk. This is the risk that stock prices will fluctuate and can decline and reduce the value of a Portfolio's investment.


     REAL ESTATE INVESTMENT TRUSTS. A Portfolio may gain exposure to the real estate sector by investing in real estate-linked derivatives, real estate investment trusts ("REITs"), and common, preferred and convertible securities of issuers in real estate-related industries. Each of these types of investments are subject to risks similar to those associated with direct ownership of real estate, including loss to casualty or condemnation, increases in property taxes and operating expenses, zoning law amendments, changes in interest rates, overbuilding and increased competition, variations in market value, and possible environmental liabilities.


     REITs are pooled investment vehicles that own, and typically operate, income-producing real estate. If a REIT meets certain requirements, including distributing to shareholders substantially all of its taxable income (other than net capital gains), then it is not taxed on the income distributed to shareholders. REITs are subject to management fees and other expenses, and so a Portfolio, when investing in REITs, will bear its proportionate share of the costs of the REITs' operations.

Depositary Receipts
-------------------


     The Portfolios may invest in the securities of foreign issuers in the form of American Depositary Receipts and American Depositary Shares (collectively, "ADRs"), Global Depositary Receipts and Global Depositary Shares (collectively, "GDRs"), New York Shares and other forms of depositary receipts. These securities may not necessarily be denominated in the same currency as the securities into which they may be converted. ADRs are receipts typically issued by a United States bank or trust company which evidence ownership of underlying securities issued by a foreign corporation. GDRs are receipts issued outside the United States typically by non-United States banks and trust companies that evidence ownership of either foreign or domestic securities. Generally, ADRs in registered form are designed for use in the United States securities markets and GDRs in bearer form are designed for use outside the United States. New York Shares are securities of foreign companies that are issued for trading in the United States.


     These securities may be purchased through "sponsored" or "unsponsored" facilities. A sponsored facility is established jointly by the issuer of the underlying security and a depositary. A depositary may establish an unsponsored facility without participation by the issuer of the deposited security. Holders of unsponsored depositary receipts generally bear all the costs of such facilities and the depositary of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited security or to pass through voting rights to the holders of such receipts in respect of the deposited securities.


Initial Public Offerings
------------------------


     Smaller companies may offer initial public offerings which typically have additional risks including more limited product lines, markets and financial resources than larger, more seasoned companies and their securities may trade less frequently and in more limited volume than those of larger, more mature companies.


Small Company Securities
------------------------


     Investments in small capitalization companies carry greater risk than investments in larger capitalization companies. Smaller capitalization companies generally experience higher growth rates and higher failure rates than do larger capitalization companies; and the trading volume of smaller capitalization companies' securities is normally lower than that of larger capitalization companies and, consequently, generally has a disproportionate effect on market price (tending to make prices rise more in response to buying demand and fall more in response to selling pressure).


     Securities owned by a Portfolio that are traded in the over-the-counter market or on a regional securities exchange may not be traded every day or in the volume typical of securities trading on a national securities exchange. As a result, disposition by a Portfolio of a portfolio security, to meet redemption requests by other investors or otherwise, may require the Portfolio to sell these securities at a discount from market prices, to sell during periods when disposition is not desirable, or to make many small sales over a lengthy period of time.


     Investments in small, unseasoned issuers generally carry greater risk than is customarily associated with larger, more seasoned companies. Such issuers often have products and management personnel that have not been tested by time or the marketplace and their financial resources may not be as substantial as those of more established companies. Their securities (which a Portfolio may purchase when they are offered to the public for the first time) may have a limited trading market that can adversely affect their sale by a Portfolio and can result in such securities being priced lower than otherwise might be the case. If other institutional investors engaged in trading this type of security, a Portfolio may be forced to dispose of its holdings at prices lower than might otherwise be obtained.


FOREIGN SECURITIES AND CURRENCY TRANSACTIONS
--------------------------------------------


Emerging Market Securities
--------------------------


     The Portfolios consider countries with emerging markets to include the following: (i) countries with an emerging stock market as defined by the International Finance Corporation; (ii) countries with low- to middle-income economies according to the International Bank for Reconstruction and Development (more commonly referred to as the World Bank); and (iii) countries listed in World Bank publications as developing. The adviser may invest in those emerging markets that have a relatively low gross national product per capita, compared to the world's major economies, and which exhibit potential for rapid economic growth. The adviser believes that investment in equity securities of emerging market issuers offers significant potential for long-term capital appreciation.


     Equity securities of emerging market issuers may include common stock, preferred stocks (including convertible preferred stocks) and warrants, bonds, notes and debentures convertible into common or preferred stock, equity interests in foreign investment funds or trusts and real estate investment trust ("REIT") securities. The Portfolios may invest in American Depositary

Receipts ("ADRs"), Canadian Depositary Receipts ("CDRs"), European Depositary Receipts ("EDRs"), Global Depositary Receipts ("GDRs") and International Depositary Receipts ("IDRs") of such issuers.


     Emerging market countries include, but are not limited to: Argentina, Brazil, Chile, China, the Czech Republic, Columbia, Indonesia, India, Malaysia, Mexico, the Philippines, Poland, Peru, Russia, Singapore, South Africa, Thailand, Taiwan, Turkey and Venezuela. A company is considered in a country, market or region if it conducts its principal business activities there, namely, if it derives a significant portion (at least 50%) of its revenues or profits from goods produced or sold, investments made, or services performed therein or has at least 50% of its assets situated in such country, market or region.


     There are special risks involved in investing in emerging-market countries. Many investments in emerging markets can be considered speculative, and their prices can be much more volatile than in the more developed nations of the world. This difference reflects the greater uncertainties of investing in less established markets and economies. The financial markets of emerging markets countries are generally less well capitalized and thus securities of issuers based in such countries may be less liquid. Most are heavily dependent on international trade, and some are especially vulnerable to recessions in other countries. Many of these countries are also sensitive to world commodity prices. Some countries may still have obsolete financial systems, economic problems or archaic legal systems. The currencies of certain emerging market countries, and therefore the value of securities denominated in such currencies, may be more volatile than currencies of developed countries. In addition, many of these nations are experiencing political and social uncertainties.


     Furthermore, with respect to certain foreign countries, taxes may be withheld at the source under foreign tax laws, and there is a possibility of expropriation or potentially confiscatory levels of taxation, political, social and monetary instability or diplomatic developments that could adversely affect investments in, the liquidity of, and the ability to enforce contractual obligations with respect to, securities of issuers located in those countries. Amounts realized on foreign securities in which a Portfolio may invest may be subject to foreign withholding or other taxes that could reduce the return on these securities. Applicable tax treaties between the United States and foreign countries, however, may reduce or eliminate the amount of foreign taxes to which the Portfolio would otherwise be subject.


Foreign Investments
-------------------


     The Portfolios that make foreign investments are subject to additional risks, including potentially less liquidity and greater price volatility. These additional risks include those related to adverse political, regulatory, market or economic developments, and foreign markets can and often do perform differently from U.S. markets. Emerging market securities typically present even greater exposure to these same risks and can present additional risks (such as those related to social unrest or political upheaval) that can make them extremely volatile (see "Emerging Market Securities" above). Additionally, foreign companies may be subject to significantly higher levels of taxation than U.S. companies, including potentially confiscatory levels of taxation, thereby reducing their earnings potential, and amounts realized on foreign securities may be subject to foreign taxes. Foreign investments may be made directly through securities purchased in foreign markets, or through investments in ADRs and other similar investments. Direct investment in foreign securities involves exposure to additional risks, including those related to fluctuations in foreign currency exchange rates, withholding and other taxes, trade settlement, custodial, and other operational risks, and the less stringent investor protection and disclosure standards of some foreign markets. ADRs (receipts evidencing ownership of foreign stock deposited in a domestic bank or trust company) reduce some of the risks of foreign investing, because a large, liquid market generally exists and U.S. trading and settlement practices reduce currency, custodial and other operational risks. Similar investments (EDRs and GDRs) are receipts for stock deposited in foreign banks and trust companies, trade across foreign and domestic markets, and can involve greater risks than ADRs.


     Certain Portfolios may invest in fixed income securities of non-U.S. governmental and private issuers. Such investments may include bonds, notes, debentures and other similar debt securities, including convertible securities.



     Investments in foreign obligations involve certain considerations that are not typically associated with investing in domestic securities. There may be less publicly available information about a foreign issuer than about a domestic issuer. Foreign issuers also are not generally subject to the same accounting, auditing and financial reporting standards or governmental supervision as domestic issuers. In addition, with respect to certain foreign countries, taxes may be withheld at the source under foreign tax laws, and there is a possibility of expropriation or confiscatory taxation, political, social and monetary instability or diplomatic developments that could adversely affect investments in, the liquidity of, and the ability to enforce contractual obligations with respect to, securities of issuers located in those countries.


     Amounts realized on foreign securities in which a Portfolio may invest may be subject to foreign withholding and other taxes that could reduce the return on these securities. Tax treaties between the United States and foreign countries, however, may reduce or eliminate the amount of foreign taxes to which the Portfolio would be subject.

OTHER INVESTMENTS AND TECHNIQUES
--------------------------------


Borrowing
----------


     Money may be borrowed for temporary or emergency purposes, including the meeting of redemption requests. Borrowing involves special risk considerations. Interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on borrowed funds (or on the assets that were retained rather than sold to meet the needs for which funds were borrowed). Under adverse market conditions, a Portfolio might have to sell portfolio securities to meet interest or principal payments at a time when investment considerations would not favor such sales. Reverse repurchase agreements, dollar roll transactions and other similar investments that involve a form of leverage have characteristics similar to borrowings, but are not considered borrowings if the Portfolio maintains a segregated account.


Closed-End Investment Companies
-------------------------------


     A Portfolio may invest in the securities of closed-end investment companies that invest primarily in foreign securities. Because of restrictions on direct investment by U.S. entities in certain countries, other investment companies may provide the most practical or only way for the Portfolio to invest in certain markets. A Portfolio will invest in such companies when, in the adviser's judgment, the potential benefits of the investment justify the payment of any applicable premium or sales charge. Other investment companies incur their own fees and expenses.


Forward Commitments, When-Issued and Delayed-Delivery Transactions
------------------------------------------------------------------


     Securities may be purchased or sold on a when-issued or delayed-delivery basis and contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time may also be made. Delivery and payment on such transactions normally take place within 120 days after the date of the commitment to purchase. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date.


     The Portfolios will establish a segregated account in which they will maintain cash, U.S. Government obligations or other high-quality debt instruments in an amount at least equal in value to each Portfolio's commitments to purchase when-issued securities. If the value of these assets declines, a Portfolio will place additional liquid assets in the account on a daily basis so that the value of the assets in the account is equal to the amount of such commitments.


Illiquid Securities
-------------------


     Securities not registered under the Securities Act of 1933, as amended (the "1933 Act"), and other securities subject to legal or other restrictions on resale may be less liquid than other investments and may be difficult to sell promptly at an acceptable price. Delay or difficulty in selling securities may result in a loss or be costly to a Portfolio. No Portfolio may invest or hold more than 15% (10% for the Money Market Portfolio) of its net assets in illiquid securities.


Interest Rate Protection Transactions
--------------------------------------


     To manage its exposure to different types of investments, each Portfolio may enter into interest-rate, currency and mortgage (or other asset) swap agreements and may purchase and sell interest-rate "caps," "floors" and "collars." In a typical interest-rate swap agreement, one party agrees to make regular payments equal to a floating interest rate on a specific amount in return for payments equal to a fixed interest rate on the same amount for a specified period. In a cap or floor, one party agrees, usually in return for a fee, to make payments under particular circumstances. A collar entitles the purchaser to receive payments to the extent a specified interest rate falls outside an agreed upon range.


     Each Portfolio expects to enter into interest-rate protection transactions to preserve a return or spread on a particular investment or portion of its portfolio or to protect against any increase in the price of securities it anticipates purchasing at a later date. Each Portfolio intends to use these transactions as a hedge and not as a speculative investment.


Loans of Portfolio Securities
-----------------------------


     Each Portfolio, except the Money Market Portfolio, may lend its portfolio securities pursuant to guidelines approved by the Board to brokers, dealers and financial institutions, provided: (1) the loan is secured continuously by collateral consisting of cash, securities of the U.S. Government, its agencies or instrumentalities, or an irrevocable letter of credit issued by a bank organized under the laws of the United States, organized under the laws of a state, or a foreign bank that has filed an agreement with the Federal Reserve Board to comply with the same rules and regulations applicable to U.S. banks in securities credit transactions, and such collateral being maintained on a daily marked-to-market basis in an amount at least equal to the current market value of the securities loaned plus any accrued interest or dividends; (2) the Portfolio may at any time call the loan and obtain the return of the securities loaned upon sufficient prior notification; (3) the Portfolio will receive any interest or dividends paid on the loaned securities; and (4) the aggregate market value of securities loaned will not at any time exceed the limits established by the 1940 Act.


     A Portfolio will earn income for lending its securities because cash collateral pursuant to these loans will be invested subject to the investment objective, principal investment strategies and policies of the Portfolio. In connection with lending securities, a Portfolio may pay reasonable finders, administrative and custodial fees. Loans of securities involve a risk that the borrower may fail to return the securities or may fail to provide additional collateral. In either case, a Portfolio could experience delays in recovering securities or collateral or could lose all or part of the value of the loaned securities. Although voting rights, or rights to consent, attendant to securities on loan pass to the borrower, such loans may be called at any time and will be called so that the securities may be voted by a Portfolio if a material event affecting the investment is to occur. A Portfolio may pay a portion of the interest or fees earned from securities lending to a borrower or securities lending agent. Borrowers and placing brokers may not be affiliated, directly or indirectly, with the Trust, the adviser, or the distributor.


     Wells Fargo Bank acts as Securities Lending Agent for the Portfolios, subject to the overall supervision of the Portfolios' investment adviser. Pursuant to an exemptive order granted by the SEC, Wells Fargo Bank is entitled to receive a portion of the revenues generated by securities lending activities as compensation for its services in this regard.


Other Investment Companies
--------------------------


     A Portfolio may invest in shares of other open-end management investment companies up to the limits prescribed in Section 12(d) under the 1940 Act, subject to the Portfolio's non-fundamental investment policies. Currently, under the 1940 Act, a Portfolio that invests directly in a portfolio of securities is limited to, subject to certain exceptions, (i) 3% of the total voting stock of any one investment company; (ii) 5% of such Portfolio's total assets with respect to any one investment company; and (iii) 10% of such Portfolio's total assets. Other investment companies in which the Portfolio invests can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Portfolio.


     ISHARES. iShares Trust and iShares, Inc. ("iShares") are registered investment companies that consist of numerous separate series (each, an "iShares Fund"), each of which seeks investment results similar to the performance of a single stock market or of a group of stock markets in a single geographic location. iShares combine characteristics of stocks with those of index funds. Like stocks, iShares are liquid and can be traded in any number of shares; like index funds, they provide diversification and market tracking. iShares trade on the American Stock Exchange, the Chicago Board of Options Exchange and the New York Stock Exchange in the same way as shares of a publicly held company.


     The International Core Portfolio is authorized to purchase shares of an iShares Fund in excess of the 3% limit contained in Section 12(d)(1)(A) under the 1940 Act (the "3% Limit"). The 3% Limit prohibits an investment company that invests directly in a portfolio of securities from owning more than 3% of the outstanding voting stock of any one investment company. Although the Portfolio may invest in an iShares Fund in excess of the 3% Limit, it may not purchase shares of an iShares Fund if, after such purchase, it would own more than 20% of the outstanding voting stock of the iShares Fund.


Portfolio Turnover
------------------


     Generally, the Portfolios will purchase portfolio securities for capital appreciation or investment income, or both, and not for short-term trading profits. High portfolio turnover will result in higher brokerage costs and may result in adverse tax consequences to the Portfolio and its Interestholders.


Privately Issued Securities
---------------------------


     Privately issued securities include those which may be resold only in accordance with Rule 144A under the 1933 Act ("Rule 144A Securities"). Rule 144A Securities are restricted securities that are not publicly traded. Accordingly, the liquidity of the market for specific Rule 144A Securities may vary. Delay or difficulty in selling such securities may result in a loss to a Portfolio. Privately issued or Rule 144A securities that are "illiquid" are subject to a Portfolio's policy of not investing or holding more than 15% of its net assets in illiquid securities. The adviser will evaluate the liquidity characteristics of each Rule 144A Security proposed for purchase by a Portfolio on a case-by-case basis and will consider the following factors, among others, in its evaluation: (1) the frequency of trades and quotes for the Rule 144A Security; (2) the number of dealers willing to purchase or sell the Rule 144A Security and the number of other potential purchasers; (3) dealer undertakings to make a market in the Rule 144A Security; and (4) the nature of the Rule 144A Security and the nature of the marketplace trades (e.g., the time needed to dispose of the Rule 144A Security, the method of soliciting offers and the mechanics of transfer).

Repurchase Agreements
---------------------


     Repurchase agreements are agreements wherein the seller of a security to a Portfolio agrees to repurchase that security from a Portfolio at a mutually agreed upon time and price. All repurchase agreements will be fully "collateralized," as defined under the 1940 Act. A Portfolio may enter into repurchase agreements only with respect to securities that could otherwise be purchased by such Portfolio. The maturities of the underlying securities in a repurchase agreement transaction may be greater than twelve months, although the maximum term of a repurchase agreement will always be less than twelve months. If the seller defaults and the value of the underlying securities has declined, a Portfolio may incur a loss. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, a Portfolio's disposition of the security may be delayed or limited.


     A Portfolio may not enter into a repurchase agreement with a maturity of more than seven days, if, as a result, more than 15% of the market value of such Portfolio's net assets would be invested in repurchase agreements with maturities of more than seven days, restricted securities and illiquid securities. A Portfolio will only enter into repurchase agreements with primary broker-dealers and commercial banks that meet guidelines established by the Board and that are not affiliated with the adviser. The Portfolios may participate in pooled repurchase agreement transactions with other funds advised by the adviser.


Reverse Repurchase Agreements
-----------------------------


     A reverse repurchase agreement is an agreement under which a Portfolio sells its portfolio securities and agrees to repurchase them at an agreed-upon date and price. At the time a Portfolio enters into a reverse repurchase agreement, it will place in a segregated custodial account liquid assets such as U.S. Government securities or other liquid high-grade debt securities having a value equal to or greater than the repurchase price (including accrued interest) and will subsequently monitor the account to ensure that such value is maintained. Reverse repurchase agreements involve the risk that the market value of the securities sold by a Portfolio may decline below the price at which a Portfolio is obligated to repurchase the securities. Reverse repurchase agreements may be viewed as a form of borrowing.


Short Sales
-----------


     A short sale is a transaction in which a Portfolio sells a security it does not own in anticipation of a decline in market price. When a Portfolio makes a short sale, the proceeds it receives are retained by the broker until the Portfolio replaces the borrowed security. In order to deliver the security to the buyer, the Portfolio must arrange through a broker to borrow the security and, in so doing, the Portfolio becomes obligated to replace the security borrowed at its market price at the time of replacement, whatever that price may be. Short sales "against the box" means that the Portfolio owns the securities, which are placed in a segregated account until the transaction is closed out.


     The value of securities of any issuer in which a Portfolio maintains a short position that is not "against the box" may not exceed the lesser of 5% of the value of the Portfolio's net assets or 5% of the securities of such class of the issuer. A Portfolio's ability to enter into short sales transactions is limited by the requirements of the 1940 Act.


     Short sales by a Portfolio that are not made "against the box" create opportunities to increase the Portfolio's return but, at the same time, involve special risk considerations and may be considered a speculative technique. Since a Portfolio in effect profits from a decline in the price of the securities sold short without the need to invest the full purchase price of the securities on the date of the short sale, the Portfolio's NAV per share will tend to increase more when the securities it has sold short decrease in value, and to decrease more when the securities it has sold short increase in value, than would otherwise be the case if it had not engaged in such short sales. Short sales theoretically involve unlimited loss potential, as the market price of securities sold short may continuously increase, although a Portfolio may mitigate such losses by replacing the securities sold short before the market price has increased significantly. Under adverse market conditions, a Portfolio might have difficulty purchasing securities to meet its short sale delivery obligations, and might have to sell portfolio securities to raise the capital necessary to meet its short sale obligations at a time when fundamental investment considerations would not favor such sales.


     If a Portfolio makes a short sale "against the box," the Portfolio would not immediately deliver the securities sold and would not receive the proceeds from the sale. The seller is said to have a short position in the securities sold until it delivers the securities sold, at which time it receives the proceeds of the sale. A Portfolio's decision to make a short sale "against the box" may be a technique to hedge against market risks when the investment manager believes that the price of a security may decline, causing a decline in the value of a security owned by the Portfolio or a security convertible into or exchangeable for such security. In such case, any future losses in the Portfolio's long position would be reduced by a gain in the short position. Short sale transactions may have adverse tax consequences to the Portfolio and its shareholders.


     In the view of the SEC, a short sale involves the creation of a "senior security" as such term is defined under the 1940 Act, unless the sale is "against the box" and the securities sold are placed in a segregated account (not with the broker), or unless the Portfolio's obligation to deliver the securities sold short is "covered" by segregating (not with the broker) cash, U.S. Government securities or other liquid debt or equity securities in an amount equal to the difference between the market value of the securities sold short at the time of the short sale and any cash or securities required to be deposited as collateral with a broker in connection with the sale (not including the proceeds from the short sale), which difference is adjusted daily for changes in the value of the securities sold short. The total value of the cash and securities deposited with the broker and otherwise segregated may not at any time be less than the market value of the securities sold short at the time of the short sale.


     To avoid limitations under the 1940 Act on borrowing by investment companies, all short sales by a Portfolio will be "against the box," or the Portfolio's obligation to deliver the securities sold short will be "covered" by segregating cash, U.S. Government securities or other liquid debt or equity securities in an amount equal to the market value of its delivery obligation. A Portfolio will not make short sales of securities or maintain a short position if doing so could create liabilities or require collateral deposits and segregation of assets aggregating more than 25% of the value of the Portfolio's total assets.


Swap Agreements
---------------


     To manage its exposure to different types of investments, a Portfolio may enter into interest rate, currency and mortgage (or other asset) swap agreements and may purchase and sell interest rate "caps," "floors" and "collars." In a typical interest rate swap agreement one party agrees to make regular payments equal to a floating interest rate on a specified amount (the "notional principal amount") in return for payments equal to a fixed interest rate on the same amount for a specified period. If a swap agreement provides for payment in different currencies, the parties may also agree to exchange the notional principal amount. Mortgage swap agreements are similar to interest rate swap agreements, except that the notional principal amount is tied to a reference pool of mortgages. In a cap or floor arrangement, one party agrees, usually in return for a fee, to make payments under particular circumstances. For example, the purchaser of an interest rate cap has the right to receive payments to the extent a specified interest rate exceeds an agreed upon level; the purchaser of an interest rate floor has the right to receive payments to the extent a specified interest rate falls below an agreed upon level. A collar arrangement entitles the purchaser to receive payments to the extent a specified interest rate falls outside an agreed upon range.


     Swap agreements may involve leverage and may be highly volatile; depending on how they are used they may have a considerable impact on the Portfolio's performance. Swap agreements involve risks depending upon the counterparties' creditworthiness and ability to perform as well as the Portfolio's ability to terminate its swap agreements or reduce its exposure through offsetting transactions.


Warrants
--------


     Warrants are securities, typically issued with preferred stock or bonds, that give the holder the right to purchase a given number of shares of common stock at a specified price, usually during a specified period of time. The price usually represents a premium over the applicable market value of the common stock at the time of the warrant's issuance. Warrants have no voting rights with respect to the common stock, receive no dividends and have no rights with respect to the assets of the issuer. Warrants do not pay a fixed dividend. Investments in warrants involve certain risks, including the possible lack of a liquid market for the resale of the warrants, potential price fluctuations as a result of speculation or other factors and failure of the price of the common stock to rise. A warrant becomes worthless if it is not exercised within the specified time period.


                        ITEM 12. MANAGEMENT OF THE TRUST


     The following information supplements, and should be read in conjunction with, the section in Part A entitled "Management, Organization and Capital Structure."


Trustees and Officers
---------------------


     The Board supervises each Portfolio's activities, monitors its contractual arrangements with various service providers, and decides upon matters of general policy.


     GENERAL. The following table provides basic information about the Trustees and Officers of the Trust. Each of the Trustees and Officers listed below acts in identical capacities for the Wells Fargo Advantage family of funds which consists of 143 series comprising the Trust, Wells Fargo Variable Trust and Wells Fargo Funds Trust (collectively the "Fund Complex" or the "Trusts"). The address of each Trustee and Officer is 525 Market Street, 12th Floor, San Francisco, CA 94105. Each Trustee and Officer serves an indefinite term, with the Trustees subject to retirement from service as required pursuant to the Trust's retirement policy at the end of the calendar year in which a Trustee turns 74.

     In the table below and throughout this section, information for Trustees who are not "interested" persons of the Trust, as that term is defined under the 1940 Act ("Independent Trustees"), appears separately from the information for the "interested" Trustee. In addition to the Officers listed below, the Portfolios have appointed an Anti-Money Laundering Compliance Officer.



                           POSITION HELD                                                                  OTHER PUBLIC
                               WITH                                                                        COMPANY OR
                            REGISTRANT/                                                                    INVESTMENT
NAME, AGE AND                LENGTH OF                        PRINCIPAL OCCUPATION(S)                        COMPANY
ADDRESS                     SERVICE/1/                          DURING PAST 5 YEARS                       DIRECTORSHIPS
----------------------- ------------------ ------------------------------------------------------------- --------------
                                                   INDEPENDENT TRUSTEES
Thomas S. Goho, 64      Trustee,           Trustee of the WELLS FARGO ADVANTAGE FUNDS since 1987.              N/A
                        since 1987         Wake Forest University, Calloway School of Business and
                                           Accountancy, the Thomas Goho Chair of Finance since
                                           January 2006. Associate Professor of Finance from
                                            1999-2005.
Peter G. Gordon, 64     Trustee, since     Chairman, CEO and Co-Founder of Crystal Geyser Water                N/A
                        1998; (Chairman,   Company and President of Crystal Geyser Roxane Water
                        since              Company.
                        2001).
Richard M. Leach, 73    Trustee, since     Retired. President of Richard M. Leach Associates (a                N/A
                        1987               financial consulting firm).
Olivia Mitchell, 54     Trustee, since     Professor of Insurance and Risk Management, Wharton                 N/A
                        2006               School, University of Pennsylvania. Director of the Boettner
                                           Center on Pensions and Retirement Research. Research
                                           Associate and Board member, Penn Aging Research Center.
                                           Research Associate, National Bureau of Economic Research.
Timothy J. Penny, 55    Trustee, since     Senior Counselor to the public relations firm of                    N/A
                        1996               Himle-Horner and Senior Fellow at the Humphrey Institute,
                                           Minneapolis, Minnesota (a public policy organization).
Donald C. Willeke, 66   Trustee, since     Principal of the law firm of Willeke & Daniels.                     N/A
                        1996
                                                  INTERESTED/2/ TRUSTEE
J. Tucker Morse, 62     Trustee, since     Private Investor/Real Estate Developer.                             N/A
                        1987
                                                         OFFICERS
Karla M. Rabusch, 47    President, since   Executive Vice President of Wells Fargo Bank, N.A.                  N/A
                        2003               President of Wells Fargo Funds Management, LLC. Senior
                                           Vice President and Chief Administrative Officer of Wells
                                           Fargo Funds Management, LLC from March 2001 to March
                                                2003.
A. Erdem Cimen, 33      Treasurer, since   Vice President of Wells Fargo Bank, N.A. and Vice                   N/A
                        2006               President of Financial Operations for Wells Fargo Funds
                                           Management, LLC. Vice President and Group Finance
                                           Officer of Wells Fargo Bank, N.A. Auto Finance Group from
                                           2004 to 2006. Vice President of Portfolio Risk Management
                                           for Wells Fargo Bank, N.A. Auto Finance Group in 2004.
C. David Messman, 46    Secretary, since   Vice President and Managing Senior Counsel of Wells Fargo           N/A
                        2000               Bank, N.A. and Senior Vice President and Secretary of Wells
                                           Fargo Funds Management, LLC. Vice President and Senior
                                           Counsel of Wells Fargo Bank, N.A. from 1996 to 2003.
Dorothy Peters, 45      Chief              Chief Compliance Officer of Wells Fargo Funds                       N/A
                        Compliance         Management, LLC since 2004 and Compliance Officer of
                        Officer, since     Wells Fargo Funds Management, LLC from 1999 to 2002. In
                        2004               2002, Ms. Peters left Wells Fargo Funds Management, LLC
                                           to pursue personal goals.

     ------
1 Length of service dates reflect the Trustee's commencement of service with the Trust's predecessor entities, where applicable.
2 BASIS OF INTERESTEDNESS. J. Tucker Morse is affiliated with a government securities dealer that is registered under the Securities Exchange Act of 1934, but which is not itself affiliated with Wells Fargo Funds Management, LLC.


     COMMITTEES. The Independent Trustees are the members of the Trust's
     ----------
Governance Committee and Audit Committee.


     (1) GOVERNANCE COMMITTEE. Whenever a vacancy occurs on the Board, the Governance Committee is responsible for recommending to the Board persons to be appointed as Trustees by the Board, and persons to be nominated for election as Trustees in circumstances where a shareholder vote is required by or under the 1940 Act. Generally, the Governance Committee selects the candidates for consideration to fill Trustee vacancies, or considers candidates recommended by the other Trustees or by the Trust's management. Pursuant to the Trust's charter document, only Independent Trustees may nominate and select persons to become Independent Trustees for the Trust, so long as the Trust has in effect one or more plans pursuant to Rule 12b-1 under the 1940 Act. Nominees by Interestholders are not considered unless required by or under the 1940 Act. The Governance Committee meets only as necessary and met once during the September Portfolios' most recently completed fiscal year. Peter Gordon serves as the chairman of the Governance Committee.


     (2) AUDIT COMMITTEE. The Audit Committee oversees the September Portfolios' accounting and financial reporting policies and practices, reviews the results of the annual audits of the September Portfolios' financial statements, and interacts with the September Portfolios' independent registered public accounting firm on behalf of the full Board. The Audit Committee operates pursuant to a separate charter, and met five times during the September Portfolios' most recently completed fiscal year. Thomas Goho serves as the chairman of the Audit Committee.


     COMPENSATION. Prior to January 1, 2007, each Trustee received an annual retainer (payable quarterly) of $102,000 from the Fund Complex. Each Trustee also received a combined fee of $12,500 for attendance at in-person Fund Complex Board meetings, and a combined fee of $1,500 for attendance at telephonic Fund Complex Board meetings. In addition, the Chairperson (formerly referred to as the Lead Trustee) of the Fund Complex Board received an additional $34,000 annual retainer and the Chairperson of the Audit Committee received an additional $12,000 annual retainer, for the additional work and time devoted by the Chairpersons.


     Effective January 1, 2007, each Trustee receives an annual retainer (payable quarterly) of $140,000 from the Fund Complex. Each Trustee also receives a combined fee of $7,500 for attendance at in-person Fund Complex Board meetings, and a combined fee of $1,500 for attendance at telephonic Fund Complex Board meetings. In addition, the Chairperson of the Fund Complex Board receives an additional $40,000 annual retainer and the Chairperson of the Audit Committee receives an additional $16,000 annual retainer, for the additional work and time devoted by the Chairpersons.


     The Trustees do not receive any retirement benefits or deferred compensation from the Trust or any other member of the Fund Complex. The Trust's officers are not compensated by the Trust for their services. For the fiscal year ended May 31, 2006, the Trustees received the following compensation from the May Portfolios:



                            INTERESTED TRUSTEE                            INDEPENDENT TRUSTEES
                                 J. TUCKER       THOMAS S.   PETER G.   RICHARD M.    OLIVIA S.    TIMOTHY J.   DONALD C.
PORTFOLIO NAME                     MORSE            GOHO      GORDON       LEACH     MITCHELL/1/      PENNY      WILLEKE
Inflation-Protected Bond         $  1,042        $  1,085    $  1,250    $  1,032      $   623      $  1,042    $  1,042
Managed Fixed Income             $  1,042        $  1,085    $  1,250    $  1,032      $   623      $  1,042    $  1,042
Stable Income                    $  1,042        $  1,085    $  1,250    $  1,032      $   623      $  1,042    $  1,042
Total Return Bond                $  1,042        $  1,085    $  1,250    $  1,032      $   623      $  1,042    $  1,042
TOTAL AMOUNT IN FUND             $148,000        $154,000    $177,500    $146,500      $88,500      $148,000    $148,000
COMPLEX

------
1 Effective January 1, 2006, Olivia Mitchell is an Independent member of the Board of Trustees.

     For the fiscal year ended September 30, 2006, the Trustees received the following compensation from the September Portfolios:



                               INTERESTED
                                TRUSTEE                                    INDEPENDENT TRUSTEES
                               J. TUCKER     THOMAS S.     PETER G.     RICHARD M.      OLIVIA S.      TIMOTHY J.     DONALD C.
PORTFOLIO NAME/1/                MORSE          GOHO        GORDON         LEACH       MITCHELL/2/        PENNY        WILLEKE
C&B Large Cap Value            $  1,106      $  1,169      $  1,329      $  1,095        $    891       $  1,106      $  1,106
Disciplined Growth             $  1,106      $  1,169      $  1,329      $  1,095        $    891       $  1,106      $  1,106
Emerging Growth                    NA            NA           NA            NA              NA             NA            NA
Equity Income                  $  1,106      $  1,169      $  1,329      $  1,095        $    891       $  1,106      $  1,106
Equity Value                   $  1,106      $  1,169      $  1,329      $  1,095        $    891       $  1,106      $  1,106
Index                          $  1,106      $  1,169      $  1,329      $  1,095        $    891       $  1,106      $  1,106
International Core             $  1,106      $  1,169      $  1,329      $  1,095        $    891       $  1,106      $  1,106
International Growth           $  1,106      $  1,169      $  1,329      $  1,095        $    891       $  1,106      $  1,106
International Index            $  1,106      $  1,169      $  1,329      $  1,095        $    891       $  1,106      $  1,106
International Value            $  1,106      $  1,169      $  1,329      $  1,095        $    891       $  1,106      $  1,106
Large Cap Appreciation         $  1,106      $  1,169      $  1,329      $  1,095        $    891       $  1,106      $  1,106
Large Company Growth           $  1,106      $  1,169      $  1,329      $  1,095        $    891       $  1,106      $  1,106
Small Cap Index                $  1,106      $  1,169      $  1,329      $  1,095        $    891       $  1,106      $  1,106
Small Company Growth           $  1,106      $  1,169      $  1,329      $  1,095        $    891       $  1,106      $  1,106
Small Company Value            $  1,106      $  1,169      $  1,329      $  1,095        $    891       $  1,106      $  1,106
Strategic Small Cap Value      $  1,106      $  1,169      $  1,329      $  1,095        $    891       $  1,106      $  1,106
TOTAL AMOUNT IN FUND           $157,000      $166,000      $188,750      $155,500        $126,500       $157,000      $157,000
COMPLEX

------
1 The Emerging Growth Portfolio commenced operations on January 31, 2007. It is estimated that the Portfolio will pay $4,534 in Trustee Compensation for fiscal year ending September 30, 2007.
2 Effective January 1, 2006, Olivia Mitchell is an Independent member of the Board of Trustees.


     The Diversified Fixed Income Portfolio, Diversified Stock Portfolio and Money Market Portfolio commenced operations on June 26, 2006. It is estimated that each Portfolio will pay $8,374 in Trustee Compensation for their fiscal year ending February 28, 2007.


     BENEFICIAL EQUITY OWNERSHIP INFORMATION. As of the calendar year ended December 31, 2006, the Trustees and Officers of the Trust, as a group, beneficially owned less than 1% of the outstanding shares of the Trust. The table below shows for each Trustee, the dollar value of Portfolio equity securities beneficially owned by the Trustee, and the aggregate value of all investments in equity securities of the Fund Complex, stated as one of the following ranges: $0; $1-$10,000; $10,001-$50,000; $50,001-$100,000; and over
$100,000.

                 BENEFICIAL EQUITY OWNERSHIP IN FUND COMPLEX*
                     CALENDAR YEAR ENDED DECEMBER 31, 2006



                                                           DOLLAR RANGE OF EQUITY SECURITIES IN THE PORTFOLIOS
                                                                 INDEPENDENT TRUSTEES                            INTERESTED TRUSTEE
                                        THOMAS S.   PETER G.   RICHARD M.   OLIVIA S.   TIMOTHY J.   DONALD C.       J. TUCKER
PORTFOLIO                                  GOHO      GORDON       LEACH      MITCHELL      PENNY      WILLEKE          MORSE
C&B Large Cap Value Portfolio           $      0    $      0   $      0     $      0    $      0     $      0    $      0
Disciplined Growth Portfolio            $      0    $      0   $      0     $      0    $      0     $      0    $      0
Diversified Fixed Income Portfolio      $      0    $      0   $      0     $      0    $      0     $      0    $      0
Diversified Stock Portfolio             $      0    $      0   $      0     $      0    $      0     $      0    $      0
Equity Income Portfolio                 $      0    $      0   $      0     $      0    $      0     $      0    $      0
Equity Value Portfolio                  $      0    $      0   $      0     $      0    $      0     $      0    $      0
Index Portfolio                         $      0    $      0   $      0     $      0    $      0     $      0    $      0
Inflation-Protected Bond Portfolio      $      0    $      0   $      0     $      0    $      0     $      0    $      0
International Core Portfolio            $      0    $      0   $      0     $      0    $      0     $      0    $      0
International Growth Portfolio          $      0    $      0   $      0     $      0    $      0     $      0    $      0
International Index Portfolio           $      0    $      0   $      0     $      0    $      0     $      0    $      0
International Value Portfolio           $      0    $      0   $      0     $      0    $      0     $      0    $      0
Large Cap Appreciation Portfolio        $      0    $      0   $      0     $      0    $      0     $      0    $      0
Large Company Growth Portfolio          $      0    $      0   $      0     $      0    $      0     $      0    $      0
Managed Fixed Income Portfolio          $      0    $      0   $      0     $      0    $      0     $      0    $      0
Money Market Portfolio                  $      0    $      0   $      0     $      0    $      0     $      0    $      0
Small Cap Index Portfolio               $      0    $      0   $      0     $      0    $      0     $      0    $      0
Small Company Growth Portfolio          $      0    $      0   $      0     $      0    $      0     $      0    $      0
Small Company Value Portfolio           $      0    $      0   $      0     $      0    $      0     $      0    $      0
Stable Income Portfolio                 $      0    $      0   $      0     $      0    $      0     $      0    $      0
Strategic Small Cap Value Portfolio     $      0    $      0   $      0     $      0    $      0     $      0    $      0
Total Return Bond Portfolio             $      0    $      0   $      0     $      0    $      0     $      0    $      0
Aggregate Dollar Range of                  Over       Over        Over         Over        Over         Over            Over
Equity Securities of Fund               $100,000    $100,000   $100,000     $100,000    $100,000     $100,000    $100,000
Complex**

------
* The Emerging Growth Portfolio commenced operations on January 31, 2007, and is thereby not included in the table.
** Includes Trustee ownership in shares of other Funds/Portfolios within the entire Fund Complex (consisting of 142 Funds/Portfolios)


     OWNERSHIP OF SECURITIES OF CERTAIN ENTITIES. As of the calendar year ended December 31, 2006, none of the Independent Trustees and/or their immediate family members own securities of the adviser, any sub-advisers, or the distributor, or any entity directly or indirectly controlling, controlled by, or under common control with the adviser, any sub-advisers, or the distributor.



Code of Ethics
--------------


     The Fund Complex, the Adviser, the Placement Agent and the Sub-Advisers each has adopted a code of ethics which contains policies on personal securities transactions by "access persons" as defined in each of the codes. These policies comply with Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, as applicable. Each code of ethics, among other things, permits access persons to invest in certain securities, subject to various restrictions and requirements. More specifically, each code of ethics either prohibits its access persons from purchasing or selling securities that may be purchased or held by a Portfolio or permits such access persons to purchase or sell such securities, subject to certain restrictions. Such restrictions do not apply to purchases or sales of certain types of securities, including shares of open-end investment companies that are unaffiliated with the Wells Fargo Advantage Funds family, money market instruments and certain U.S. Government securities. To facilitate enforcement, the codes of ethics generally require that an access person, other than "disinterested" directors or trustees, submit reports to a designated compliance person regarding transactions involving securities which are eligible for purchase by a Portfolio. The codes of ethics for the Fund Complex, the Adviser, the Placement Agent and the Sub-Advisers are on public file with, and are available from, the SEC.


                      PROXY VOTING POLICIES AND PROCEDURES


     The Trusts and Funds Management have adopted policies and procedures ("Procedures") that are used to vote proxies relating to portfolio securities held by the Portfolios of the Trusts. The Procedures are designed to ensure that proxies are voted in the best interests of Portfolio Interestholders, without regard to any relationship that any affiliated person of the Portfolio (or an affiliated person of such affiliated person) may have with the issuer of the security.


     The responsibility for voting proxies relating to the Portfolios' portfolio securities has been delegated to Funds Management. In accordance with the Procedures, Funds Management exercises its voting responsibility with the goal of maximizing value to Interestholders consistent with governing laws and the investment policies of each Portfolio. While each Portfolio does not purchase securities to exercise control or to seek to effect corporate change through share ownership, it supports sound corporate governance practices within companies in which it invests and reflects that support through its proxy voting process.


     Funds Management has established a Proxy Voting Committee (the "Proxy Committee") that is responsible for overseeing the proxy voting process and ensuring that the voting process is implemented in conformance with the Procedures. Funds Management has retained an independent, unaffiliated nationally recognized proxy voting company, as proxy voting agent. The Proxy Committee monitors the proxy voting agent and the voting process and, in certain situations, votes proxies or directs the proxy voting agent how to vote.


     The Procedures set out guidelines regarding how Funds Management and the proxy voting agent will vote proxies. Where the guidelines specify a particular vote on a particular matter, the proxy voting agent handles the proxy, generally without further involvement by the Proxy Committee. Where the guidelines specify a case-by-case determination, or where a particular issue is not addressed in the guidelines, the proxy voting agent forwards the proxy to the Proxy Committee for a vote determination by the Proxy Committee. In addition, even where the guidelines specify a particular vote, the Proxy Committee may exercise a discretionary vote if it determines that a case-by-case review of a particular matter is warranted. As a general matter, proxies are voted consistently on the same matter when securities of an issuer are held by multiple Portfolios.


     The Procedures set forth Funds Management's general position on various proposals, such as:

  o Routine Items - Funds Management will generally vote for the ratification
    -------------
    of auditors, uncontested director or trustee nominees, changes in company name, and other procedural matters related to annual meetings.

  o Corporate Governance - Funds Management will generally vote for charter
    --------------------
    and bylaw amendments proposed solely to conform with modern business practices or for purposes of simplification.

  o Anti-Takeover Matters - Funds Management generally will vote for proposals
    ---------------------
    that require shareholder ratification of poison pills, and on a case-by-case basis on proposals to redeem a company's poison pill.

  o Mergers/Acquisitions and Corporate Restructurings - Funds Management's
    -------------------------------------------------
    Proxy Committee will examine these items on a case-by-case basis.

  o Shareholder Rights - Funds Management will generally vote against
    ------------------
    proposals that may restrict shareholder rights.


     In all cases where the Proxy Committee makes the decision regarding how a particular proxy should be voted, the Proxy Committee exercises its voting discretion in accordance with the voting philosophy of the Portfolios and in the best interests of Portfolio Interestholders. In deciding how to vote, the Proxy Committee may rely on independent research, input and recommendations from third parties including independent proxy services, other independent sources, investment sub-advisers, company managements and shareholder groups as part of its decision-making process.


     In most cases, any potential conflicts of interest involving Funds Management or any affiliate regarding a proxy are avoided through the strict and objective application of the Portfolio's voting guidelines. However, when the Proxy Committee is aware of a material conflict of interest regarding a matter that would otherwise be considered on a case-by-case basis by the Proxy Committee, the Proxy Committee shall address the material conflict by using any of the following methods: (1) instructing the proxy voting agent to vote in accordance with the recommendation it makes to its clients; (2) disclosing the conflict to the Board and obtaining their consent before voting; (3) submitting the matter to the Board to exercise its authority to vote on such matter; or
(4) engaging an independent fiduciary who will direct the Proxy Committee on voting instructions for the proxy. Additionally, the Proxy Committee does not permit its votes to be influenced by any conflict of interest that exists for any other affiliated person of the Portfolios (such as a sub-adviser or principal underwriter) and the Proxy Committee votes all such matters without regard to the conflict. The Procedures may reflect voting positions that differ from practices followed by other companies or subsidiaries of Wells Fargo & Company.

     In order to not hinder possible economic benefits to the Portfolios and Portfolio Interestholders, Funds Management will generally refrain from voting proxies on foreign securities that are subject to share blocking restrictions. In addition, securities on loan will typically not be recalled to facilitate voting. However, if the Proxy Committee is aware of an item in time to recall the security and has determined in good faith that the importance of the matter to be voted upon outweighs any potential loss of benefits or revenue, the security will be recalled for voting.


     Information regarding how Wells Fargo Advantage Funds voted proxies relating to portfolio securities held during the most recent 12-month period ended June 30 may be obtained on the Portfolios' Web site at www.wellsfargo.com/advantagefunds or by accessing the SEC's Web site at www.sec.gov.


       POLICIES AND PROCEDURES FOR DISCLOSURE OF FUND PORTFOLIO HOLDINGS


     The following policies and procedures (the "Procedures") govern the disclosure of portfolio holdings and any ongoing arrangements to make available information about portfolio holdings for the separate series of Wells Fargo Funds Trust ("Funds Trust"), Wells Fargo Master Trust ("Master Trust") and Wells Fargo Variable Trust ("Variable Trust") (each series of Funds Trust, Master Trust and Variable Trust referred to collectively herein as the "Funds" or individually as the "Fund") now existing or hereafter created. The Funds have adopted these Procedures to ensure that the disclosure of a Fund's portfolio holdings is accomplished in a manner that is consistent with a Fund's fiduciary duty to its shareholders. For purposes of these Procedures, the term, "portfolio holdings" means the stock and bonds held by a Fund and does not include the cash investments or other derivative positions held by the Fund. Under no circumstances shall Funds Management or the Funds receive any compensation in return for the disclosure of information about a Fund's portfolio securities or for any ongoing arrangements to make available information about a Fund's portfolio securities.


     Disclosure of Fund Portfolio Holdings. The complete portfolio holdings and
     -------------------------------------
top ten holdings information referenced below (except for the Funds of Master Trust and Variable Trust) will be available on the Funds' Web site until updated for the next applicable period. Funds Management may withhold any portion of a Fund's portfolio holdings from online disclosure when deemed to be in the best interest of the Fund. Once holdings information has been posted on the Web site, it may be further disseminated without restriction.

     A.   Complete Holdings. The complete portfolio holdings for each Fund
          -----------------
     (except for funds that operate as fund of funds) shall be made publicly available on the Funds' Web site (www.wellsfargo.com/advantagefunds) on a monthly, 30-day or more delayed basis.

     B.   Top Ten Holdings. Top ten holdings information for each Fund (except
          ----------------
     for funds that operate as fund of funds) shall be made publicly available on the Funds' Web site on a monthly, seven-day or more delayed basis.

     C.   Fund of Funds Structure.
          -----------------------

     1. The underlying funds held by a fund that operates as a fund of funds shall be posted to the Funds' Web site and included in fund fact sheets on a monthly, seven-day or more delayed basis.

     2. A change to the underlying funds held by a Fund in a fund of funds structure in a Fund's target allocations between or among its fixed-income and/or equity investments may be posted to the Funds' Web site simultaneous with the change.


     Furthermore, as required by the SEC, each Fund (except money market funds) shall file its complete portfolio holdings schedule in public filings made with the SEC on a quarterly basis. Each Fund (including money market funds) is required to file its complete portfolio schedules for the second and fourth fiscal quarter on Form N-CSR, and each Fund (except money market funds) is required to file its complete portfolio schedules for the first and third fiscal quarters on Form N-Q, in each instance within 60 days of the end of the Fund's fiscal quarter. Through Form N-CSR and Form N-Q filings made with the SEC, the Funds' full portfolio holdings will be publicly available to shareholders on a quarterly basis. Such filings shall be made on or shortly before the 60th day following the end of a fiscal quarter.


     Each Fund's complete portfolio schedules for the second and fourth fiscal quarter, required to be filed on Form N-CSR, shall be delivered to shareholders in the Fund's semi-annual and annual reports. Each Fund's complete portfolio schedule for the first and third fiscal quarters, required to be filed on Form N-Q, will not be delivered to shareholders. Each Fund, however, shall include appropriate disclosure in its semi-annual and annual reports as to how a shareholder may obtain holdings information for the Fund's first and third fiscal quarters.


     List of Approved Recipients. The following list describes the limited
     ---------------------------
circumstances in which a Fund's portfolio holdings may be disclosed to selected third parties in advance of the monthly release on the Funds' Web site. In each instance, a determination will be made by Funds Management that such advance disclosure is supported by a legitimate business purpose and that the recipients, where feasible, are subject to an independent duty not to disclose or trade on the nonpublic information.

     A.   Sub-Advisers. Sub-advisers shall have full daily access to portfolio
          ------------
     holdings for the Fund(s) for which they have direct management responsibility. Sub-advisers may also release and discuss portfolio holdings with various broker/dealers for purposes of analyzing the impact of existing and future market changes on the prices, availability/demand and liquidity of such securities, as well as for the purpose of assisting portfolio managers in the trading of such securities.


     B.   Money Market Portfolio Management Team. The money market portfolio
          --------------------------------------
     management team at Wells Capital Management Incorporated ("Wells Capital Management") shall have full daily access to daily transaction information across the Wells Fargo Advantage Funds/SM/ for purposes of anticipating money market sweep activity which in turn helps to enhance liquidity management within the money market funds.

     C.   Funds Management/Wells Fargo Funds Distributor, LLC.
          ---------------------------------------------------

     1. Funds Management personnel that deal directly with the processing, settlement, review, control, auditing, reporting, and/or valuation of portfolio trades shall have full daily access to Fund portfolio holdings through access to PFPC's Datapath system.

     2. Funds Management personnel that deal directly with investment review and analysis of the Funds shall have full daily access to Fund portfolio holdings through Factset, a program that is used to, among other things, evaluate portfolio characteristics against available benchmarks.

     3. Funds Management and Wells Fargo Funds Distributor, LLC personnel may be given advance disclosure of any changes to the underlying funds in a fund of funds structure or changes in a Fund's target allocations that result in a shift between or among its fixed-income and/or equity investments.

     D.   External Servicing Agents. Appropriate personnel employed by entities
          -------------------------
     that assist in the review and/or processing of Fund portfolio transactions, employed by the Fund accounting agent, the custodian and the trading settlement desk at Wells Capital Management (only with respect to the Funds that Wells Capital Management sub-advises), shall have daily access to all Fund portfolio holdings. In addition, certain of the sub-advisers utilize the services of software provider Advent to assist with portfolio accounting and trade order management. In order to provide the contracted services to the sub-adviser, Advent may receive full daily portfolio holdings information directly from the Funds' accounting agent however, only for those Funds in which such sub-adviser provides investment advisory services. Funds Management also utilizes the services of Institutional Shareholder Services ("ISS") and SG Constellation, L.L.C. to assist with proxy voting and B share financing, respectively. Both ISS and SG Constellation, L.L.C. may receive full Fund portfolio holdings on a weekly basis for the Funds for which they provide services.

     E.   Rating Agencies. Standard & Poor's ("S&P") and Moody's Investors
          ---------------
     Services ("Moody's") receive full Fund holdings for rating purposes. S&P may receive holdings information weekly on a seven-day delayed basis. Moody's may receive holdings information monthly on a seven-day delayed basis.


     Additions to List of Approved Recipients. Any additions to the list of
     ----------------------------------------
approved recipients requires approval by the President and Chief Legal Officer of the Funds based on a review of: (i) the type of fund involved; (ii) the purpose for receiving the holdings information; (iii) the intended use of the information; (iv) the frequency of the information to be provided; (v) the length of the lag, if any, between the date of the information and the date on which the information will be disclosed; (vi) the proposed recipient's relationship to the Funds; (vii) the ability of Funds Management to monitor that such information will be used by the proposed recipient in accordance with the stated purpose for the disclosure; (viii) whether a confidentiality agreement will be in place with such proposed recipient; and (ix) whether any potential conflicts exist regarding such disclosure between the interests of Fund shareholders, on the one hand, and those of the Fund's investment adviser, principal underwriter, or any affiliated person of the Fund.


     Funds Management Commentaries. Funds Management may disclose any views,
     -----------------------------
opinions, judgments, advice or commentary, or any analytical, statistical, performance or other information in connection with or relating to a Fund or its portfolio holdings (including historical holdings information), or any changes to the portfolio holdings of a Fund if such disclosure does not result in the disclosure of current portfolio holdings information any sooner than on a monthly 30-day delayed basis (or on a monthly 7-day delayed basis for a top-ten holding) and such disclosure does not constitute material nonpublic information, which for this purpose, means information that would convey any advantage to a recipient in making an investment decision concerning a Fund.


     Board Approval. The Board shall review and reapprove these Procedures,
     --------------
including the list of approved recipients, as often as it deems appropriate, but not less often than annually, and make any changes that it deems appropriate.


          ITEM 13. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES


     Set forth below, as of January 3, 2007, is the name and Interest ownership of each Interestholder known by the Trust to have beneficial or record ownership of 5% or more of each Portfolio. The address for each of the holders listed below, unless otherwise indicated, is 525 Market Street, San Francisco, CA 94105. Each holder is both the beneficial and record owner of Interests in each respective Portfolio.

                          INTEREST OWNERSHIP AS OF JANUARY 3, 2007



                                                                                      PERCENTAGE
                                                                                          OF
PORTFOLIO                             INTEREST OWNER                                  PORTFOLIO
--------------------------------      -----------------------------------------      -----------
C&B Large Cap Value Portfolio         C&B LARGE CAP VALUE FUND                           70.68%
                                      GROWTH BALANCED FUND                               12.59%
                                      DIVERSIFIED EQUITY FUND                            11.99%
Disciplined Growth Portfolio          GROWTH BALANCED FUND                               36.34%
                                      DIVERSIFIED EQUITY FUND                            34.78%
                                      GROWTH EQUITY FUND                                 15.19%
                                      MODERATE BALANCED FUND                              5.81%
                                      AGGRESSIVE ALLOCATION FUND                          5.06%
Diversified Fixed Income Portfolio    DOW JONES TARGET 2020 FUND                         45.10%
                                      DOW JONES TARGET 2010 FUND                         31.80%
                                      DOW JONES TARGET 2030 FUND                         11.58%
                                      DOW JONES TARGET TODAY FUND                         6.71%
Diversified Stock Portfolio           DOW JONES TARGET 2040 FUND                         35.11%
                                      DOW JONES TARGET 2020 FUND                         29.11%
                                      DOW JONES TARGET 2030 FUND                         27.92%
                                      DOW JONES TARGET TODAY FUND                         6.52%
Equity Income Portfolio               EQUITY INCOME FUND                                 71.23%
                                      GROWTH BALANCED FUND                               12.34%
                                      DIVERSIFIED EQUITY FUND                            11.77%
Equity Value Portfolio                GROWTH BALANCED FUND                               22.20%
                                      DIVERSIFIED EQUITY FUND                            21.19%
                                      EQUITY VALUE FUND                                  16.47%
                                      WEALTHBUILDER TACTICAL EQUITY PORTFOLIO            12.71%
                                      WEALTHBUILDER GROWTH BALANCED PORTFOLIO            10.04%
                                      WEALTHBUILDER EQUITY PORTFOLIO                      5.14%
Index Portfolio                       INDEX FUND                                         70.27%
                                      GROWTH BALANCED FUND                               12.76%
                                      DIVERSIFIED EQUITY FUND                            12.17%
Inflation-Protected Bond Portfolio    INFLATION-PROTECTED BOND PORTFOLIO                 39.35%
                                      GROWTH BALANCED FUND                               31.77%
                                      CONSERVATIVE ALLOCATION FUND                       12.64%
                                      MODERATE BALANCED FUND                             10.59%
International Core Portfolio          GROWTH BALANCED FUND                               31.51%
                                      DIVERSIFIED EQUITY FUND                            30.15%
                                      GROWTH EQUITY FUND                                 26.43%
                                      MODERATE BALANCED FUND                              5.03%
International Growth Portfolio        WEALTHBUILDER TACTICAL EQUITY PORTFOLIO            25.33%
                                      GROWTH BALANCED FUND                               17.75%
                                      DIVERSIFIED EQUITY FUND                            17.09%
                                      GROWTH EQUITY FUND                                 14.92%
                                      WEALTHBUILDER GROWTH BALANCED FUND                  9.51%
International Index Portfolio         GROWTH BALANCED FUND                               31.45%
                                      DIVERSIFIED EQUITY FUND                            30.15%
                                      GROWTH EQUITY FUND                                 26.49%
                                      MODERATE BALANCED FUND                              5.02%
International Value Portfolio         INTERNATIONAL VALUE FUND                           50.76%
                                      GROWTH BALANCED FUND                               15.46%
                                      DIVERSIFIED EQUITY FUND                            14.83%
                                      GROWTH EQUITY FUND                                 13.07%

                                                                          PERCENTAGE
                                                                              OF
PORTFOLIO                            INTEREST OWNER                       PORTFOLIO
-------------------------------      ------------------------------      -----------
Large Cap Appreciation Portfolio     LARGE CAP APPRECIATION FUND             52.21%
                                     GROWTH BALANCED FUND                    20.45%
                                     DIVERSIFIED EQUITY FUND                 19.63%
Large Company Growth Portfolio       LARGE COMPANY GROWTH FUND               73.38%
                                     GROWTH BALANCED FUND                     8.10%
                                     DIVERSIFIED EQUITY FUND                  7.77%
                                     GROWTH EQUITY FUND                       5.84%
Managed Fixed Income Portfolio       GROWTH BALANCED FUND                    52.36%
                                     CONSERVATIVE ALLOCATION FUND            20.84%
                                     MODERATE BALANCED FUND                  17.46%
                                     DIVERSIFIED BOND FUND                    5.94%
Money Market Portfolio               DOW JONES TARGET TODAY FUND             35.41%
                                     DOW JONES TARGET 2010 FUND              35.14%
                                     DOW JONES TARGET 2020 FUND              12.68%
                                     DOW JONES TARGET 2040 FUND               8.77%
                                     DOW JONES TARGET 2030 FUND               8.00%
Small Cap Index Portfolio            DIVERSIFIED SMALL CAP FUND              57.09%
                                     GROWTH EQUITY FUND                      16.52%
                                     GROWTH BALANCED FUND                    11.32%
                                     DIVERSIFIED EQUITY FUND                 10.78%
Small Company Growth Portfolio       SMALL COMPANY GROWTH FUND               56.14%
                                     DIVERSIFIED SMALL CAP FUND              25.08%
                                     GROWTH EQUITY FUND                       7.26%
Small Company Value Portfolio        SMALL COMPANY VALUE FUND                80.95%
Stable Income Portfolio              STABLE INCOME FUND                      65.92%
                                     CONSERVATIVE ALLOCATION FUND            21.12%
                                     MODERATE BALANCED FUND                  12.96%
Strategic Small Cap Value Portfolio  DIVERSIFIED SMALL CAP FUND              57.00%
                                     GROWTH EQUITY FUND                      16.61%
                                     GROWTH BALANCED FUND                    11.29%
                                     DIVERSIFIED EQUITY FUND                 10.82%
Total Return Bond Portfolio          TOTAL RETURN BOND FUND                  76.81%
                                     GROWTH BALANCED FUND                     9.04%

     For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to "control" such company. Accordingly, to the extent that a holder identified in the foregoing table is identified as the beneficial holder of more than 25% of a Portfolio, or is identified as the holder of record of more than 25% of a Portfolio and has voting and/or investment powers, it may be presumed to control such Portfolio. A controlling person's vote could have a more significant effect on matters presented to shareholders for approval than the vote of other Portfolio shareholders.


                ITEM 14. INVESTMENT ADVISORY AND OTHER SERVICES.


Investment Adviser
------------------


     Wells Fargo Funds Management, LLC ("Funds Management") assumed investment advisory responsibilities for each of the Portfolios on or about March 1, 2001. Funds Management, an indirect wholly owned subsidiary of Wells Fargo & Company and an affiliate of Wells Fargo Bank, was created in early 2001 to succeed to the mutual fund advisory and administration responsibilities of Wells Fargo Bank. The Portfolios' adviser is responsible for implementing the investment policies and guidelines for the Portfolios, and for supervising the sub-advisers who are responsible for the day-to-day portfolio management of the Portfolios.


     The Advisory Agreement for each Portfolio will remain in effect for a period of two years from the date of its effectiveness and thereafter shall continue for successive one-year periods provided such continuance is specifically approved at least annually by the Board or by vote of the Interestholders of the Portfolio, and, in either case, by a majority of the Trustees who are not parties to the Advisory Agreement or interested persons of any such party (other than as trustees of the Trust).


     The Advisory Agreement with respect to a Portfolio is terminable without the payment of any penalty, by the Board or by a vote of a majority of the Portfolio's outstanding voting securities (as defined under the 1940 Act) on 60 days' written notice by either party and will terminate automatically upon its assignment.


     The advisory fees, as described in Part A, are accrued daily and paid monthly. The adviser in its sole discretion, may waive all or any portion of its advisory fee with respect to each Portfolio. Each Advisory Agreement provides that the advisers may render service to others.


     The table below shows the dollar amount of advisory fees payable as a percentage of average daily net assets by each Portfolio over the past three years. Specifically, the table details the dollar amount of fees that would have been payable had certain waivers not been in place, together with the dollar amount of fees waived and the dollar amount of net fees paid. The advisory fee rates are set forth in Part A. This information is provided for the past three years or such shorter terms as a Portfolio has been operational. The International Index and International Growth Portfolios commenced operations on October 6, 2004. The C&B Large Cap Value Portfolio commenced operations on December 6, 2004. The Inflation-Protected Bond Portfolio and Total Return Bond Portfolio commenced operations on July 25, 2005. The Strategic Small Cap Value Portfolio commenced operations on January 31, 2006. The Diversified Fixed Income, Diversified Stock and Money Market Portfolios commenced operations on June 26, 2006; and the Emerging Growth Portfolio commenced operations on January 31, 2007, therefore fee information is not shown for these Portfolios.


                                 ADVISORY FEES



                                                FEES               FEES               FEES
MASTER PORTFOLIO                              PAYABLE             WAIVED              PAID
C&B LARGE CAP VALUE PORTFOLIO
 Year ended September 30, 2006             $ 5,845,455         $  802,679        $5,042,776
 Period ended September 30, 2005/1/        $ 3,564,863         $  305,980        $3,258,883
DISCIPLINED GROWTH PORTFOLIO
 Year ended September 30, 2006             $ 1,385,026         $   17,632        $1,367,394
 Year ended September 30, 2005             $ 1,388,572         $   14,477        $1,374,095
 Year ended September 30, 2004             $ 1,138,992         $  396,386        $  742,606
EQUITY INCOME PORTFOLIO
 Year ended September 30, 2006             $ 7,773,744         $  528,657        $7,245,087
 Year ended September 30, 2005             $10,233,544         $1,851,941        $8,381,603
 Year ended September 30, 2004             $13,404,349         $3,804,507        $9,599,842
EQUITY VALUE PORTFOLIO
 Year ended September 30, 2006             $ 3,434,546         $   39,050        $3,395,496
 Year ended September 30, 2005             $ 2,596,717         $   68,964        $2,527,753
 Year ended September 30, 2004             $ 1,571,746         $  369,018        $1,202,728
INDEX PORTFOLIO
 Year ended September 30, 2006             $ 1,988,902         $   33,118        $1,955,784
 Year ended September 30, 2005             $ 1,765,750         $1,613,547        $  152,203
 Year ended September 30, 2004             $ 2,479,754         $2,467,379        $   12,375
INFLATION-PROTECTED BOND PORTFOLIO
 Period ended May 31, 2006/2/              $   889,310         $        2        $  889,308
INTERNATIONAL CORE PORTFOLIO
 Year ended September 30, 2006             $ 1,527,509         $   99,059        $1,428,450
 Year ended September 30, 2005             $ 1,570,869         $   21,857        $1,549,012
 Year ended September 30, 2004             $ 4,722,472         $  679,046        $4,043,426
INTERNATIONAL GROWTH PORTFOLIO
 Year ended September 30, 2006             $ 2,560,792         $  233,697        $2,327,095
 Period ended September 30, 2005           $ 1,570,059         $   44,962        $1,525,097
INTERNATIONAL INDEX PORTFOLIO

                                             FEES               FEES               FEES
MASTER PORTFOLIO                           PAYABLE             WAIVED              PAID
 Year ended September 30, 2006          $   564,476         $  192,804        $   371,672
 Period ended September 30, 2005        $   551,206         $   45,304        $   505,902
INTERNATIONAL VALUE PORTFOLIO
 Year ended September 30, 2006          $ 1,680,103         $    2,282        $ 1,677,821
 Year ended September 30, 2005          $ 1,519,878         $    6,927        $ 1,512,951
 Year ended September 30, 2004          $ 1,378,418         $  282,827        $ 1,095,591
LARGE CAP APPRECIATION PORTFOLIO
 Year ended September 30, 2006          $   981,145         $   37,224        $   943,921
 Year ended September 30, 2005          $   868,753         $    4,008        $   864,745
 Year ended September 30, 2004          $   692,293         $  132,033        $   560,260
LARGE COMPANY GROWTH PORTFOLIO
 Year ended September 30, 2006          $22,114,391         $2,764,187        $19,350,204
 Year ended September 30, 2005          $23,715,942         $  497,237        $23,218,705
 Year ended September 30, 2004          $25,555,642         $3,066,165        $22,489,477
MANAGED FIXED INCOME PORTFOLIO
 Year ended May 31, 2006                $ 3,863,991         $2,399,088        $ 1,464,903
 Year ended May 31, 2005                $ 3,025,223         $  897,108        $ 2,128,115
 Year ended May 31, 2004                $  3,293,34         $1,830,169        $ 1,463,173
SMALL CAP INDEX PORTFOLIO
 Year ended September 30, 2006          $   761,207         $   26,066        $   735,141
 Year ended September 30, 2005          $   677,118         $  171,065        $   506,053
 Year ended September 30, 2004          $   710,073         $  544,560        $   165,513
SMALL COMPANY GROWTH PORTFOLIO
 Year ended September 30, 2006          $ 8,162,884         $   46,672        $ 8,116,212
 Year ended September 30, 2005          $ 7,473,106         $    8,374        $ 7,464,732
 Year ended September 30, 2004          $ 7,110,250         $  545,973        $ 6,564,277
SMALL COMPANY VALUE PORTFOLIO
 Year ended September 30, 2006          $ 5,130,291         $  785,377        $ 4,344,914
 Year ended September 30, 2005          $ 4,787,221         $  563,775        $ 4,223,446
 Year ended September 30, 2004          $ 3,459,275         $  516,316        $ 2,942,959
STABLE INCOME PORTFOLIO
 Year ended May 31, 2006                $ 2,837,056         $  195,173        $ 2,641,883
 Year ended May 31, 2005                $ 3,623,418         $  956,895        $ 2,666,523
 Year ended May 31, 2004                $ 5,321,001         $1,426,375        $ 3,894,626
STRATEGIC SMALL CAP VALUE PORTFOLIO
 Period ended September 30, 2006/3/     $ 1,650,623         $  349,498        $ 1,301,125
TOTAL RETURN BOND PORTFOLIO
 Period ended May 31, 2006/2/           $ 5,152,229         $        0        $ 5,152,229

1   For the 9-month period ended September 30, 2005.
2   For the 10-month period ended May 31, 2006.
3   For the 8-month period ended September 30, 2006.


Investment Sub-Advisers.
-----------------------


     Funds Management has engaged Wells Capital Management Incorporated ("Wells Capital Management"), Artisan Partners Limited Partnership ("Artisan"), Cadence Capital Management, LLC ("Cadence"), Cooke and Bieler, L.P. ("Cooke & Bieler"), Galliard Capital Management, Inc. ("Galliard"), LSV Asset Management ("LSV"), New Star Institutional Managers Limited ("New Star"), Peregrine Capital Management, Inc. ("Peregrine"), Smith Asset Management Group, LP ("Smith Group"), SSgA Funds Management ("SSgA FM") and Systematic Financial Management LP ("Systematic") (collectively, the "Sub-Advisers") to serve as investment sub-advisers to the Portfolios. Subject to the direction of the Trust's Board and the overall supervision and control of Funds Management and the Trust, the Sub-Advisers make recommendations regarding the investment and reinvestment of the

Portfolios' assets. The Sub-Advisers furnish to Funds Management periodic reports on the investment activity and performance of the Portfolios. The Sub-Advisers also furnish such additional reports and information as Funds Management and the Board and officers may reasonably request. Funds Management may, from time to time and in its sole discretion, allocate and reallocate services provided by and fees paid to Peregrine, Galliard and Wells Capital Management.


     An investment Sub-advisory Agreement (the "Sub-Advisory Agreement") for a Portfolio will remain in effect for a period of two years from the date of its effectiveness and thereafter shall continue for successive one-year periods provided such continuance is specifically approved at least annually by the Board or by vote of the Interestholders of the Portfolio, and, in either case, by a majority of the Trustees who are not parties to the Advisory Agreement or interested persons of any such party (other than as trustees of the Trust). A Portfolio's Sub-Advisory Agreement is terminable without penalty by the Board or a majority of the outstanding voting securities of the Portfolio or by the Adviser or Sub-Adviser on 60 days' written notice to the other party and will automatically terminate in the event of its assignment.


     As compensation for sub-advisory services to the Portfolios, Wells Capital Management, Artisan, Cadence, Cooke & Bieler, Galliard, LSV, New Star, Peregrine, Smith Group, SSgA FM and Systematic are each entitled to receive the following fees:



MASTER PORTFOLIO                    SUB-ADVISER                    FEES
 C&B Large Cap Value             Cooke & Bieler        First $250M            0.45%
                                                        Next $250M            0.40%
                                                        Next $250M            0.35%
                                                        Over $750M            0.30%
 Disciplined Growth                Smith Group         First $200M            0.30%
                                                        Next $300M            0.20%
                                                        Over $500M            0.15%
 Diversified Fixed Income            SSgA FM             First $1B            0.10%
                                                          Over $1B            0.08%
 Diversified Stock                   SSgA FM             First $1B            0.10%
                                                          Over $1B            0.08%
 Emerging Growth                  Wells Capital        First $100M            0.55%
                                   Management           Next $100M            0.50%
                                                        Over $200M            0.40%
 Equity Income                    Wells Capital        First $100M            0.35%
                                   Management           Next $100M            0.30%
                                                        Next $300M            0.20%
                                                        Over $500M            0.15%
 Equity Value                      Systematic          First $150M            0.30%
                                                        Next $200M            0.20%
                                                        Next $400M            0.15%
                                                        Next $250M            0.13%
                                                          Over $1B            0.10%
 Index                            Wells Capital        First $100M            0.05%
                                   Management           Next $100M            0.03%
                                                        Over $200M            0.02%
 Inflation-Protected Bond         Wells Capital        First $100M            0.20%
                                   Management           Next $200M           0.175%
                                                        Next $200M            0.15%
                                                        Over $500M            0.10%
 International Core                 New Star            First $50M            0.35%
                                                        Next $500M            0.29%
                                                        Over $550M            0.20%
 International Growth/2/             Artisan           First $250M            0.70%
                                                        Over $250M            0.50%
 International Index                 SSgA FM           First $100M            0.08%
                                                        Over $100M            0.06%

MASTER PORTFOLIO                    SUB-ADVISER                    FEES
 International Value                    LSV            First $150M            0.35%
                                                        Next $350M            0.40%
                                                        Next $250M            0.35%
                                                        Next $250M           0.325%
                                                          Over $1B            0.30%
 Large Cap Appreciation               Cadence          First $250M            0.30%
                                                        Next $250M            0.20%
                                                        Next $500M            0.15%
                                                          Over $1B            0.10%
 Large Company Growth                Peregrine          First $25M            0.56%
                                                         Next $25M            0.45%
                                                        Next $225M           0.375%
                                                       Over $275M            0.225%
 Managed Fixed Income/1/              Galliard         First $500M            0.10%
                                                          Next $1B            0.05%
                                                        Over $1.5B            0.03%
 Money Market                      Wells Capital         First $1B            0.05%
                                     Management           Next $2B            0.03%
                                                          Next $3B            0.02%
                                                          Over $6B            0.01%
 Small Cap Index                   Wells Capital       First $100M            0.05%
                                     Management         Next $100M            0.03%
                                                       Over $200M             0.02%
 Small Company Growth                Peregrine          First $50M            0.90%
                                                        Next $130M            0.75%
                                                        Next $160M            0.65%
                                                        Next $345M            0.50%
                                                         Next $50M            0.52%
                                                       Over $735M             0.55%
 Small Company Value                 Peregrine         First $175M            0.50%
                                                       Over $175M             0.75%
 Stable Income/1/                     Galliard         First $500M            0.10%
                                                          Next $1B            0.05%
                                                        Over $1.5B            0.03%
 Strategic Small Cap Value         Wells Capital       First $200M            0.45%
                                     Management        Over $200M             0.40%
 Total Return Bond                 Wells Capital       First $100M            0.20%
                                     Management         Next $200M           0.175%
                                                        Next $200M            0.15%
                                                       Over $500M             0.10%

1   Assets of the Managed Fixed Income Portfolio and Stable Income Portfolio
    are combined for purposes of determining the appropriate sub-advisory fee payable to Galliard for such Portfolios, and the breakpoints set forth above are based on the combined assets of such Portfolios.
2   Prior to January 1, 2006, the sub-advisory fee payable to Artisan was 0.70%.


Unaffiliated Sub-Advisers.
-------------------------


     Listed below is the aggregate dollar amount of sub-advisory fees paid by each Portfolio to the following unaffiliated sub-advisers for the years ended as indicated below. The International Index Portfolio and the International Growth Portfolio commenced operations on October 6, 2004, and the C&B Large Cap Value Portfolio commenced operations on December 6, 2004. The Diversified Fixed Income and Diversified Stock Portfolios commenced operations on June 26, 2006; therefore fee information is not shown for these Portfolios.



                                                      YEAR ENDED 9/30/06         PERIOD ENDED 9/30/05
                                                                FEES WAIVED/                 FEES WAIVED/
PORTFOLIO                          SUB-ADVISER     FEES PAID     REIMBURSED     FEES PAID     REIMBURSED
C&B Large Cap Value Portfolio   Cooke & Bieler    $2,884,914   $0              $1,728,838         $0
Disciplined Growth Portfolio      Smith Group     $  600,050   $0              $  460,898         $0

                                                     YEAR ENDED 9/30/06        PERIOD ENDED 9/30/05
                                                               FEES WAIVED/               FEES WAIVED/
PORTFOLIO                           SUB-ADVISER   FEES PAID     REIMBURSED    FEES PAID    REIMBURSED
Equity Value Portfolio              Systematic   $1,091,307   $0              $781,809        $  0
International Core Portfolio         New Star    $   18,069   $0                   N/A            N/A
International Growth Portfolio        Artisan    $1,994,269   $0              $857,224        $  0
International Index Portfolio          SSgA      $  126,638   $0              $ 33,911        $  0
International Value Portfolio           LSV      $  630,771   $0              $435,991        $  0
Large Cap Appreciation Portfolio      Cadence    $  454,578   $0              $311,196        $  0


                                                   PERIOD ENDED 9/30/04
                                                              FEES WAIVED/
PORTFOLIO                           SUB-ADVISER   FEES PAID    REIMBURSED
Disciplined Growth Portfolio        Smith Group   $467,064         $0
Equity Value Portfolio               Systematic   $571,190         $0
International Value Portfolio           LSV       $581,958         $0
Large Cap Appreciation Portfolio      Cadence     $296,774         $0

Administrator
-------------


     The Trust has retained Funds Management as administrator on behalf of each Portfolio (the "Administrator") pursuant to an Administrative Agreement. Under the Administration Agreement between Funds Management and the Trust, Funds Management shall provide as administrative services, among other things: (i) general supervision of the Portfolios' operations, including coordination of the services performed by each Portfolio's adviser, custodian, auditors and legal counsel, regulatory compliance, including the compilation of information for documents such as reports to, and filings with, the SEC and state securities commissions; and shareholder reports for each Portfolio; and (ii) general supervision relative to the compilation of data required for the preparation of periodic reports distributed to the Trust's officers and Trustees. Funds Management also furnishes office space and certain facilities required for conducting the Portfolios' business together with ordinary clerical and bookkeeping services. The Administrator is not entitled to receive an administration fee as long as it receives an administration fee at the underlying fund level.


Custodian
---------


     Wells Fargo Bank, N.A. (the "Custodian") located at Norwest Center, 6th and Marquette, Minneapolis, Minnesota 55479, acts as custodian for each Portfolio. The Custodian, among other things, maintains a custody account or accounts in the name of each Portfolio, receives and delivers all assets for each Portfolio upon purchase and upon sale or maturity, collects and receives all income and other payments and distributions on account of the assets of each Portfolio and pays all expenses of each Portfolio. For its services as Custodian, Wells Fargo Bank is entitled to receive an annual fee at the rate of 0.02% of the average daily net assets of each Portfolio, except the Diversified Fixed Income Portfolio, Diversified Stock Portfolio, International Core Portfolio, International Index Portfolio, International Growth Portfolio and International Value Portfolio. For the Diversified Fixed Income Portfolio, Wells Fargo Bank receives a fee of 0.04% of the average daily net assets of the Portfolio on an annualized basis. For the Diversified Stock Portfolio, Wells Fargo Bank receives a fee of 0.07% of the average daily net assets of the Portfolio on an annualized basis. For the International Core Portfolio, International Index Portfolio, International Growth Portfolio and International Value Portfolio, Wells Fargo Bank receives a fee of 0.10% of the average daily net assets of each Portfolio on an annualized basis.


Fund Accountant.
---------------


     PFPC Inc. ("PFPC"), located at 400 Bellevue Parkway, Wilmington, Delaware 19809, serves as the fund accountant for all of the Portfolios. For its services as fund accountant, PFPC is entitled to receive certain out-of-pocket costs from the Trust, and, for Portfolios commencing operations after April 1, 2006 that have no corresponding revenue stream from a stand-alone, gateway, or fund-of-funds portfolio, an annual fixed fee from each such Portfolio.


                          ITEM 15. PORTFOLIO MANAGERS


     The following information supplements, and should be read in conjunction with, the section in Part A entitled "Portfolio Managers." The information in this section is provided as of the dates shown opposite the corresponding portfolio managers' names in the table below. These portfolio managers (each a "Portfolio Manager" and together, the "Portfolio Managers") manage the investment activities of the Portfolios as listed below on a day-to-day basis.

PORTFOLIO                            SUB-ADVISER               PORTFOLIO MANAGERS           DATE
------------------------------------ ------------------------  ---------------------------  ----------
C&B Large Cap Value Portfolio        Cooke & Bieler ("C&B")    Kermit S. Eck, CFA           9/30/2006
                                                               Daren C. Heitman, CFA
                                                               Michael M. Meyer, CFA
                                                               James R. Norris
                                                               Edward W. O'Connor, CFA
                                                               R. James O'Neil, CFA
                                                               Mehul Trivedi, CFA
Disciplined Growth Portfolio         Smith Group               Stephen S. Smith, CFA        9/30/2006
Diversified Fixed Income Portfolio   SSgA FM                   Michael J. Brunell           4/30/2006
                                                               Elya Schwartzman
Diversified Stock Portfolio          SSgA FM                   Lynn Blake                   4/30/2006
                                                               Dwayne Hancock, CFA
Emerging Growth Portfolio            Wells Capital             Brandon M. Nelson, CFA       9/30/2006
                                     Management                Thomas C. Ognar, CFA
                                                               Bruce C. Olson, CFA
Equity Income Portfolio              Wells Capital             Gary J. Dunn, CFA            9/30/2006
                                     Management                Robert M. Thornburg
Equity Value Portfolio               Systematic                D. Kevin McCreesh, CFA       9/30/2006
                                                               Ronald M. Mushock, CFA
Index Portfolio                      Wells Capital             Gregory T. Genung, CFA       9/30/2006
Small Cap Index Portfolio            Management
Inflation-Protected Bond Portfolio   Wells Capital             Michael J. Bray, CFA         5/31/2006
                                     Management                Jay N. Mueller, CFA
International Core Portfolio         New Star                  Mark Beale                   9/30/2006
                                                               Brian Coffey
                                                               Richard Lewis
International Growth Portfolio       Artisan                   Mark L. Yockey, CFA          9/30/2006
International Index Portfolio        SSgA FM                   Lynn Blake                   9/30/2006
                                                               Dwayne Hancock, CFA
International Value Portfolio        LSV                       Josef Lakonishok             9/30/2006
                                                               Puneet Mansharamani
                                                               Menno Vermeulen, CFA
                                                               Robert W. Vishny
Large Cap Appreciation Portfolio     Cadence                   William B. Bannick, CFA      9/30/2006
                                                               Robert L. Fitzpatrick, CFA
                                                               Michael J. Skillman
Large Company Growth Portfolio       Peregrine                 John S. Dale, CFA            9/30/2006
                                                               Gary E. Nussbaum, CFA
Managed Fixed Income Portfolio       Galliard                  Richard Merriam, CFA         5/31/2006
Stable Income Portfolio                                        Ajay Mirza, CFA
Small Company Growth Portfolio       Peregrine                 William A. Grierson          9/30/2006
                                                               Daniel J. Hagen, CFA
                                                               Robert B. Mersky, CFA
                                                               James P. Ross, CFA
                                                               Paul E. von Kuster, CFA
Small Company Value Portfolio        Peregrine                 Jason R. Ballsrud, CFA       9/30/2006
                                                               Tasso H. Coin Jr., CFA
                                                               Douglas G. Pugh, CFA

                                                       Dale E. Benson, Ph.D., CFA
                                                       Mark D. Cooper, CFA
                                                       Robert J. Costomiris, CFA
                                      Wells Capital    Craig Pieringer, CFA
Strategic Small Cap Value Portfolio   Management       I. Charles Rinaldi            9/30/2006
Total Return Bond Portfolio           Wells Capital    William Stevens               5/31/2006
                                      Management       Thomas O'Connor, CFA

     MANAGEMENT OF OTHER ACCOUNTS. The following table indicates the type of, number of, and total assets in accounts managed by each Portfolio's Portfolio Manager, not including the Portfolios. The accounts described include accounts that a Portfolio Manager manages in a professional capacity as well as accounts that a Portfolio Manager may manage in a personal capacity, if any, which are included under "Other Accounts."



                                REGISTERED INVESTMENT           OTHER POOLED
                                      COMPANIES             INVESTMENT VEHICLES      OTHER ACCOUNTS
                               NUMBER OF   TOTAL ASSETS   NUMBER OF   TOTAL ASSETS      NUMBER OF     TOTAL ASSETS
PORTFOLIO MANAGER*              ACCOUNTS      MANAGED      ACCOUNTS      MANAGED        ACCOUNTS        MANAGED
ARTISAN
 Mark L. Yockey, CFA              5         $  15.9B         1          $ 282.5M          33           $   8.8B
CADENCE
 William B. Bannick, CFA          5         $   3.6B         1          $  20.9B          111          $   4.7B
 Robert L. Fitzpatrick, CFA       5         $   3.6B         1          $  20.9B          116          $   4.7B
 Michael J. Skillman              5         $   3.6B         1          $  20.9B          109          $   4.7B
COOKE & BIELER
 Kermit S. Eck, CFA               6         $   1.2B         1          $  45.6M          244          $   5.8B
 Daren C. Heitman, CFA            6         $   1.2B         1          $  45.6M          244          $   5.8B
 Michael M. Meyer, CFA            6         $   1.2B         1          $  45.6M          244          $   5.8B
 James R. Norris                  6         $   1.2B         1          $  45.6M          244          $   5.8B
 Edward W. O'Connor, CFA          6         $   1.2B         1          $  45.6M          244          $   5.8B
 R. James O'Neil, CFA             6         $   1.2B         1          $  45.6M          244          $   5.8B
 Mehul Trivedi, CFA               6         $   1.2B         1          $  45.6M          244          $   5.8B
GALLIARD
 Richard Merriam, CFA             1         $ 948.0M         0          $      0          26          $   1.96B
 Ajay Mirza, CFA                  1         $ 948.0M         4          $   6.3B           9          $   3.36B
LSV
 Josef Lakonishok                 24        $   8.9B         21         $   6.6B          496         $  48.4 B
 Puneet Mansharamani              24        $   8.9B         21         $   6.6B          496         $  48.4 B
 Menno Vermeulen, CFA             24        $   8.9B         21         $   6.6B          496         $  48.4 B
 Robert W. Vishny                 24        $   8.9B         21         $   6.6B          496         $  48.4 B
NEW STAR
 Mark Beale                       3         $  28.3M         3          $ 416.4M          11          $   2.3 B
 Brian Coffey                     2         $  29.6M         1          $  75.4M          11          $ 415.3 M
 Richard Lewis                    4         $ 776.7M         0          $      0          10          $   3.0 B
PEREGRINE
 Jason R. Ballsrud, CFA           0         $      0         0          $      0          29          $    927M
 Tasso H. Coin Jr., CFA           0         $      0         0          $      0          33          $    929M
 John S. Dale, CFA                2         $   800M         1          $   266M          36          $   1.8 B
 William A. Grierson              0         $      0         0          $      0          24          $    787M
 Daniel J. Hagen, CFA             0         $      0         0          $      0          23          $    787M
 Robert B. Mersky, CFA            0         $      0         0          $      0          24          $    804M
 Gary E. Nussbaum, CFA            2         $   800M         1          $   266M          32          $   1.8 B
 Douglas G. Pugh, CFA             0         $      0         0          $      0          28          $    927M
 James P. Ross, CFA               0         $      0         0          $      0          20          $    787M

                               REGISTERED INVESTMENT           OTHER POOLED
                                     COMPANIES             INVESTMENT VEHICLES      OTHER ACCOUNTS
                              NUMBER OF   TOTAL ASSETS   NUMBER OF   TOTAL ASSETS      NUMBER OF     TOTAL ASSETS
PORTFOLIO MANAGER*             ACCOUNTS      MANAGED      ACCOUNTS      MANAGED        ACCOUNTS        MANAGED
 Paul E. von Kuster, CFA         0          $     0         0          $      0          30            $  809M
SMITH GROUP
 Stephen S. Smith, CFA           1          $  296M         7          $   109M          208          $   4.4B
SSGA FM
 Lynn Blake                      44        $  29.2B        384         $ 270.9B          106          $  89.1B
 Michael J. Brunell              1         $    25M         12         $  16.4B           3           $   663M
 Dwayne Hancock, CFA             44        $  29.2B        384         $ 270.9B          106          $  89.1B
 Elya Schwartzman                1         $   310M         2          $   125M           8           $   3.9B
SYSTEMATIC
 D. Kevin McCreesh, CFA          4         $ 477.1M         6          $ 733.2M          238          $   3.1B
 Ronald M. Mushock, CFA          3         $ 381.6M         2          $  18.0M          917          $ 922.8M
WELLS CAPITAL MANAGEMENT
 Dale E. Benson, Ph.D., CFA      1         $    20M         5          $   103M          123          $   2.2B
 Mark D. Cooper, CFA             1         $    20M         5          $   103M          123          $   2.2B
 Michael J. Bray, CFA            0         $      0         0          $      0           3           $   145M
 Robert J. Costomiris, CFA       5         $   2.0B         1          $  44.3M          11           $   1.0M
 Gary J. Dunn, CFA               0         $      0         2          $ 145.9M          11           $ 369.4M
 Gregory T. Genung, CFA          0         $      0         3          $ 802.6M           4           $ 377.2M
 Jay N. Mueller, CFA             0         $      0         0          $      0          13           $   175M
 Brandon, M. Nelson, CFA         0         $      0         3          $    20M          18           $   900M
 Thomas O'Connor, CFA            5         $   2.8B         6          $   1.5B          35           $   7.5B
 Thomas C. Ognar, CFA            0         $      0         3          $    20M          21           $   900M
 Bruce C. Olson, CFA             0         $      0         3          $    20M          15           $   900M
 Craig R. Pieringer, CFA         1         $    20M         5          $    118          123          $   2.2B
 I. Charles Rinaldi              7         $   3.9B         1          $   5.5M          30           $   644M
 William Stevens                 5         $   2.8B         6          $   1.5B          42           $   7.5B
 Robert M. Thornburg             0         $      0         2          $   145M          18           $   227M

* If an account has one of the Portfolio Managers as a co-portfolio manager or an assistant portfolio manager, the total number of accounts and assets have been allocated to each respective Portfolio Manager. Therefore, some accounts and assets have been counted twice.


     The following table indicates the number and total assets managed of the above accounts for which the advisory fee is based on the performance of such accounts.



                                REGISTERED INVESTMENT           OTHER POOLED
                                      COMPANIES             INVESTMENT VEHICLES      OTHER ACCOUNTS
                               NUMBER OF   TOTAL ASSETS   NUMBER OF   TOTAL ASSETS      NUMBER OF     TOTAL ASSETS
PORTFOLIO MANAGER*              ACCOUNTS      MANAGED      ACCOUNTS      MANAGED        ACCOUNTS        MANAGED
ARTISAN
 Mark L. Yockey, CFA              1          $ 537.0M        0             $0              0            $     0
CADENCE
 William B. Bannick, CFA          0          $      0        0             $0              2           $  39.5M
 Robert L. Fitzpatrick, CFA       0          $      0        0             $0              2           $  39.5M
 Michael J. Skillman              0          $      0        0             $0              2           $  39.5M
COOKE & BIELER
 Kermit S. Eck, CFA               0          $      0        0             $0              3           $ 514.5M
 Daren C. Heitman, CFA            0          $      0        0             $0              3           $ 514.5M
 Michael M. Meyer, CFA            0          $      0        0             $0              3           $ 514.5M
 James R. Norris                  0          $      0        0             $0              3           $ 514.5M
 Edward W. O'Connor, CFA          0          $      0        0             $0              3           $ 514.5M

                               REGISTERED INVESTMENT           OTHER POOLED
                                     COMPANIES             INVESTMENT VEHICLES      OTHER ACCOUNTS
                              NUMBER OF   TOTAL ASSETS   NUMBER OF   TOTAL ASSETS      NUMBER OF     TOTAL ASSETS
PORTFOLIO MANAGER*             ACCOUNTS      MANAGED      ACCOUNTS      MANAGED        ACCOUNTS        MANAGED
 R. James O'Neil, CFA            0           $    0         0          $      0           3           $ 514.5M
 Mehul Trivedi, CFA              0           $    0         0          $      0           3           $ 514.5M
GALLIARD
 Richard Merriam, CFA            0           $    0         0          $      0           2           $  63.3M
 Ajay Mirza, CFA                 0           $    0         0          $      0           0           $      0
LSV
 Josef Lakonishok                0           $    0         0          $      0          17           $   1.7B
 Puneet Mansharamani             0           $    0         0          $      0          17           $   1.7B
 Menno Vermeulen, CFA            0           $    0         0          $      0          17           $   1.7B
 Robert W. Vishny                0           $    0         0          $      0          17           $   1.7B
NEW STAR
 Mark Beale                      0           $    0         0          $      0           0           $      0
 Brian Coffey                    0           $    0         0          $      0           0           $      0
 Richard Lewis                   0           $    0         0          $      0           3           $   1.4B
PEREGRINE
 Jason R. Ballsrud, CFA          0           $    0         0          $      0           1           $   206M
 Tasso H. Coin Jr., CFA          0           $    0         0          $      0           1           $   206M
 John S. Dale, CFA               0           $    0         0          $      0           0           $      0
 William A. Grierson             0           $    0         0          $      0           1           $    54M
 Daniel J. Hagen, CFA            0           $    0         0          $      0           1           $    54M
 Robert B. Mersky, CFA           0           $    0         0          $      0           1           $    54M
 Gary E. Nussbaum, CFA           0           $    0         0          $      0           0           $      0
 Douglas G. Pugh, CFA            0           $    0         0          $      0           1           $   206M
 James P. Ross, CFA              0           $    0         0          $      0           1           $    54M
 Paul E. von Kuster, CFA         0           $    0         0          $      0           1           $    54M
SMITH GROUP
 Stephen S. Smith, CFA           0           $    0         4          $    78M           2           $     2M
SSGA FM
 Lynn Blake                      0           $    0         0          $      0           0           $      0
 Michael J. Brunell              0           $    0         0          $      0           0           $      0
 Dwayne Hancock, CFA             0           $    0         0          $      0           0           $      0
 Elya Schwartzman                0           $    0         0          $      0           0           $      0
SYSTEMATIC
 D. Kevin McCreesh, CFA          0           $    0         0          $      0           1           $ 304.3M
 Ronald M. Mushock, CFA          0           $    0         0          $      0           0           $      0
WELLS CAPITAL MANAGEMENT
 Dale E. Benson, Ph.D., CFA      0           $    0         0          $      0           0           $      0
 Michael J. Bray, CFA            0           $    0         0          $      0           0           $      0
 Mark D. Cooper, CFA             0           $    0         0          $      0           0           $      0
 Robert J. Costomiris, CFA       5           $ 2.0B         1          $ 44.28M           0           $      0
 Gary J. Dunn, CFA               0           $    0         0          $      0           0           $      0
 Gregory T. Genung, CFA          0           $    0         0          $      0           2           $ 104.0M
 Jay N. Mueller, CFA             0           $    0         0          $      0           0           $      0
 Brandon M. Nelson, CFA          0           $    0         0          $      0           0           $      0
 Thomas O'Connor, CFA            0           $    0         0          $      0           2           $   1.7B
 Thomas C. Ognar, CFA            0           $    0         0          $      0           0           $      0
 Bruce C. Olson, CFA             0           $    0         0          $      0           0           $      0

                             REGISTERED INVESTMENT           OTHER POOLED
                                   COMPANIES             INVESTMENT VEHICLES      OTHER ACCOUNTS
                            NUMBER OF   TOTAL ASSETS   NUMBER OF   TOTAL ASSETS      NUMBER OF     TOTAL ASSETS
PORTFOLIO MANAGER*           ACCOUNTS      MANAGED      ACCOUNTS      MANAGED        ACCOUNTS        MANAGED
 Craig R. Pieringer, CFA       0            $  0          0             $0              0            $    0
 I. Charles Rinaldi            1            $46M          0             $0              1            $  70M
 William Stevens               0            $  0          0             $0              2            $ 1.7B
 Robert M. Thornburg           0            $  0          0             $0              0            $    0

* If an account has one of the Portfolio Managers as a co-portfolio manager or an assistant portfolio manager, the total number of accounts and assets have been allocated to each respective Portfolio Manager. Therefore, some accounts and assets have been counted twice.


     MATERIAL CONFLICTS OF INTEREST. The Portfolio Managers face inherent
     ------------------------------
conflicts of interest in their day-to-day management of the Portfolios and other accounts because the Portfolios may have different investment objectives, strategies and risk profiles than the other accounts managed by the Portfolio Managers. For instance, to the extent that the Portfolio Managers manage accounts with different investment strategies than the Portfolios, they may from time to time be inclined to purchase securities, including initial public offerings, for one account but not for a Portfolio. Additionally, some of the accounts managed by the Portfolio Managers may have different fee structures, including performance fees, which are or have the potential to be higher or lower, in some cases significantly higher or lower, than the fees paid by the Portfolios. The differences in fee structures may provide an incentive to the Portfolio Managers to allocate more favorable trades to the higher-paying accounts.


     To minimize the effects of these inherent conflicts of interest, the Sub-Advisers have adopted and implemented policies and procedures, including brokerage and trade allocation policies and procedures, that they believe address the potential conflicts associated with managing portfolios for multiple clients and ensures that all clients are treated fairly and equitably. Additionally, some of the Sub-Advisers minimize inherent conflicts of interest by assigning the Portfolio Managers to accounts having similar objectives. Accordingly, security block purchases are allocated to all accounts with similar objectives in proportionate weightings. Furthermore, the Sub-Advisers have adopted Codes of Ethics under Rule 17j-1 of the 1940 Act and Rule 204A-1 under the Investment Advisers Act of 1940 (the "Advisers Act") to address potential conflicts associated with managing the Portfolios and any personal accounts the Portfolio Manager may maintain.


     ARTISAN. Artisan's international growth Portfolio Manager manages various types of portfolios for multiple clients within two investment strategies-international growth and international small-cap growth. All investment accounts within a single investment strategy are managed to a single model with few exceptions resulting from client-directed restrictions or cash flow limitations of the account. Because of these considerations and the differences between the two strategies, Artisan's Portfolio Managers may from time to time purchase securities, including initial public offerings, for one client account but not for another client account for which that team is responsible. This may result in varying performances among client accounts in the same investment strategy. In addition, some of the portfolios Artisan manages in its international growth strategy may have fee structures, including performance fees that are or have the potential to be higher or lower, in some cases significantly higher or lower, than the fees paid by the Fund to Artisan.



     Artisan's goal is to provide high quality investment services to all of its clients, while meeting its fiduciary obligation to treat all clients fairly. Artisan has adopted and implemented policies and procedures, including brokerage and trade allocation policies and procedures that it believes address the potential conflicts associated with managing portfolios for multiple clients. In addition, Artisan monitors a variety of areas, including compliance with primary Fund guidelines (to the extent applicable to the Artisan portion of the Fund), the allocation of IPOs and compliance with the firm's Code of Ethics.


     C&B. In the case of C&B, the Portfolio Managers manage accounts on a team basis so the Portfolio Managers may be subject to the potential conflicts of interests described above. Accordingly, performance and allocation of securities are closely monitored to ensure equal treatment and C&B has implemented policies and procedures to ensure that clients are treated fairly and that potential conflicts of interest are minimized.


     CADENCE. Cadence's Portfolio Managers perform investment management services for various mutual funds and other accounts besides the Portfolio. Some of these clients' portfolios are managed using the same investment strategy and objective which the Portfolio Managers use to manage the Portfolio, while other portfolios are managed by the Portfolio Managers using different investment strategies and objectives. Generally, all client portfolios that are managed using a similar investment strategy and objective are managed as a group (each, a "Group") such that portfolio holdings, relative position sizes and industry and sector exposures tend to be similar among each client portfolio in the Group. This minimizes, but does not eliminate the potential for conflicts of interest. For example, one Group may be selling a security, while another Group may be purchasing or holding the same security. As a result, transactions executed for the Group that is selling the security may adversely affect the value of any Group which is purchasing or holding the same security.

     Other conflicts of interest may arise from the management of multiple accounts and the Portfolio. For example, Cadence may receive more compensation with respect to a certain Group than that received with respect to another Group or the Portfolio or may receive compensation based in part on the performance of accounts in a certain Group. In such cases, the Portfolio Managers may be viewed as having an incentive to enhance the performance of such Group, to the possible detriment of other Group for which Cadence may not receive greater compensation or performance-based fees. In addition, the Portfolio Managers must allocate time and effort to multiple accounts and the Portfolio.


     Each Portfolio Manager's management of personal accounts also may present certain conflicts of interest. The Portfolio Managers may have personal investments in some of the accounts managed by such Portfolio Managers. In addition, some of the accounts managed by the Portfolio Managers may be investment options in Cadence's employee benefit plans. While Cadence has adopted a code of ethics that is designed to address these potential conflicts, there is no guarantee that it will do so.


     GALLIARD. In the case of Galliard, the Portfolio Managers may be subject to the potential conflicts of interests described above.


     LSV. The Portfolio Managers of LSV may be subject to the potential conflicts of interests described above with their management of the Funds in relationship with their management of other accounts or registered investment companies, however, they do have procedures in place designed to ensure that all clients are treated fairly and equitably over time.


          New Star. The Portfolio Managers may face inherent conflicts of interest in their day-to-day management of the Portfolios and other accounts because the Portfolios may have different investment objectives, strategies and risk profiles than the other accounts managed by the Portfolio Managers. For instance, to the extent that the Portfolio Managers manage accounts with different investment strategies than the Portfolios, they may from time to time be inclined to purchase securities, including initial public offerings, for one account but not for a Portfolio. Additionally, some of the accounts managed by the Portfolio Managers may have different fee structures, including performance fees, which are or have the potential to be higher or lower, in some cases significantly higher or lower, than the fees paid by the Portfolios.


          To minimize the effects of these inherent conflicts of interest, the Sub-Adviser has adopted and implemented policies and procedures, including brokerage and trade allocation policies and procedures, that it believes address the potential conflicts associated with managing portfolios for multiple clients and ensures that all clients are treated fairly and equitably. Accordingly, security block purchases are allocated to all accounts with similar objectives in proportionate weightings, subject to their individual guidelines and restrictions. Furthermore, the Sub-Adviser has adopted a Code of Ethics under Rule 17j-1 of the 1940 Act and Rule 204A-1 under the Investment Advisers Act of 1940 (the "Advisers Act") to address potential conflicts associated with managing the Portfolios and any personal accounts the Portfolio Manager may maintain.


          The Portfolio managers of New Star may be subject to the potential conflicts of interests described above with their management of the Funds in relationship with their management of other accounts or registered investment companies, however, the investment process does not allow individual members of the team to authorised trades and further procedures are in place which are designed to ensure that all clients are treated fairly and equitably over time.



     PEREGRINE. In the case of Peregrine, the Portfolio Managers hold the same securities in the same proportionate weightings, subject to client and float/liquidity constraints and cash flows. Performance and allocation of securities are closely monitored to ensure equal treatment. Accordingly, the Portfolio Managers have not experienced material conflicts of interests in managing multiple accounts.


     SMITH GROUP. The Portfolio Manager of the Smith Group may be subject to the potential conflicts of interests described above.


     SSGA FM. A Portfolio Manager may be subject to potential conflicts of interest because he or she is responsible for other accounts in addition to the Fund. Potential conflicts may arise out of (a) the Portfolio Manager's execution of different investment strategies for various accounts or (b) the allocation of investment opportunities among the Portfolio Manager's accounts with the same strategy.


     SYSTEMATIC. The Systematic is an affiliated firm of AMG. Systematic operates independently as a separate, autonomous affiliate of AMG, which has equity investments in a group of investment management firms including Systematic, and as a result, Systematic does not have information on other AMG affiliates in this regard. The AMG affiliates do not formulate advice for Systematic's clients and do not, in our view, present any potential conflict of interest with Systematic's clients.


          At Systematic, portfolio managers oversee the investment of various types of accounts in the same strategy such as mutual funds, pooled investment vehicle and separate accounts for individuals and institutions. Investment decisions generally are applied to all accounts utilizing that particular strategy taking into consideration client restrictions, instructions and individual client needs. A portfolio manager may manage an account whose fees may be higher or lower than the basic fee schedule to provide for varying client circumstances. Management of multiple funds and accounts may create potential conflicts of interest relating to the allocation of investment opportunities, and the aggregation and allocation of client trades.

          During the normal course of managing assets for multiple clients of varying types and asset levels, Systematic will inevitably encounter conflicts of interest that could, if not properly addressed, be harmful to one or more of our clients. Those of a material nature that are encountered most frequently involve security selection, employee personal securities trading, proxy voting and the allocation of securities. To mitigate these conflicts and ensure its clients are not impacted negatively by the adverse actions of Systematic or its employees, Systematic has implemented a series of policies including, but not limited to, its Code of Ethics, which addresses personal securities trading, Proxy Voting Policy and Trade Error Policy designed to prevent and detect conflicts when they occur.


          Moreover, in order to reduce the possibility of an actual or apparent conflict of interest, Systematic's employees should not accept inappropriate gifts, gratuities, entertainment, special accommodations, or other things of material value that could influence their decision-making or suggest that they are beholden to any particular person or firm. Similarly, our employees should not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making. Gift and entertainment policies and procedures must be followed to help avoid any issues. Also, business and compliance associates monitor such activity.


          In addition, employees may not serve on the board of directors or as an officer of any private or publicly traded company unless approved by the Chief Compliance Officer and by Systematic's Management Committee. In each case, a determination will be made based on consideration of whether the service poses a conflict with the interests of Systematic's clients or business relationships.


          Furthermore, employees may not render investment advisory services to any person or entity not a client of Systematic, or a member of (or trust or other arrangement for the benefit of) the family of, or a close personal friend of, the employee without first obtaining the permission of a Designated Officer.


          Systematic reasonably believes that these and other policies combined with the periodic review and testing performed by its compliance professionals adequately protects the interest of its clients.


     WELLS CAPITAL MANAGEMENT. Wells Capital Management's Portfolio Managers often provide investment management for separate accounts advised in the same or similar investment style as that provided to mutual funds. While management of multiple accounts could potentially lead to conflicts of interest over various issues such as trade allocation, fee disparities and research acquisition, Wells Capital Management has implemented policies and procedures for the express purpose of ensuring that clients are treated fairly and that potential conflicts of interest are minimized.


     COMPENSATION. The Portfolio Managers were compensated, by their employing
     ------------
Adviser or Sub-Adviser (as the case may be) from the advisory fees using the following compensation structures:


     ARTISAN COMPENSATION. Artisan's Portfolio Managers are compensated through a fixed base salary and a subjectively determined incentive bonus that is a portion of a bonus pool, the aggregate amount of which is tied to Artisan's fee revenues generated by all accounts included within the manager's investment strategy, including the Fund. Portfolio Managers are not compensated based on the performance of accounts, except to the extent that positive account performance results in increased investment management fees earned by Artisan based on assets under management. Artisan bases incentive bonuses on revenues earned with respect to the investment strategy, rather than on investment performance, because Artisan believes this method aligns Portfolio Managers' interests more closely with the long-term interests of clients and Fund shareholders. The Portfolio Managers also participate in group life, health, medical reimbursement, and retirement plans that are generally available to all of Artisan's salaried employees. All of Artisan's senior professionals, including Portfolio Managers, have limited partnership interests in the firm.


     C&B COMPENSATION. The C&B Portfolio Managers are compensated using substantially identical compensation structures for all accounts managed. They each receive a fixed cash salary and an annual bonus from a bonus pool based on the pre-tax performance of individual securities selected by the Portfolio Managers. C&B measures performance of securities against the S&P 500 Index and the Russell 1000 Value Index for the Large Cap Value strategy accounts. Bonus allocations are determined by an annual peer review process conducted by the investment team. Allocations vary depending primarily on the four-year rolling investment results attributed to each individual security. The Portfolio Managers also receive a fixed deferred compensation. Partners of C&B receive a return proportionate to their investment based upon the firm's overall success.



     CADENCE COMPENSATION: Cadence's Portfolio Managers are compensated with fixed cash salaries, bonuses, deferred compensation, pension and retirement plans. The Portfolio Managers receive annual incentive bonuses based on individual performance and overall company revenues, rather than on account investment performance. Portfolio Managers also have equity ownership in the firm that vests over time from which they receive quarterly dividend payments.


     GALLIARD COMPENSATION. The Portfolio Managers at Galliard are compensated using a fixed base salary, pension and retirement plan. The partners and principals of Galliard also participate in a profit sharing pool which is funded based on the firm's financial performance. The allocation of profit sharing to principals is based on their overall job performance and contribution to the firm.

These payments are in addition to traditional bonus payments the principals receive based on investment performance of client accounts. Partners are allocated the balance of profits after the principals receive their payments on a fixed percentage basis based on their individual profit shares.


     LSV COMPENSATION. The Portfolio Managers at LSV receive a salary and discretionary bonus that is not linked to any specific factors such as performance or asset level. As a partner of LSV, each of the Portfolio Managers receives a portion of the overall profits of the firm.


     NEW STAR COMPENSATION. In addition to receiving a standard salary package which is broadly aligned to market rates, all investment professionals hold a significant number of shares or share options in New Star. The success of New Star is dependent on the ability of the investment professionals to deliver performance to investors and intermediaries. No individuals are rewarded solely based on their performance or by any reference to differing fund fee structures such as performance fees or differing tiered rates. Share or option participation rather than performance fees ensures that unnecessary risks on individual portfolios are not taken and that the key driver of the business, long term fund performance, is uppermost in their minds. They will ultimately only be rewarded if the business is successful and performance is good. Shares held by employees are subject to a lock-in arrangement, and may then be sold, progressively over the period to November 2009. Group life assurance and medical insurance is available to permanent employees.


     PEREGRINE COMPENSATION: Peregrine's Portfolio Managers are compensated with a fixed cash salary plus incentives. Peregrine's compensation structure is heavily skewed toward incentives, which are based primarily on the revenue generated by the investment style and overall firm profitability. Style revenue reflects investment performance, client retention and asset growth, aligning interests of portfolio managers with their clients. Each equity style is limited to 25 relationships, and Peregrine's small cap strategies also have asset constraints, enabling the Portfolio Managers to be intimately involved in each relationship and ensuring that size does not overwhelm investment opportunities. Finally, a portion of the incentive compensation is tied to pre-tax investment performance relative to standard indices. The strategy employed in the Small Company Value Fund is compared to the Russell 2000 Value Index and the Lipper Small Cap Value Average over one, three, and five years.


     SMITH GROUP COMPENSATION. Stephen S. Smith is compensated using a fixed cash salary with pension and retirement plan. As majority owner of Smith Group, Mr. Smith also receives pro-rata allocations of the firm's net income.


     SSGA FM. The compensation of SSgA FM's investment professionals is based on a number of factors. The first factor considered is external market. Through an extensive compensation survey process, SSgA FM seeks to understand what its competitors are paying people to perform similar roles. This data is then used to determine a competitive baseline in the areas of base pay, bonus and long term incentive (i.e. equity). The second factor taken into consideration is the size of the pool available for this compensation. SSgA FM is a part of State Street Corporation, and therefore works within its corporate environment on determining the overall level of its incentive compensation pool. Once determined, this pool is then allocated to the various locations and departments of SSgA and SSgA FM. The discretionary determination of the allocation amounts to these locations and departments is influenced by the competitive market data, as well as the overall performance of the group. The pool is then allocated on a discretionary basis to individual employees based on their individual performance. There is no fixed formula for determining these amounts, nor is anyone's compensation directly tied to the investment performance or asset value of a product or strategy. The same process is followed in determining incentive equity allocations.


     SYSTEMATIC COMPENSATION. Systematic's Portfolio Managers are compensated with a fixed cash salary, pension and retirement plan. Compensation is based in part on performance measured against the Russell 1000 Index and the Russell 1000 Value Index.


     WELLS CAPITAL MANAGEMENT COMPENSATION. Wells Capital Management's Portfolio Managers are compensated with a fixed cash salary, pension and retirement plan. They receive incentive bonuses based in part on pre-tax annual and historical portfolio performance. Bonus allocations depend on fund performance, market share goals, individual job objectives and overall profitability of the business. Portfolio performance is measured against the following benchmarks over the length of time indicated:



PORTFOLIO MANAGER            BENCHMARK                             LENGTH OF TIME
---------------------------- ------------------------------------  -------------------------
Dale E. Benson, Ph.D., CFA   Wilshire Dow Jones Micro Cap Index    One calendar year period
                             Russell 2000 Value Index
                             Russell 2500 Value Index
Michael J. Bray, CFA         Lehman Brothers U.S. Aggregate        One calendar year period
                             ex-Credit Bond Index
                             Lehman Brothers U.S. TIPS Index

                            Wilshire Dow Jones Micro Cap Index
                            Russell 2000 Value Index
Mark D. Cooper, CFA         Russell 2500 Value Index               One calendar year period
Robert J. Costomiris, CFA   Lipper Large Cap Peer Group            One and three year
                            Lipper Small Cap Peer Group            calendar period
                            Lipper Mid Cap Peer Group
Gary J. Dunn, CFA           Russell 1000 Value Index               One year calendar period
                            Lipper Equity Income Funds Average
                            S&P 500 Index
Gregory T. Genung, CFA      S&P 500 Index                          One calendar year period
                            S&P 500/Citigroup Pure Value Index
                            S&P 600 Index
Jay N. Mueller, CFA         Lehman Brothers U.S. 1-3 Year          One calendar year period
                            Government/Credit Bond Index
                            Lehman Brothers U.S. Credit Index
                            Lehman Brothers U.S. Short Term
                            Government/Credit Bond Index
Brandon M. Nelson, CFA      Russell 1000 Growth Index              One and three year calendar periods
                            Russell 2000 Growth Index
                            Russell 2500 Growth Index
                            Russell 3000 Growth Index
                            Russell Mid-Cap Growth Index
                            Lipper Large-Cap Growth
                            Lipper Multi-Cap Growth
                            Lipper Small-Cap Growth
Thomas O'Connor, CFA        Lehman Brothers U.S. Aggregate Bond    One calendar year period
                            Index
                            Lehman Brothers 1-3 Year U.S.
                            Government Index
Thomas C. Ognar, CFA        Russell 1000 Growth Index              One and three year calendar periods
                            Russell 2000 Growth Index
                            Russell 2500 Growth Index
                            Russell 3000 Growth Index
                            Russell Mid-Cap Growth Index
                            Lipper Large-Cap Growth
                            Lipper Multi-Cap Growth
                            Lipper Small-Cap Growth
Bruce C. Olson, CFA         Russell 1000 Growth Index              One and three year calendar periods
                            Russell 2000 Growth Index
                            Russell 2500 Growth Index
                            Russell 3000 Growth Index
                            Russell Mid-Cap Growth Index
                            Lipper Large-Cap Growth
                            Lipper Multi-Cap Growth
                            Lipper Small-Cap Growth
Craig R. Pieringer, CFA     Wilshire Dow Jones Micro Cap Index     One calendar year period
                            Russell 2000 Value Index
                            Russell 2500 Value Index
I. Charles Rinaldi          Russell 2000 Value Index               One calendar year period
                            Russell 2500 Value Index

                      Lehman Brothers U.S. Aggregate Bond
                      Index
                      Lehman Brothers 1-3 Year U.S.
William Stevens       Government Index                       One calendar year period
Robert M. Thornburg   S&P 500 Index                          One calendar year period
                      Lehman Brothers Aggregate Bond Index
                      Russell 1000 Index

     Bonuses are also based on an evaluation of contribution to client retention, asset growth and business relationships. Incentive bonuses for research analysts are also evaluated based on the performance of the sectors that they cover in the portfolio and their security recommendations. Investment team compensation structure is directly linked to the value added to clients' portfolios as measured by the above-mentioned performance metrics. Long-tenured investment professionals with proven success may also participate in a revenue sharing program that is tied to the success of their respective investment portfolios.


     Beneficial Ownership in the Portfolios. None of the Portfolio Managers beneficially owned any of the Portfolios' securities as of the September Portfolios' fiscal year ended September 30, 2006.

               ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

     The Trust has no obligation to deal with any broker-dealer or group of broker-dealers in the execution of transactions in portfolio securities. Subject to the supervision of the Trust's Board and the supervision of the Adviser, the Sub-Advisers are responsible for the Portfolios' portfolio decisions and the placing of portfolio transactions. In placing orders, it is the policy of the Sub-Advisers to obtain the best overall results taking into account various factors, including, but not limited to, the size and type of transaction involved; the broker-dealer's risk in positioning the securities involved; the nature and character of the market for the security; the confidentiality, speed and certainty of effective execution required for the transaction, the general execution and operational capabilities of the broker-dealer; the reputation, reliability, experience and financial condition of the firm, the value and quality of the services rendered by the firm in this and other transactions; and the reasonableness of the spread or commission. While the Sub-Advisers generally seek reasonably competitive spreads or commissions, the Portfolios will not necessarily be paying the lowest spread or commission available.


     Purchases and sales of equity securities on a securities exchange are effected through broker-dealers who charge a negotiated commission for their services. Orders may be directed to any broker-dealer including, to the extent and in the manner permitted by applicable law, affiliated broker-dealers. However, the Portfolios and Funds Management have adopted a policy pursuant to Rule 12b-1(h) under the 1940 Act that prohibits the Portfolios from directing portfolio brokerage to brokers who sell Portfolio Interests as compensation for such selling efforts. In the over-the-counter market, securities are generally traded on a "net" basis with broker-dealers acting as principal for their own accounts without a stated commission, although the price of the security usually includes a profit to the broker-dealer. In underwritten offerings, securities are purchased at a fixed price that includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount.


     Purchases and sales of non-equity securities usually will be principal transactions. Portfolio securities normally will be purchased or sold from or to broker-dealers serving as market makers for the securities at a net price. Each of the Portfolios also will purchase portfolio securities in underwritten offerings and may purchase securities directly from the issuer. Generally, municipal obligations and taxable money market securities are traded on a net basis and do not involve brokerage commissions. The cost of executing a Portfolio's portfolio securities transactions will consist primarily of broker-dealer spreads and underwriting commissions. Under the 1940 Act, persons affiliated with the Trust are prohibited from dealing with the Trust as a principal in the purchase and sale of securities unless an exemptive order allowing such transactions is obtained from the SEC or an exemption is otherwise available. The Portfolio may purchase securities from underwriting syndicates of which the Distributor or Funds Management is a member under certain conditions in accordance with the provisions of a rule adopted under the 1940 Act and in compliance with procedures adopted by the Trustees.


     In placing orders for portfolio securities of a Portfolio, a Sub-Adviser is required to give primary consideration to obtaining the most favorable price and efficient execution. This means that a Sub-Adviser will seek to execute each transaction at a price and commission, if any, that provide the most favorable total cost or proceeds reasonably attainable in the circumstances. Commission rates are established pursuant to negotiations with the broker-dealer based, in part, on the quality and quantity of execution services provided by the broker-dealer and in the light of generally prevailing rates. Furthermore, the Adviser oversees the trade execution procedures of a Sub-Adviser to ensure that such procedures are in place, that they are adhered to, and that adjustments are made to the procedures to address ongoing changes in the marketplace.


     A Sub-Adviser may, in circumstances in which two or more broker-dealers are in a position to offer comparable results for a portfolio transaction, give preference to a broker-dealer that has provided statistical or other research services to the Sub-Adviser. In selecting a broker-dealer under these circumstances, a Sub-Adviser will consider, in addition to the factors listed above, the quality of the research provided by the broker-dealer. A Sub-Adviser may pay higher commissions than those obtainable from other broker-dealers in exchange for such research services. The research services generally include:
(1) furnishing advice as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the advisability of securities or purchasers or sellers of securities; (2) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental thereto. By allocating transactions in this manner, a Sub-Adviser is able to supplement its research and analysis with the views and information of securities firms. Information so received will be in addition to, and not in lieu of, the services required to be performed by the Sub-Adviser under the advisory contracts, and the expenses of the Sub-Adviser will not necessarily be reduced as a result of the receipt of this supplemental research information. Furthermore, research services furnished by broker-dealers through which a Sub-Adviser places securities transactions for a Portfolio may be used by the Sub-Adviser in servicing its other accounts, and not all of these services may be used by the Sub-Adviser in connection with advising the Portfolios.


     Portfolio Turnover. The portfolio turnover rate is not a limiting factor
     ------------------
when Funds Management deems portfolio changes appropriate. Changes may be made in the portfolios consistent with the investment objectives and policies of the Portfolios whenever such changes are believed to be in the best interests of the Portfolios and their Interestholders. The portfolio turnover rate is calculated by dividing the lesser of purchases or sales of portfolio securities by the average monthly value of the Portfolio's investment securities. For purposes of this calculation, portfolio securities exclude all securities having a maturity when purchased of one year or less. Portfolio turnover generally involves some expense to the Portfolios, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and the reinvestment in other securities. Portfolio turnover may also increase the Portfolio's obligation to make distributions.


     From time to time, Funds Management may waive fees from a Portfolio in whole or in part. Any such waiver will reduce expenses and, accordingly, have a favorable impact on the Portfolio's performance.


     The table below shows the following May Portfolios' portfolio turnover rate for the last two fiscal periods.



                                     MAY 31,        MAY 31,
PORTFOLIO                              2006          2005
 Inflation-Protected Bond(1)          47%            N/A
 Managed Fixed Income                 25%            53%
 Stable Income                        23%            43%
 Total Return Bond(1)                 704%           N/A

(1)   Commenced operations on July 27, 2005.


     The table below shows the following September Portfolios' portfolio turnover rate for the last two fiscal years. The Emerging Growth Portfolio is not included in the table below because it did not commence operations until January 31, 2007.



                                     SEPTEMBER 30,        SEPTEMBER 30,
PORTFOLIO                                 2006                2005
C&B Large Cap Value                        29%                  19%
Disciplined Growth                         90%                  45%
Equity Income                               7%                  20%
Equity Value                              107%                 145%
Index                                       9%                   8%
International Core(1)                      39%                 108%
International Growth                       62%                  67%
International Index                         7%                  21%
International Value                        31%                  14%
Large Cap Appreciation                    155%                 133%
Large Company Growth                        6%                  18%
Small Cap Index                            20%                  14%
Small Company Growth                      125%                 142%
Small Company Value                       114%(2)               70%
Strategic Small Cap Value(3)               37%                 NA

(1) The variation in the International Core portfolio rate was primarily due to a change in sub-advisers and repositioning of the portfolio during fiscal year ended 2005.
(2) Increase is due to substantial planned withdrawals from the Portfolio, resulting in higher than normal turnover.
(3)   Commenced operations on January 31, 2006.


     Brokerage Commissions. For the fiscal years indicated below, the May
     ---------------------
Portfolios listed below paid the following aggregate amounts of brokerage commissions on brokerage transactions.


                                COMMISSIONS PAID



                            YEAR-ENDED   YEAR-ENDED   YEAR-ENDED
PORTFOLIO                     5/31/06      5/31/05     5/31/04
Inflation-Protected Bond        $0             N/A          N/A
Managed Fixed Income            $0      $0           $0
Stable Income                   $0      $0           $0
Total Return Bond               $0             N/A          N/A

     For the fiscal years indicated below, the September Portfolios listed below paid the following aggregate amounts of brokerage commissions on brokerage transactions.

                                  COMMISSIONS PAID



                                     YEAR-ENDED         YEAR-ENDED       YEAR-ENDED
PORTFOLIO                             9/30/06             9/30/05         9/30/04
C&B Large Cap Value                $    498,706        $    649,986           N/A
Disciplined Growth                 $    361,846        $    182,768     $  309,866
Equity Income                      $    470,436*       $  1,131,256     $  905,786
Equity Value                       $    846,500        $  1,042,855**   $  633,158
Index                              $    142,271        $    106,156     $   32,289
International Core                 $    237,757        $    383,957     $  643,795
International Growth               $    578,125        $    541,478            N/A
International Index                $     23,932        $     12,418            N/A
International Value                $    104,382        $     42,496     $  122,369
Large Cap Appreciation             $    496,136        $    370,026     $  424,639
Large Company Growth               $  1,062,491        $  1,909,366     $1,472,439
Small Cap Index                    $     43,387        $     37,411     $   43,382
Small Company Growth               $  6,111,845        $  6,920,504     $6,624,409
Small Company Value                $  2,254,753***     $  1,774,628     $1,421,095
Strategic Small Cap Value****      $  1,183,697            NA                NA

------
* In January 2005, there was a very large distribution from the Equity Income Fund resulting in higher than normal commissions compared to 2006.
**     Increase is due to additional assets.
*** Increase is due to substantial planned withdrawals from the Small Company Value Fund, resulting in higher than normal turnover and commissions.
****   Commenced operations on January 31, 2006.


     For the fiscal year ended May 31, 2006, none of the May Portfolios directed brokerage transactions to a broker for research services.


     For the fiscal year ended September 30, 2006, the September Portfolios listed below directed brokerage transactions to a broker for research services provided, and paid the following commissions based on the stated total amount of transactions.



PORTFOLIO                      COMMISSIONS PAID   TRANSACTIONS VALUE
  C&B Large Cap Value             $  377,517         $264,339,086
  Disciplined Growth              $  149,293         $308,012,904
  Equity Income                   $  133,629         $143,404,847
  Equity Value                    $  178,973         $169,524,309
  International Growth            $   13,138         $  6,407,606
  Large Cap Appreciation          $  489,447         $    489,447
  Large Company Growth            $  150,630         $120,876,995
  Small Company Growth            $1,074,001         $362,009,870
  Small Company Value             $  378,632         $177,765,992
  Strategic Small Cap Value       $   12,888         $  4,852,205

     None of the Portfolios paid commissions to an affiliated broker.

     Securities of Regular Broker-Dealers. As of May 31, 2006, the following
     ------------------------------------
May Portfolios held securities issued by the Trust's regular broker-dealers in the indicated amounts:



                                                                           DOLLAR VALUE
                                                                             OF SHARES
PORTFOLIO                                   BROKER/DEALER                 (000'S OMITTED)
 Inflation-Protected Bond                  Bear Stearns                  $ 12,253
                                       JP Morgan Chase & Co.             $  4,963
                                          Morgan Stanley                 $  4,479
                                        Goldman Sachs & Co.              $  2,568
                                        Merrill Lynch & Co.              $    182
                            CS First Boston Mortgages Securities Corp.   $     91
                                       Lehman Brothers, Inc.             $     66
 Managed Fixed Income                      Bear Stearns                  $ 47,875
                                       JP Morgan Chase & Co              $ 25,961
                                          Morgan Stanley                 $ 17,177
                                        Goldman Sachs & Co.              $ 10,517
                                        Merrill Lynch &Co.               $  9,173
                            CS First Boston Mortgages Securities Corp.   $  7,843
                                       Lehman Brothers, Inc.             $  1,906
 Stable Income                        Countrywide Securities             $ 30,035
                                           Bear Stearns                  $ 15,733
                                          Morgan Stanley                 $ 13,660
                                          Wachovia Corp.                 $ 10,897
                                        Goldman Sachs & Co.              $  7,251
                                       JP Morgan Securities              $  5,927
                                        Merrill Lynch & Co.              $  3,718
                            CS First Boston Mortgages Securities Corp.   $  1,726
                                       Lehman Brothers, Inc.             $    350
 Total Return Bond                         Bear Stearns                  $107,209
                                          Morgan Stanley                 $ 58,590
                                  Greenwich Capital Markets, Inc.        $ 50,000
                                       JP Morgan Chase & Co.             $ 46,296
                                      Countrywide Securities             $ 39,756
                                 Credit Suisse First Boston Corp.        $ 33,566
                                        Goldman Sachs & Co.              $ 31,354
                                        Merrill Lynch & Co.              $ 26,796
                                          Wachovia Corp.                 $ 14,166
                                       Lehman Brothers, Inc.             $  2,309

     As of September 30, 2006, the following September Portfolios held securities issued by the Trust's regular broker-dealers in the indicated amounts:



                                                            DOLLAR VALUE
                                                              OF SHARES
PORTFOLIO                         BROKER/DEALER            (000'S OMITTED)
 C&B Large Cap Value             Bank of America          $26,710
                                  Bear Stearns            $   442
                             Countrywide Securities       $14,612
                                  Goldman Sachs           $   432
                                 JP Morgan Chase          $16,060
                                  Merrill Lynch           $   616
                                 Morgan Stanley           $ 1,081
 Disciplined Growth              Bank of America          $   227
                                  Bear Stearns            $   327
                                  Goldman Sachs           $   320
                                  Merrill Lynch           $   457
                                 Morgan Stanley                       801

                                                               DOLLAR VALUE
                                                                 OF SHARES
PORTFOLIO                            BROKER/DEALER            (000'S OMITTED)
 Equity Income                    Bank of America            $ 30,479
                                   Bear Stearns              $  1,016
                                   Goldman Sachs             $    995
                                  JPMorgan Chase             $ 24,108
                                   Merrill Lynch             $  1,419
                                  Morgan Stanley             $ 35,888
                                  Wachovia Corp.             $ 21,933
 Equity Value                     Bank of America            $ 24,092
                                   Bear Stearns              $  9,193
                                   Goldman Sachs             $  1,127
                                  JPMorgan Chase             $ 14,238
                                   Merrill Lynch             $ 10,634
                                  Morgan Stanley             $  6,937
                                  Wachovia Corp.             $  4,743
 Index                            Bank of America            $ 54,529
                                   Bear Stearns              $  8,573
                               Countrywide Securities        $  4,515
                                    Goldman Sachs            $ 20,291
                                   JPMorgan Chase            $ 34,318
                                   Lehman Brothers           $  8,353
                                    Merrill Lynch            $ 21,609
                                   Morgan Stanley            $ 28,747
                                   Wachovia Corp.            $ 19,206
 International Growth             Barclays Capital           $  2,521
                                    Incorporated
 International Index              Barclays Capital           $  1,112
                                    Incorporated
 International Value             Credit Suisse First         $  4,444
                                       Boston
 Large Cap Appreciation            Bank of America           $  2,165
                                    Bear Stearns             $     95
                                    Goldman Sachs            $  2,241
                                   JPMorgan Chase            $  2,128
                                   Lehman Brothers           $  2,339
                                    Merrill Lynch            $    133
                                   Morgan Stanley            $  2,392
 Large Company Growth              Bank of America           $  2,152
                                    Bear Stearns             $  3,099
                                    Goldman Sachs            $298,021
                                   JPMorgan Chase            $    180
                                    Merrill Lynch            $  4,326
                                   Morgan Stanley            $  7,584
 Small Cap Index                   Bank of America           $    901
                                    Bear Stearns             $  1,297
                                    Goldman Sachs            $  1,270
                                   JPMorgan Chase            $    180
                                    Merrill Lynch            $  1,811
                                   Morgan Stanley            $  3,174
                                Piper, Jaffray & Co.         $    897
 Small Company Growth              Bank of America           $    514
                                    Bear Stearns             $    741
                                    Goldman Sachs            $    725
                                    Merrill Lynch            $  1,034
                                   Morgan Stanley            $  1,812

                                                     DOLLAR VALUE
                                                       OF SHARES
PORTFOLIO                     BROKER/DEALER         (000'S OMITTED)
 Small Company Value         Bank of America       $  865
                               Bear Stearns        $1,246
                              Goldman Sachs        $1,220
                              Merrill Lynch        $1,739
                              Morgan Stanley       $3,049

                  ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.


DESCRIPTION OF INTERESTS
------------------------


     Under the Amended and Restated Declaration of Trust, the Trustees are authorized to issue Interests in one or more separate and distinct series. Investments in each Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Each investor in a Portfolio is entitled to a vote in proportion to the amount of its investment therein. Investors in the Portfolios will all vote together in certain circumstances (e.g., election of the Trustees and ratification of auditors, as required by the 1940 Act and the rules there under). One or more Portfolios could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate Interests in the Trust or in a Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when (1) a majority of the Trustees determines to do so or (2) investors holding at least 10% of the Interests in the Trust (or a Portfolio) request in writing a meeting of investors in the Trust (or Portfolio). Except for certain matters specifically described in the Amended and Restated Declaration of Trust, the Trustees may amend the Trust's Amended and Restated Declaration of Trust without the vote of Interestholders.


     The Trust, with respect to a Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the Trust's Board. A Portfolio may be terminated (1) upon liquidation and distribution of its assets, if approved by the vote of a majority of the Portfolio's outstanding voting securities (as defined under the 1940 Act) or
(2) by the Trustees on written notice to the Portfolio's investors. Upon liquidation or dissolution of any Portfolio, the investors therein would be entitled to share pro rata in its net assets available for distribution to investors.


     The Trust is organized as a statutory trust under the laws of the State of Delaware. The Trust's Interestholders are not personally liable for the obligations of the Trust under Delaware law. The Delaware Statutory Trust Act provides that an Interestholder of a Delaware statutory trust shall be entitled to the same limitation of liability extended to shareholders of private corporations for profit. However, no similar statutory or other authority limiting statutory trust Interestholder liability exists in many other states, including Texas. As a result, to the extent that the Trust or an Interestholder is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject the Trust to liability. To guard against this risk, the Trust Instrument of the Trust disclaims liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation and instrument entered into by the Trust or its Trustees, and provides for indemnification out of Trust property of any Interestholder held personally liable for the obligations of the Trust. Thus, the risk of an Interestholder incurring financial loss beyond his investment because of shareholder liability is limited to circumstances in which (1) a court refuses to apply Delaware law, (2) no contractual limitation of liability is in effect, and (3) the Trust itself is unable to meet its obligations.


              ITEM 18. PURCHASE, REDEMPTION, AND PRICING OF SHARES


     Beneficial Interests in the Portfolios are issued by the Trust in private placement transactions which do not involve a "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolios may only be made by investment companies or other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act.


     In addition to cash purchases of Interests, if accepted by the Trust, investments in Beneficial Interests of a Portfolio may be made in exchange for securities which are eligible for purchase by the Portfolio and consistent with the Portfolio's investment objective and policies as described in Part A. In connection with an in-kind securities payment, a Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Portfolio; (ii) are accompanied by satisfactory assurance that the Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Portfolio; (iv) be in proper form for transfer to the Portfolio; and (v) are accompanied by adequate information concerning the tax basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Portfolio engaged in the in-kind purchase transaction and must be delivered to such Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Shares purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

     In 1994, the Commission granted an exemptive order which permitted CT, certain Norwest Advantage funds and other open-end management investment companies or their separate series for which Norwest Bank Minnesota, N.A. ("Norwest") (or any person controlled by, controlling or under common control with Norwest) acts as investment adviser to invest in the core portfolios of CT. The original exemptive order, which imposed several substantive conditions upon CT and Norwest Advantage funds, was amended effective August 6, 1996, to permit any Norwest Advantage fund to invest all or a portion of its assets in a CT portfolio, irrespective of investment style, and which removed certain restrictions imposed on CT thereby permitting CT to accept investments from persons other than Norwest Advantage funds. The exemptive order remains in effect for the successor entities to these parties.


     The Trust is required to redeem all full and fractional units of Interests in the Trust. The redemption price is the net asset value per unit of each Portfolio next determined after receipt by the Portfolio of a request for redemption in proper form.


     The Trustees may specify conditions, prices, and places of redemption, and may specify binding requirements for the proper form or forms of requests for redemption. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of NAV, or may be in cash. Upon redemption, Interests shall not be canceled and may be reissued from time to time. The Trustees may require Interestholders to redeem Interest for any reason under terms set by the Trustees, including the failure of a Interestholder to supply a personal identification number if required to do so, or to have the minimum investment required, or to pay when due for the purchase of Interest issued to him. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Interests required by them for payment of amount due and owing by an Interestholder to the Trust or any Series or Class. Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Interestholders to require any Series or Class to redeem Interests during any period of time when and to the extent permissible under the 1940 Act.


     If the Trustees postpone payment of the redemption price and suspend the right of Interestholders to redeem their Interests, such suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension. Thereafter Interestholders shall have no right of redemption or payment until the Trustees declare the end of the suspension. If the right of redemption is suspended, an Interestholder may either withdraw his or her request for redemption or receive payment based on the NAV per Interest next determined after the suspension terminates.


     If the Trustees shall determine that direct or indirect ownership of Interests of any Portfolio has become concentrated in any person to an extent that would disqualify any Portfolio as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"), then the Trustees shall have the power (but not the obligation) by lot or other means they deem equitable to (a) call for redemption by any such person of a number, or a principal amount, of Interests sufficient to maintain or bring the direct or indirect ownership of Interests into conformity with the requirements for such qualification, and (b) refuse to transfer or issue shares to any person whose acquisition of Interests in question would, in the Trustee's judgment, result in such disqualification. Any such redemption shall be effected at the redemption price and in the manner described above. Interestholders shall upon demand disclose to the Trustees in writing such information concerning direct and indirect ownership of Interests as the Trustees deem necessary to comply with the requirements of any taxing authority.


                        DETERMINATION OF NET ASSET VALUE


     The NAV per share for each Portfolio is determined as of the close of regular trading (currently 4:00 p.m. (Eastern time)), except the Money Market Portfolio is determined as of 5:00 PM Eastern time, on each day the New York Stock Exchange ("NYSE") is open for business, with the exception of Columbus Day and Veterans Day for the May Portfolios and the Diversified Fixed Income Portfolio. Expenses and fees, including advisory fees, are accrued daily and are taken into account for the purpose of determining the NAV of the Portfolio's Interests.


     Each Portfolio's investments, except for those of the Money Market Portfolio, are generally valued at current market prices. Securities are generally valued based on the last sales price during the regular trading session if the security trades on an exchange ("closing price"). Securities that are not traded primarily on an exchange generally are valued using latest quoted bid prices obtained by an independent pricing service. Securities listed on the Nasdaq Stock Market, Inc., however, are valued at the Nasdaq Official Closing Price ("NOCP"), and if no NOCP is available, then at the last reported sales price. A Portfolio is required to depart from these general valuation methods and use fair value pricing methods to determine the value of certain investments if it is determined that the closing price or the latest quoted bid price of a security, including securities that trade primarily on a foreign exchange, does not accurately reflect its current value when the Portfolio calculates its NAV. In addition, we also use fair value pricing to determine the value of investments in securities and other assets, including illiquid securities, for which current market quotations are not readily available. The closing price or the latest quoted bid price of a security may not reflect its current value if, among other things, a significant event occurs after the closing price or latest quoted bid price but before a Portfolio calculates its NAV that materially affects the value of the security. We use various criteria, including a systematic evaluation of U.S. market moves after the close of foreign markets, in deciding whether a foreign security's market price is still reliable and, if not, what fair market value to assign to the security. With respect to any portion of a Portfolio's assets that are invested in other mutual funds, the Portfolio's NAV is calculated based upon the net asset values of the other mutual funds in which the Portfolio invests, and the prospectuses for those companies explain the circumstances under which those companies will use fair value pricing and the effects of using fair value pricing. In light of the judgment involved in fair value decisions, there can be no assurance that a fair value assigned to a particular security is accurate. Such fair value pricing may result in NAVs that are higher or lower than NAVs based on the closing price or latest quoted bid price.


     The International Core, International Index, International Growth and International Value Portfolios use an independent service provider to review U.S. market moves after the close of foreign markets and assist with the decision whether to substitute fair values for foreign security market prices. This service provider applies a multi-factor methodology, which uses factors such as ADRs, sector indices and futures, to each foreign portfolio security as part of this process.


     The Money Market Portfolio and other money market instruments and debt securities maturing in 60 days or less generally are valued at amortized cost. The assets of a Portfolio, other than money market instruments or debt securities maturing in 60 days or less, generally are valued at latest quoted bid prices. Futures contracts will be marked to market daily at their respective settlement prices determined by the relevant exchange. Prices may be furnished by a reputable independent pricing service. Prices provided by an independent pricing service may be determined without exclusive reliance on quoted prices and may take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data. All other securities and other assets of a Portfolio for which current market quotations are not readily available are valued at fair value as determined in good faith by the Board and in accordance with procedures adopted by the Board.


     For a Fund that invests directly in foreign securities, portfolio securities are generally valued on the basis of quotations from the primary market in which they are traded. However, if, in the judgment of the Board, a security's value has been materially affected by events occurring after the close of the exchange or the market on which the security is principally traded (for example, a foreign exchange or market), that security may be valued by another method that the Board believes accurately reflects fair value. A security's valuation may differ depending on the method used to determine its value.


                               ITEM 19. TAXATION.


     The Trust is organized as a statutory trust under Delaware law. Under the Trust's current classification for federal income tax purposes, it is intended that each Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore such Portfolio will not be subject to any federal income tax. However, each investor in a Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Trust) of such Portfolio's income and gains in determining its federal income tax liability. The determination of such share will be made in accordance with the Code, and regulations promulgated thereunder. All Portfolios will have less than 100 investors.


     The Trust's taxable year-end is the last day of May. Although the Trust will not be subject to federal income tax, it will file appropriate federal income tax returns.


     It is intended that each Portfolio's assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through a Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Portfolio (e.g., distributing at least 90% of the regulated investment company's "investment company taxable income" annually).


                             ITEM 20. UNDERWRITERS.


     Wells Fargo Funds Distributor, LLC (the "Placement Agent"), located at 525 Market Street, San Francisco, California 94105, is the exclusive placement agent for the Interests in the Portfolios. Pursuant to a Placement Agency Agreement, the Placement Agent, as agent, sells Interests in the Portfolios on a continuous basis and transmits purchase and redemption orders that it receives to the Trust.


     The Placement Agency Agreement will continue year-to-year as long as such continuance is approved at least annually in accordance with the 1940 Act and the rules thereunder. This agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This agreement may, in any event, be terminated at any time, without the payment of any penalty, by the Trust upon 60 days' written notice to the Placement Agent or by the Placement Agent at any time after the second anniversary of the effective date of this agreement on 60 days' written notice to the Trust.


                   ITEM 21. CALCULATION OF PERFORMANCE DATA.


     Not applicable.

                         ITEM 22. FINANCIAL STATEMENTS.


     KPMG LLP has been selected as the independent registered public accounting firm for the Trust. KPMG LLP provides audit services, tax return preparation and assistance and consultation in connection with review of certain SEC filings. KPMG LLP's address is 1601 Market Street, Philadelphia, Pennsylvania 19103.


     The annual reports, including the independent registered public accounting firm's report for the fiscal year ended September 30, 2006, for the September Portfolios of the Trust, and for the fiscal year ended May 31, 2006, for the May Portfolios of the Trust, are incorporated herein by reference.

                                   APPENDIX

     The ratings of Standard & Poor's ("S&P"), Moody's Investors Services ("Moody's"), Fitch Investor Services ("Fitch"), represent their opinion as to the quality of debt securities. It should be emphasized, however, that ratings are general and not absolute standards of quality, and debt securities with the same maturity, interest rate and rating may have different yields while debt securities of the same maturity and interest rate with different ratings may have the same yield. Subsequent to purchase by the Portfolios, an issue of debt securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Portfolios. The adviser will consider such an event in determining whether the Portfolio involved should continue to hold the obligation.


     The following is a description of the ratings given by S&P, Fitch, and Moody's to corporate and municipal bonds and corporate and municipal commercial paper.


CORPORATE BONDS
----------------


  S&P
  ---

        S&P rates the long-term debt obligations issued by various entities in categories ranging from "AAA" to "D," according to quality, as described below. The first four ratings denote investment-grade securities.

        AAA - This is the highest rating assigned by S&P to a debt obligation and indicates an extremely strong capacity to pay interest and repay principal.

        AA - Debt rated AA is considered to have a very strong capacity to pay interest and repay principal and differs from AAA issues only in a small degree.

        A - Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

        BBB - Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for those in higher-rated categories.

        BB - Debt rated BB has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments.

        B - Debt rated B has greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal.

        CCC - Debt CCC is currently vulnerable and is dependent upon favorable business, financial, and economic conditions to meet timely interest and principal payments. Plus (+) or minus(-) The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

        CC - Debt rated CC is currently highly vulnerable to nonpayment. Debt rated CC is subordinate to senior debt rated CCC.

        C - Debt rated C is currently highly vulnerable to nonpayment. Debt rated C is subordinate to senior debt rated CCC-. The C rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued. Debt rated C also will be assigned to a preferred stock issue in arrears on dividends or sinking fund payments, but that is currently paying.

        D - Debt rated D is currently in default, where payment of interest and/or repayment of principal is in arrears.


     MOODY'S
     -------


     Moody's rates the long-term debt obligations issued by various entities in categories ranging from "Aaa" to "C," according to quality, as described below. The first four denote investment-grade securities.

        Aaa - Bonds rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk, and interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

        Aa - Bonds rated Aa are judged to be of high quality by all standards. Together with the Aaa group, such bonds comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

        A - Bonds rated A possess many favorable investment attributes and are to be considered upper to medium investment-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

        Baa - Bonds rated Baa are considered medium-grade (and still investment-grade) obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

        Ba - Bonds rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not as well safeguarded during both good times and bad times over the future. Uncertainty of position characterizes bonds in this class.

        B - Bonds rated B generally lack characteristics of a desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

        Caa - Bonds rated Caa are of poor standing. Issues may be in default or there may be present elements of danger with respect to principal or interest.

        Ca - Bonds rated Ca are speculative in a high degree. Such bonds are often in default or have other marked shortcomings.

        C - Bonds rated C are the lowest rated class of bonds. Such bonds can be regarded as having extremely poor prospects of ever attaining any real investment standing.


     Moody's applies numerical modifiers (1, 2 and 3) to rating categories. The modifier 1 indicates that the bond being rated ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the bond ranks in the lower end of its generic rating category. With regard to municipal bonds, those bonds in the Aa, A and Baa groups which Moody's believes possess the strongest investment attributes are designated by the symbols Aal, A1 or Baal, respectively.


     FITCH
     -----


     National Long-Term Credit Ratings. A special identifier for the country concerned will be added at the end of all national ratings. For illustrative purposes, (xxx) has been used, below.


     AAA(xxx) - 'AAA' national ratings denote the highest rating assigned in its national rating scale for that country. This rating is assigned to the "best" credit risk relative to all other issuers or issues in the same country and will normally be assigned to all financial commitments issued or guaranteed by the sovereign state.


     AA(xxx) - 'AA' national ratings denote a very strong credit risk relative to other issuers or issues in the same country. The credit risk inherent in these financial commitments differs only slightly from the country's highest rated issuers or issues.


     A(xxx) - 'A' national ratings denote a strong credit risk relative to other issuers or issues in the same country. However, changes in circumstances or economic conditions may affect the capacity for timely repayment of these financial commitments to a greater degree than for financial commitments denoted by a higher rated category.


     BBB(xxx) - 'BBB' national ratings denote an adequate credit risk relative to other issuers or issues in the same country. However, changes in circumstances or economic conditions are more likely to affect the capacity for timely repayment.


     BB(xxx) - 'BB' national ratings denote a fairly weak credit risk relative to other issuers or issues in the same country. Within the context of the country, payment of these financial commitments is uncertain to dome degree and capacity for timely repayment remains more vulnerable to adverse economic change over time.


     B(xxx) - 'B' national ratings denote a significantly weak credit risk relative to other issuers or issues in the same country. Financial commitments are currently being met but a limited margin of safety remains and capacity for continued timely payment is contingent upon a sustained, favorable business and economic environment.


     CCC(xxx), CC(xxx), C(xxx) - These categories of national ratings denote an extremely week credit risk relative to other issuers or issues in the same country. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments.


     DDD(xxx), DD(xxx), D(xxx) - These categories of national ratings are assigned to entities or financial commitments which are currently in default.

  SHORT-TERM ISSUE CREDIT RATINGS (INCLUDING COMMERCIAL PAPER)
  ------------------------------------------------------------

        S&P:
        ----

        A-1 - Debt rated A-1 is rated in the highest category by S&P. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

        A-2 - Debt rated A-2 is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

        A-3 - Debt rated A-3 exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

        B - Debt rated B is regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

        C - Debt rated C is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

        D - Debt rated D is in payment default. The D rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The D rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

        MOODY'S:
        --------

        Prime-1: Issuers rated Prime-1 have a superior ability for repayment of senior short-term debt obligations.

        Prime-2: Issuers rated Prime-2 have a strong ability to repay senior short-term debt obligations, but earnings trends, while sound, will be subject to more variation.

        Prime-3: Issuers rated Prime-3 have acceptable credit quality and an adequate capacity for timely payment of short-term deposit obligations.

        Not Prime: Issuers rated Not Prime have questionable to poor credit quality and an uncertain capacity for timely payment of short-term deposit obligations.


     FITCH
     -----


     National Long-Term Credit Ratings. A special identifier for the country concerned will be added at the end of all national ratings. For illustrative purposes, (xxx) has been used, below.


     F1(xxx) - Indicates the strongest capacity for timely payment of financial commitments relative to other issuers or issues in the same country. Under their national rating scale, this rating is assigned to the"best" credit risk relative to all others in the same country and is normally assigned to all financial commitments issued or guaranteed by the sovereign state. Where the credit risk is particularly strong , a "+" is added to the assigned rating.


     F2(xxx) - Indicates a satisfactory capacity for timely payment of financial commitments relative to other issuers or issues in the same country. However, the margin of safety is not as great as in the case of the higher ratings.


     F3(xxx) - Indicates an adequate capacity for timely payment of financial commitments relative to other issuers or issues in the same country. However, such capacity is more susceptible to near-term adverse changes than for financial commitments in higher rated categories.


     B(xxx) - Indicates an uncertain capacity for timely payment of financial commitments relative to other issuers or issues in the same country. Such capacity is highly susceptible to near-term adverse changes in financial and economic conditions.


     C(xxx) - Indicates a highly uncertain capacity for timely payment of financial commitments relative to other issuers or issues in the same country. Capacity or meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.


     D(xxx) - Indicates actual or imminent payment default.

     Note to National Short-Term ratings: In certain countries, regulators have established credit rating scales, to be used within their domestic markets, using specific nomenclature. In these countries, our National Short-Term Ratings definitions for F1+(xxx), F1(xxx), F2(xxx) and F3(xxx) may be substituted by those regulatory scales, e.g. A1+, A1, A2 and A3.

                           WELLS FARGO MASTER TRUST
                               FILE NOS. 811-9689


                                     PART C
                               OTHER INFORMATION


Item 23. Exhibits.
         --------



             EXHIBIT
             NUMBER                   DESCRIPTION
---------------------------------     -----------------------------------------------------------------------------------------
 (a)                              -   Amended and Restated Declaration of Trust, incorporate by reference to Amendment No.
                                      19, filed April 11, 2005.


 (b)                              -   Not Applicable.


 (c)                              -   Not Applicable.


 (d)       (1)                    -   Amended and Restated Investment Advisory Agreement with Wells Fargo Funds
                                      Management, LLC, incorporated by reference to Amendment No. 27, filed January 31,
                                      2006 Schedule A, incorporated by reference to Amendment No. 37, filed January 31,
                                      2007.


           (2)            (i)     -   Amended and Restated Investment Sub-Advisory Contract with Wells Capital
                                      Management Incorporated, incorporated by reference to Amendment No. 33, filed June 26, 2006; Appendix A and Schedule A, incorporated by reference to
                                      Amendment No. 37, filed January 31, 2007.


                         (ii)     -   Investment Sub-Advisory Contract with Galliard Capital Management, Inc., incorporated by reference to Amendment No. 4, filed August 31, 2001; Appendix A and Schedule A, incorporated by reference to Amendment No.27, filed Janaury 31, 2006.


                        (iii)     -   Not applicable.


                         (iv)     -   Investment Sub-Advisory Contract with Smith Asset Management Group, L.P., incorporated by reference to Amendment No. 4, filed August 31, 2001; Appendix A,
                                      Schedule A, and Appendix A to Schedule A, incorporated by reference to Amendment No.
                                      19, filed April 11, 2005.


                          (v)     -   Investment Sub-Advisory Contract with Peregrine Capital Management, Inc., incorporated by reference to Amendment No. 33, filed June 26, 2006; Schedule A, incorporated by reference to Amendment No. 36, filed October 1, 2006.


                         (vi)     -   Investment Sub-Advisory Contract with Cadence Capital Management, incorporated by reference to Amendment No. 24, filed, filed September 1, 2005; Appendix B, incorporated by reference to Amendment No. 27, filed January 31, 2006.


                        (vii)     -   Investment Sub-Advisory Contract with Systematic Financial Management, L.P., incorporated by reference to Amendment No. 12, filed October 1, 2003; Appendix A and
                                      Appendix B, incorporated by reference to Amendment No.27, filed Janaury 31, 2006.


                       (viii)     -   Amended and Restated Investment Sub-Advisory Contract with New Star Institutional
                                      Managers Limited, incorporated by reference to Amendment No. 33, filed June 26, 2006.


                         (ix)     -   Investment Sub-Advisory Contract with Artisan Partners Limited Partnership, incorporated by reference to Amendment No. 16, filed October 6, 2004; Appendix B, incorporated by reference to Amendment No. 27, filed January 31, 2006.


                          (x)     -   Not applicable.


                         (xi)     -   Investment Sub-Advisory Contract with Cooke & Bieler, L.P., incorporated by reference to Amendment No. 17, filed December 6, 2004; Appendix A and Appendix B, incorporated by reference to Amendment No. 27, filed January 31,2006.


                        (xii)     -   Investment Sub-Advisory Contract with LSV Asset Management, incorporated by reference to Amendment No. 19, filed April 11, 2005; Appendix A and Appendix B, incorporated by reference to Amendment No. 27, filed January 31, 2006.



                       (xiii)     -   Amended and Restated Investment Sub-Advisory Contract with SSgA Funds
                                      Management, Inc. incorporated by reference to Amendment No. 33, filed June 26, 2006.


 (e)                              -   Not applicable pursuant to General Instruction (B)(2)(b).


 (f)                              -   Not Applicable.


 (g)       (1)                    -   Amended and Restated Custody Agreement with Wells Fargo Bank N.A., incorporated by reference to Amendment No. 19, filed April 11, 2005; Appendix A, incorporated by reference to Amendment No. 37, filed January 31, 2007.


                          (i)     -   Delegation Agreement (17f-5) with Wells Fargo Bank, N.A., incorporated by reference to
                                      Amendment No. 19, filed April 11, 2005; Exhibit A, incorporated by reference to
                                      Amendment No. 37, filed January 31, 2007, and Exhibit B, incorporated by reference to
                                      Amendment No. 33, filed June 26, 2006.


           (2)                    -   Amended and Restated Securities Lending Agreement by and among Wells Fargo Master
                                      Trust, Wells Fargo Funds Management, LLC and Wells Fargo Bank, N.A., incorporated by reference to Amendment No. 36, filed October 1, 2006; Schedule 1, incorporated by reference to Amendment No. 37, filed January 31, 2007.


 (h)       (1)                    -   Administration Agreement with Wells Fargo Funds Management, LLC, incorporated by reference to Amendment No. 4, filed August 31, 2001; Appendix A, incorporated by reference to Amendment No. 37, filed January 31, 2007.


           (2)                    -   Placement Agency Agreement with Wells Fargo Funds Distributor, LLC, incorporated by reference to Amendment No. 19, filed April 11, 2005; Schedule I, incorporated by reference to Amendment No. 37, filed January 31, 2007.


           (3)                    -   Amended and Restated Accounting Services Agreement with PFPC Inc., along with
                                      Amended and Restated Letter Agreement, incorporated by reference to Amendment No.
                                      19, filed April 11, 2005; Amendment and Exhibit A, incorporated by reference to
                                      Amendment No. 27, filed January 31, 2006.


                          (i)     -   Not applicable, pursuant to General Instruction (B)(2)(b).


                          (j)     -   Not applicable, pursuant to General Instruction (B)(2)(b).


                          (k)     -   Not applicable, pursuant to General Instruction (B)(2)(b).


                          (l)     -   Not applicable.


                          (m)     -   Not applicable.


                          (n)     -   Not applicable.


(p)     (1)              -   Joint Code of Ethics for Funds Trust, Master Trust and Variable Trust, incorporated by reference to Amendment No. 33, filed June 26, 2006.


        (2)              -   Joint Code of Ethics for Wells Fargo Funds Management, LLC and Wells Fargo Funds
                             Distributor, LLC, incorporated by reference to Amendment No. 33, filed June 26, 2006.


        (3)              -   Galliard Capital Management, Inc. Code of Ethics, incorporated by reference to
                             Amendment No. 27, filed January 31, 2006.


        (4)              -   Peregrine Capital Management, Inc. Code of Ethics, incorporated by reference to
                             Amendment No. 33, filed June 26, 2006.


        (5)              -   Not applicable.


        (6)              -   Smith Asset Management Group, L.P. Code of Ethics, incorportaed by reference to
                             Amendment No. 27, filed January 31, 2006.


        (7)              -   Wells Capital Management Incorporated Code of Ethics, incorporated by reference to
                             Amendment No. 33, filed June 26, 2006.


        (8)              -   Cadence Capital Management Code of Ethics, incorporated by reference to Amendment
                             No. 33, filed June 26, 2006.



             Systematic Financial Management, L.P., Code of Ethics, incorporated by refernce to
(9)      -   Amendment No. 27, filed January 31, 2006.


(10)     -   LSV Asset Management Code of Ethics and Personal Trading Policy, incorporated by reference to amendment No. 33, filed June 26, 2006.


(11)     -   New Star Institutional Managers Limited Code of Ethics, incorporated by reference to
             Amendment No. 33, filed June 26, 2006.


(12)     -   Artisan Partners Limited Partnership Code of Ethics, incorporated by reference to
             Amendment No. 33, filed June 26, 2006.


(13)     -   Not applicable.


(14)     -   Cooke & Bieler L.P. Code of Ethics, incorporated by reference to amendment No. 27, filed Janaury 31, 2006.


(15)     -   SSgA Funds Management Code of Ethics, incorporated by reference to Amendment No.
             33, filed June 26, 2006.



Item 24. Persons Controlled by or Under Common Control with the Fund.
         -----------------------------------------------------------


     Registrant believes that no person is controlled by or under common control with Registrant.


Item 25. Indemnification.
         ---------------


     Article V of the Registrant's Declaration of Trust limits the liability and, in certain instances, provides for mandatory indemnification of the Registrant's trustees, officers, employees, agents and holders of beneficial interests in the Trust. In addition, the Trustees are empowered under Section
3.9 of the Registrant's Declaration of Trust to obtain such insurance policies as they deem necessary.


Item 26. Business and Other Connections of Investment Adviser.
         ----------------------------------------------------


     (a) Effective March 1, 2001, Wells Fargo Funds Management, LLC ("Funds Management") assumed investment advisory responsibilities for all of the Registrant's investment portfolios, and for certain other registered open-end management investment companies. For providing those services, Funds Management is entitled to receive fees at the same annual rates as were applicable under the advisory contract with Wells Fargo Bank, N.A. ("Wells Fargo Bank"). Funds Management, an indirect wholly-owned subsidiary of Wells Fargo & Company and affiliate of Wells Fargo Bank, was created to succeed to the mutual fund advisory responsibilities of Wells Fargo Bank in early 2001.


     To the knowledge of Registrant, none of the directors or officers of Funds Management is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature, except that they also hold various positions with and engage in business for Wells Fargo Bank.


     (b) Wells Capital Management Incorporated ("Wells Capital Management"), an affiliate of Funds Management, serves as sub-adviser to various Portfolios of the Trust. The descriptions of Wells Capital Management in Parts A and B of this Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors or officers of Wells Capital Management is or has been at any time during the last two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.


     (c) Peregrine Capital Management, Inc. ("Peregrine"), an indirect wholly-owned subsidiary of Wells Fargo & Company, serves as sub-adviser to various Portfolios of the Trust. The descriptions of Peregrine in Parts A and B of the Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors or officers of Peregrine is or has been at any time during the last two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.


     (d) Galliard Capital Management, Inc. ("Galliard"), an indirect, wholly-owned subsidiary of Wells Fargo & Company serves as sub-adviser to various Portfolios of the Trust. The descriptions of Galliard in Parts A and B of the Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors or officers of Galliard is or has been at any time during the last two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.


     (e) Smith Asset Management, L.P. ("Smith"), an indirect, partially-owned subsidiary of Wells Fargo & Company serves as sub-adviser to the Disciplined Growth Portfolio of the Trust. The descriptions of Smith in Parts A and B of the Registration

Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors or officers of Smith is or has been at any time during the last two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.


     (f) Cadence Capital Management ("Cadence"), a wholly-owned subsidiary of Allianz A.G., serves as sub-adviser to the Large Cap Appreciation Portfolio. The descriptions of Cadence in Parts A and B of this Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors or officers of Cadence is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.


     (g) Systematic Financial Management, L.P. ("Systematic") serves as sub-adviser to the Large Cap Value Portfolio. The descriptions of Systematic in Parts A and B of the registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors or officers of Systematic is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation, or employment of a substantial nature.


     (h) LSV Asset Management ("LSV") serves as the sub-adviser to the International Value Portfolio. The descriptions of LSV in Parts A and B of the Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors of officers of LSV is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation, or employment of a substantial nature.


     (i) New Star Institutional Managers Limited ("New Star") serves as the sub-adviser to the International Equity Portfolio. The descriptions of New Star in Parts A and B of the Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors of officers of New Star is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation, or employment of a substantial nature.


     (j) Artisan Partners Limited Partnership ("Artisan") serves as the sub-adviser to the International Growth Portfolio. The descriptions of Artisan in Parts A and B of the Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors of officers of Artisan is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation, or employment of a substantial nature.


     (k) SSgA Funds Management, Inc. (SSgA) serves as the sub-adviser to the Diversified Fixed Income Portfolio, Diversified Stock Portfolio and International Index Portfolio. The descriptions of SSgA in Parts A and B of the Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors of officers of SSgA is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation, or employment of a substantial nature.


     (l) Cooke & Bieler, L.P. ("C&B") serves as the sub-adviser to the C&B Large Cap Value Portfolio. The descriptions of C&B in Parts A and B of the Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors of officers of C&B is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation, or employment of a substantial nature.


Item 27. Principal Underwriters.
         ----------------------


     (a) Wells Fargo Funds Distributor, LLC, placement agent for the Registrant, also acts as principal underwriter for Wells Fargo Variable Trust and Wells Fargo Funds Trust, and is the exclusive placement agent for Wells Fargo Master Trust, all of which are registered open-end management investment companies.


     (b) The following table provides information for each director and officer of Wells Fargo Funds Distributor, LLC.

(1)                                                    (2)                              (3)
NAME AND PRINCIPAL BUSINESS                POSITIONS AND OFFICES WITH        POSITIONS AND OFFICES WITH
ADDRESS                                            UNDERWRITER                          FUND
------------------------------------ -------------------------------------- ---------------------------
Karla M. Rabusch                     Chairman of the Board                  President
Wells Fargo Funds Management
525 Market Street, 12th Floor
San Francisco, CA 94105
Cara Peck                            Director, President and Secretary      None
Wells Fargo Funds Distributor, LLC
525 Market Street, 12th Floor
San Francisco, CA 94105


A. Erdem Cimen                       Director                               Treasurer
Wells Fargo Funds Management, LLC
525 Market Street, 12th Floor
San Francisco, CA 94105
Kevin J. Scott                       Financial Operations Officer (FINOP)   None
Wells Fargo Funds Management, LLC
100 Heritage Reserve
Menomonee Falls, WI 53051


Dorothy A. Peters                    Chief Compliance Officer               Chief Compliance Officer
Wells Fargo Funds Management, LLC
525 Market Street, 12th Floor
San Francisco, CA 94105


Steven R. Schneider                  Compliance Officer and Anti-Money      None
Wells Fargo Funds Distributor, LLC   Laundering Officer
100 Heritage Reserve
Menomonee Falls, WI 53051


Randy Henze                          Director                               None
Wells Fargo Funds Management, LLC
100 Heritage Reserve
Menomonee Falls, WI 53051


Lincoln Yersin                       Director                               None


Wells Fargo Funds Distributor, LLC
100 Heritage Reserve
Menomonee Falls, WI 53051

     (c) Not Applicable.


Item 28. Location of Accounts and Records.
         --------------------------------


     (a) The Registrant maintains accounts, books and other documents required by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder (collectively, "Records") at the offices of Wells Fargo Funds Management, LLC, 525 Market Street, 12th Floor, San Francisco, CA 94105.


     (b) Wells Fargo Funds Management, LLC maintains all Records relating to its services as investment adviser and administrator at 525 Market Street, 12th Floor, San Francisco, CA 94105 .


     (c) Wells Fargo Funds Distributor, LLC maintains all Records relating to its services as placement agent at 525 Market Street, 12th Floor, San Francisco, CA 94105.


     (d) Wells Fargo Bank, N.A. maintains all Records relating to its services as custodian at 6th & Marquette, Minneapolis, MN 55479-0040.


     (e) Wells Capital Management Incorporated maintains all Records relating to its services as investment sub-adviser at 525 Market Street, 10th Floor, San Francisco, CA 94105.

     (f) Peregrine Capital Management, Inc. maintains all Records relating to its services as investment sub-adviser at 800 LaSalle Avenue, Suite 1850, Minneapolis, MN 55402.


     (g) Galliard Capital Management, Inc. maintains all Records relating to its services as investment sub-adviser at 800 LaSalle Avenue, Suite 2060, Minneapolis, MN 55479.


     (h) Smith Asset Management Group, LP maintains all Records relating to its services as investment sub-adviser at 100 Crescent Court, Suite 1150, Dallas, TX 75201.


     (i) Cadence Capital Management maintains all Records relating to its services as investment sub-adviser at 265 Franklin Street, Boston, MA 02110.


     (j) Schroder Investment Management North America Inc. maintains all Records relating to its prior service as investment sub-adviser for the International Portfolio (through July 19, 2002) at 875 Third Avenue, 22nd Floor, New York, New York 10022.


     (k) Systematic Financial Management, L.P. maintains all Records relating to its services as investment sub-adviser at 300 Frank W. Burr Boulevard, Glenpointe East, Teaneck, NJ 07666.


     (l) LSV Asset Management maintains all Records relating to its services as investment sub-adviser at One North Wacker Drive, Suite 4000, Chicago, Illinois 60606.


     (m) New Star Institutional Managers Limited maintains all Records relating to its services as investment sub-adviser at 1 Knightsbridge Green, London, SW1X 7NE, England.


     (n) Artisan Partners Limited Partnership maintains all Records relating to its services as investment sub-adviser at 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202.


     (o) SSgA Funds Management maintains all Records relating to its services as investment sub-adviser at. One Lincoln Street, Boston, MA 02111.


     (p) Cooke & Bieler, L.P. maintains all Records relating to its services relating to its services as investment sub-adviser at 1700 Market Street, Philadelphia, PA 19103.


Item 29. Management Services.
         -------------------


     Other than as set forth under the captions "Management, Organization and Capital Structure" in Part A of this Registration Statement and "Management of the Trust" in Part B of this Registration Statement, the Registrant is not a party to any management-related service contract.


Item 30. Undertakings. Not Applicable.
         ------------

                                  SIGNATURES
                                   ---------
     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of San Francisco, State of California on the 15th day of February, 2007.



                                WELLS FARGO MASTER TRUST


                                By:   /s/ Carol J. Lorts
                                      --------------------
                                      Carol J. Lorts
                                      Assistant Secretary

                           WELLS FARGO MASTER TRUST
                               FILE NOS. 811-9689


                                 EXHIBIT INDEX



EXHIBIT
NUMBER   DESCRIPTION
-------- ------------
None.